UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

CHIQUITA BRANDS INTERNATIONAL

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHIQUITA BRANDS INTERNATIONAL, INC.

Chiquita Center

250 East Fifth Street

Cincinnati, Ohio 45202

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 27, 2010

Dear Shareholder:

It is my pleasure to invite you to attend the 2010 Annual Meeting of Shareholders of Chiquita Brands International, Inc. The meeting will be held at the Chiquita Center, 250 East Fifth Street, 28th Floor, Cincinnati, Ohio at 10:00 a.m. on May 27, 2010. At the meeting you will be asked to:

(1)	Elect the nine director nominees named in the proxy statement;

(2)	Approve the Chiquita Stock and Incentive Plan, as amended, to increase by 1,100,000 the number of shares authorized for issuance under the plan and expand the performance measures available for use under the plan;

(3)	Ratify the appointment of our independent registered public accounting firm; and

(4)	Consider any other matters that may properly be brought before the meeting.

Only shareholders of record at the close of business on the record date, April 1, 2010, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

The proxy statement following this letter tells you more about the agenda for the meeting and procedures for voting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are sending our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of this proxy statement and our 2009 Annual Report. The Notice contains instructions on how to access and review those documents over the Internet. The Notice also instructs you on how to submit your proxy over the Internet or by phone. We believe that this process allows us to provide you with the information you need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting them included in the Notice.

Your vote is important. We want your shares to be represented at the meeting and we urge you to vote as soon as possible. Thank you for participating in this important process and voting your proxy promptly.

Sincerely,

/s/ Fernando Aguirre

Fernando Aguirre
Chairman, President and
Chief Executive Officer

Cincinnati, Ohio

April 13, 2010

PROXY STATEMENT

CHIQUITA BRANDS INTERNATIONAL, INC.

Annual Meeting of Shareholders

May 27, 2010

INFORMATION ABOUT THE MEETING, VOTING AND ATTENDANCE

We are providing you with this proxy statement and the related form of proxy because our Board of Directors is soliciting your proxy to vote your shares at the 2010 Annual Meeting. At the meeting, shareholders will be asked to elect the nine nominees for director named in this proxy statement, approve the amended Chiquita Stock and Incentive Plan (the Stock Plan), ratify the appointment of our independent registered public accounting firm, and consider any other matters that may properly be brought before the meeting. You are invited to attend the meeting where you may vote your shares directly. However, whether or not you attend the meeting, you may vote by proxy as described on the next page.

We expect to begin mailing the Notice of Annual Meeting of Shareholders and to make these proxy materials available on or about April 16, 2010 to shareholders of record at the close of business on April 1, 2010 (the Record Date).

Who Can Vote

Only holders of record of common stock at the close of business on the Record Date may vote at the meeting. On the Record Date, there were 44,863,960 shares of common stock outstanding and entitled to vote. Each share of common stock that you owned as of the Record Date entitles you to one vote on each matter to be voted on at the meeting.

How to Vote Your Shares Held of Record or By Nominee

Most Chiquita shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the shareholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

In accordance with the rules of the Securities and Exchange Commission (SEC), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish our proxy materials, including this Proxy Statement and our Annual Report to Shareholders, by providing access to these documents on the Internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them.

We have mailed a Notice of Annual Meeting of Shareholders and Internet Availability of Proxy Materials (Notice) to registered shareholders. The Notice provides instructions to registered shareholders for accessing our proxy materials, and for voting their common shares, on the Internet. If you are a registered shareholder and prefer to receive a paper or email copy of our proxy materials, you should follow the instructions provided in the Notice for requesting such materials.

Shareholders of record can vote before or at the Annual Meeting in any one of the four ways described below. When you vote on the Internet or by telephone or proxy card, you are authorizing the persons named on the proxy form (the management proxies) to vote your shares in the manner you direct.

•	By Internet – You may vote on the Internet at www.proxyvote.com. The Notice or voting card sent to you describes how to do this.

•

By Telephone – You can only vote by telephone if you request and receive a paper copy of the proxy materials and proxy card. The Notice describes how to do this; you must make your request for materials by May 13, 2010.

•

By Mail – You can only vote by mail if you request and receive a paper copy of the proxy materials and proxy card. The Notice provides instructions on how to do this; you must make your request for materials by May 13, 2010. You then vote by completing, signing, dating, and returning a proxy card.

•	In Person – You may come to the Annual Meeting and cast your vote there.

For beneficial shareholders (with shares held in street name) the Notice, which has been forwarded to you by your broker, bank or other holder of record (nominee), directs you to the Internet site where you will find our proxy materials. Your nominee has also provided instructions on how you may request a paper or email copy of our proxy materials and how to provide voting instructions to your nominee.

Effect of Not Casting Your Vote

If you hold shares in street name, you must give instructions to your nominee on how you would like your shares to be voted. If you do not provide any instructions, your nominee can vote your shares only on “routine” items, such as the ratification of the appointment of our independent registered public accounting firm. Based on recent regulatory changes, the election of directors is no longer considered a “routine” item. Thus, if a nominee holds your shares and you do not instruct the nominee how to vote in the election of directors, no votes will be cast on your behalf. Your nominee also has no discretion to vote uninstructed shares on the proposal to amend the Chiquita Stock and Incentive Plan. As in the past, if you are a shareholder of record no votes will be cast on your behalf on any of the items of business at the Annual Meeting unless you submit a proxy or vote at the meeting.

YOUR PERSONAL VOTE IS VERY IMPORTANT. WE URGE YOU TO VOTE AND/OR PROVIDE YOUR NOMINEE WITH VOTING INSTRUCTIONS PROMPTLY.

Registered and beneficial shareholders can enroll in the electronic delivery service for future shareholder meetings by using your Notice to register online at www.proxyvote.com by indicating that you agree to receive or access shareholder communications electronically in future years.

Quorum Requirement

A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if holders of a majority of the shares entitled to vote at the meeting (22,431,981 shares) are present in person or by proxy. Abstentions, broker non-votes (when the shareholder provides no instructions and the item is non-routine) and votes withheld from director nominees count as shares present at the meeting for purposes of establishing a quorum.

Voting Authority of Management Proxies

Your proxy vote authorizes the management proxies to vote as directed by you. If you are a shareholder of record and you sign, date and return your proxy without specifying voting instructions, your shares represented by the proxy will be voted as recommended by the Board of Directors, namely:

•	FOR the election of all nine nominees for director;

•	FOR the amended Chiquita Stock and Incentive Plan; and

•	FOR the ratification of our independent registered public accounting firm.

Other Business – We are not aware of any other matter to be acted upon at the meeting, but if any other matter is properly brought before the Annual Meeting, it is intended that discretionary authority to vote proxies will be exercised in accordance with the best judgment of the management proxies.

How to Change or Revoke Your Proxy Vote

If you are a shareholder of record and you give Internet or telephone voting instructions or send in a proxy card and later want to change or revoke your vote, you may do so at any time, provided that your instructions are received before voting closes for the method you select. You may change or revoke your vote by:

•	giving new voting instructions on the Internet or by telephone or by mailing a proxy card with a later date;

•	notifying our Corporate Secretary in writing at the address listed at the end of this proxy statement that you have revoked your proxy; or

•	voting in person at the Annual Meeting.

You may use any method to change your vote, regardless of the method first used to submit it. The proxy tabulator will count only the most recent vote received.

If you are a beneficial shareholder, follow the instructions provided by your nominee on how to change or revoke your proxy.

How to Vote Shares Held in Our Employee Benefit Plans

If you hold our common stock in one of our employee benefit plans, you cannot vote your shares directly. The Trustee for each plan must vote the shares held in the plan.

In the case of the Chiquita 401(k) Savings and Investment Plan (401(k) Plan) and the Chiquita Employee Stock Purchase Plan (ESPP), you will receive a voting instruction card, which will provide instructions to vote online, by telephone or by mail. If you provide voting instructions, the Trustee will vote the shares as you direct. If you do not provide voting instructions by any of these methods, the terms of the plans require the Trustees to vote as described below:

•	Shares in the 401(k) Plan for which no instructions are received will be voted in the same proportion as the shares in the 401(k) Plan for which voting instructions are received; and

•	Shares in the ESPP for which no instructions are received will not be voted.

In accordance with the terms of the Chiquita Tropical Retirement Savings Plan, the Trustee will vote all shares held in that plan without instructions from participants.

Holders of stock options or restricted stock units (RSUs) issued under the Stock Plan cannot vote the shares issuable upon exercise or vesting until those shares are issued.

Method and Cost of Soliciting Proxies

We have asked banks, brokers, and other institutions, nominees, and fiduciaries to forward the Notice and/or proxy materials to beneficial owners and obtain authority to execute proxies on their behalf, and we will reimburse them for their expenses in doing so. We have also retained The Altman Group, Inc., a proxy solicitation firm, to assist us in the distribution of proxy material and solicitation of proxies. We have agreed to pay them a fee of $6,500 plus out-of-pocket expenses. Proxies may be solicited by our management, without additional compensation, through the mail, in person, or by telephone or electronic means.

Admission to the Meeting

Admission to the meeting will be limited to our shareholders of record, persons holding proxies from our shareholders, and beneficial owners of our common stock. If your shares are registered in your name, we will verify your ownership at the meeting in our list of shareholders as of the Record Date. If your shares are held through a broker, bank or other nominee, you must bring proof of your ownership of the shares. This could consist of, for example, a bank or brokerage firm account statement or a letter from your bank or broker confirming your ownership as of the Record Date. You also may send proof of ownership to our Corporate Secretary, Chiquita Center, 250 East Fifth Street, Cincinnati, Ohio 45202 before the meeting and we will send you an admission card.

Business to be Brought Before the Meeting

Under our Certificate of Incorporation, a shareholder may propose a matter for consideration at the Annual Meeting only if the shareholder properly notified us of the matter by March 21, 2010. Because we did not receive any such notices by that date, no matters proposed by shareholders may be considered at the meeting.

SECURITY OWNERSHIP OF OUR PRINCIPAL SHAREHOLDERS

The following table lists all the persons who on the Record Date were known to be beneficial owners of five percent or more of our common stock, our only voting security, based upon 44,863,960 shares outstanding on that date. This information is based generally on reports filed with the SEC of shares held as of December 31, 2009.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership
	Common Stock
	Shares(1)	Percent of Class
FMR LLC 82 Devonshire Street Boston, MA 02109	3,943,678(2)	8.8%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	3,259,307(3)	7.3%
BlackRock Inc. 40 East 52nd Street New York, NY 10022	3,023,744(4)	6.7%
S.A.C. Capital Advisors, L.P. S.A.C. Capital Advisors, Inc. Steven A. Cohen 72 Cummings Point Road Stamford, CT 06902 S.A.C. Capital Associates, LLC Victoria House P.O. Box 58 The Valley Anguilla, British West Indies	2,505,591(5)	5.6%

(1)

Under SEC rules, for purposes of preparing this table, shares are beneficially owned if a person has or shares the power (i) to vote them or direct their vote (voting power) or (ii) to sell them or direct their sale (dispositive power), even if the person has no financial interest in the shares. In addition, shares that a person has the right to acquire within 60 days are considered to be beneficially owned.

(2)

This information is based on a Schedule 13G amendment on behalf of FMR LLC (FMR) and its named subsidiaries and affiliates filed with the SEC on February 16, 2010 that reported sole voting power over 412,390 shares and sole dispositive power over 3,943,678 shares. According to the filing, FMR and Edward C. Johnson 3d, Chairman of FMR, through their control of Fidelity Management & Research Company

(Fidelity), an investment advisor, and other related funds, each has sole dispositive power over 3,514,008 shares owned by the funds and specifically (i) Fidelity, which acts as investment adviser to various investment companies, beneficially owns 3,514,008 shares of the funds, (ii) Fidelity Small Cap Stock Fund, an investment company, beneficially owns 2,880,070 shares, (iii) Pyramis Global Advisors Trust Company (Pyramis), an indirect bank subsidiary of FMR, which serves as investment manager of various institutions accounts, beneficially owns 423,360 shares and (iv) FIL Limited, a foreign investment advisory and management firm, beneficially owns 6,310 shares. Mr. Johnson and FMR, through their control of Pyramis, each has sole dispositive power over 423,360 shares and sole voting power over 406,080 shares. Mr. Johnson and FMR, through their control of Fidelity, each has sole dispositive power over 3,514,008 shares, but the sole voting power over shares owned directly by the funds resides with the funds’ boards of trustees.

(3)

This information is based on a Schedule 13G amendment filed with the SEC on February 8, 2010 in which Dimensional Fund Advisors LP, an investment adviser to four registered investment companies and investment manager to certain other commingled group trusts and separate accounts, reported that it has sole voting power over 3,198,834 shares and sole dispositive power over 3,259,307 shares, and that it disclaims beneficial ownership of such shares, all of which were reported as owned by the foregoing investment companies, group trusts and separate accounts.

(4)

This information is based on a Schedule 13G amendment filed with the SEC on January 29, 2010 in which BlackRock Inc. reported that it beneficially owns and has sole voting and dispositive power over 3,023,744 shares through certain subsidiaries.

(5)

This information is based on a Schedule 13G amendment filed with the SEC on February 16, 2010 in which S.A.C. Capital Advisors, L.P., S.A.C. Capital Advisors, Inc. and Steven A. Cohen reported they have shared voting and dispositive power over 2,505,591 shares, and S.A.C. Capital Associates, LLC reported that it has shared voting and dispositive power over 2,500,000 shares. Each of S.A.C. Capital Advisors L.P., S.A.C. Capital Advisors, Inc. and Mr. Cohen disclaims beneficial ownership of the shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the number of shares of common stock beneficially owned as of the Record Date by each nominee for director, each current executive officer named in the Summary Compensation Table and all current directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
	Common Stock
Name of Beneficial Owner	Shares(1)		Percent of Class
Fernando Aguirre	806,326	(2)(3)(4)	1.8%
Kerrii B. Anderson	19,140		*
Howard W. Barker, Jr.	41,936	(5)	*
William H. Camp	31,056	(4) (5)	*
Robert W. Fisher	93,669	(2)(4)(5)	*
Clare M. Hasler	33,026	(5)	*
Kevin R. Holland	31,175	(3)(6)	*
Durk I. Jager	167,003	(2)(5)	*
Michel Loeb	41,675	(3)	*
Jaime Serra	90,302	(2)(5)	*
Michael B. Sims	39,579	(2) (3) (6)	*
Steven P. Stanbrook	123,058	(2) (5)	*
Tanios Viviani	64,775	(3) (4)	*
All current directors and executive officers as a group (18 persons)	1,752,738	(2)(3) (4) (5) (6)	3.9%

*Less than 1% of outstanding shares.

(1)

Unless otherwise noted, each person has full voting and dispositive power over the shares listed except for shares issuable upon the exercise of stock options or upon the vesting of restricted stock units (RSUs) as described in footnote 2.

(2)

Includes shares that may be acquired through the exercise of stock options within 60 days of the Record Date in the following amounts: Mr. Aguirre, 325,000 shares; Mr. Fisher, 50,000 shares; Mr. Jager, 50,000 shares; Mr. Serra, 50,000 shares; Mr. Sims, 17,500 shares; Mr. Stanbrook, 50,000 shares; and all current directors and executive officers as a group, 615,000 shares. For Mr. Aguirre, also includes 28,470 shares issuable upon the vesting of RSUs that vest within 60 days of the Record Date. Since none of these shares were issued and outstanding on the Record Date, they cannot be voted at the Annual Meeting.

(3)

Does not include shares issuable upon the vesting of RSUs that will vest more than 60 days after the Record Date in the following amounts: Mr. Aguirre, 197,777 shares; Mr. Holland, 46,166 shares; Mr. Loeb, 32,905 shares; Mr. Sims, 36,114 shares; Mr. Viviani, 53,229 shares; and all current directors and executive officers as a group, 528,188 shares.

(4)

Includes shares beneficially owned in the following amounts: Mr. Aguirre, 451,856 shares held in various family trusts of which Mr. Aguirre or his spouse is trustee and in custodial accounts for his children; Mr. Camp and Mr. Fisher, 7,000 shares and 25,674 shares, respectively, held in family trusts; and Mr. Viviani, 22,619 shares held by his spouse.

(5)

Includes RSUs for the following numbers of shares that are deliverable when the recipient ceases to be a non-employee director: Mr. Fisher, 12,500 shares; Mr. Barker, 10,051 shares; Messrs. Jager, Serra and Stanbrook, 10,000 shares each; Mr. Camp, 7,185 shares; and Dr. Hasler, 2,500 shares. Also includes, for the following directors, the following numbers of whole shares held as of the Record Date under the Directors Deferred Compensation Program (DDCP); these shares will be issued when the recipient ceases to be a non-employee director: Mr. Jager, 54,723 shares; Dr. Hasler, 24,930 shares; Mr. Barker, 21,885 shares; and Mr. Camp, 16,871 shares. Since none of these shares were issued and outstanding on the Record Date, they cannot be voted at the Annual Meeting.

(6)

Includes the following share equivalents as of December 31, 2009 held in the Common Stock Fund of the 401(k) Plan, which are expressed as units and represent a participant’s proportionate interest in the Common Stock Fund: Mr. Holland, 1,184 share equivalents; Mr. Sims, 1 share equivalent; and all current directors and executive officers as a group, 1,442 share equivalents.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and certain persons who own more than 10% of our equity securities to file forms with the SEC and the New York Stock Exchange to report their ownership and any changes in their ownership of our equity securities. These persons must also provide us with copies of these reports when filed. Based on a review of copies of those forms, our records and written representations from our directors and executive officers that no other reports were required, we believe that all Section 16(a) filing requirements were complied with during and for 2009.

DISCUSSION OF PROPOSALS TO BE VOTED ON

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors currently is comprised of nine members. In selecting director nominees we seek highly qualified individuals having backgrounds and expertise that are relevant to our international business. Upon recommendation of the Nominating & Governance Committee, the Board approved the nomination of the nine existing directors for another term due, in part, to each nominee’s business experience, qualifications, skills and attributes described below.

Each of the nominees listed below has consented to being named in this proxy statement and has agreed to serve if elected. All of our directors serve for one-year terms. If you elect them, they will hold office until the next annual meeting or until their successors have been elected and have qualified. No shareholder may vote for more than nine nominees. We are not aware of any reason why any nominee would be unable to serve as a director if elected. However, if any nominee should become unable to serve as a director, the management proxies may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected.

Under our Certificate of Incorporation, a shareholder may nominate a director at the Annual Meeting only if the shareholder properly notified us of the proposed nomination by March 21, 2010. Because we did not receive notice of any nominations by that date, no nominations by shareholders may be considered at the Annual Meeting.

Information About Nominees For Director

The nine nominees for election as directors are as follows:

Name, Age, and Tenure As Director	Current Committee Memberships	Current Occupation and Employment Background; Qualifications and Skills
Fernando Aguirre Age 52 Director since January 2004

Mr. Aguirre has been our President and Chief Executive Officer since January 2004 and our Chairman since May 2004. Prior to joining us, Mr. Aguirre served The Procter & Gamble Company (P&G), a manufacturer and distributor of consumer products, in various capacities for more than 20 years including in an executive capacity with P&G’s Global Snacks and U.S. Food Products business units. Mr. Aguirre is currently a director of Coca-Cola Enterprises Inc.

Under Mr. Aguirre’s leadership, we have executed a disciplined strategy to diversify the business, strengthen profitability, develop innovative products, pay down debt and reduce costs. His value as our Chairman and CEO is enhanced by his extensive consumer products and global business experience, as well has his service on another public company board.

Name, Age, and Tenure As Director	Current Committee Memberships	Current Occupation and Employment Background; Qualifications and Skills
Kerrii B. Anderson Age 52 Director since April 2009	Audit; Compensation & Organization Development

Ms. Anderson has been a private investor since September 2008. She was employed as Chief Executive Officer and President of Wendy’s International, Inc. (Wendy’s), a restaurant operating and franchising company, from November 2006 to September 2008, when it merged with Triarc Companies, Inc. to form Wendy’s/Arby’s Group Inc. From April to November 2006 she served as Wendy’s interim Chief Executive Officer and President, and from 2000 to April 2006 she served as its Executive Vice President and Chief Financial Officer. Prior to that, she had more than 20 years of experience in accounting and as controller and chief financial officer of other companies. She is a Certified Public Accountant. Ms. Anderson is currently a director of Laboratory Corporation of America Holdings and P.F. Chang China Bistro Inc.

Ms. Anderson provides to the Board her broad understanding of executive and financial considerations in a food-related business. Her extensive accounting and financial reporting and analysis expertise and prior experience as a chief executive officer and chief financial officer of a public company, in addition to other public company board service, make Ms. Anderson particularly well-suited to be both one of our directors and a member of the Audit Committee.

Howard W. Barker, Jr. Age 63 Director since September 2007	Audit (Chair)

Mr. Barker was employed by KPMG LLP, a global accounting firm, from July 1972 and served as a partner of KPMG LLP from July 1982 until he retired in September 2002. He is a member of the American Institute of Certified Public Accountants, the Connecticut Society of Certified Public Accountants and the Florida Institute of Public Accountants. Mr. Barker is currently a director of priceline.com Incorporated and Medco Health Solutions, Inc.

Mr. Barker has an extensive financial background, and financial reporting expertise, including his service as an audit partner at a multinational professional service and accounting firm. His continuing membership in the American Institute of Certified Public Accountants, as well as his financial leadership roles on other public company boards on which he serves, enable him to maintain expertise in current accounting, financial reporting and related issues.

Name, Age, and Tenure As Director	Current Committee Memberships	Current Occupation and Employment Background; Qualifications and Skills
William H. Camp Age 61 Director since April 2008	Compensation & Organization Development (Chair); Audit

Mr. Camp was employed as Executive Vice President, and Vice President Asia Strategy of Archer Daniels Midland Company (ADM), an agricultural processing company and manufacturer of value-added food and feed ingredients, from August 2007 until he retired in December 2007. Mr. Camp served ADM as Executive Vice President, Processing from 2004 to August 2007. Mr. Camp spent more than 20 years at ADM in a variety of management positions with significant experience in logistics and supply chain management. He has experience with foreign public companies, including as a director of Wilmar International, Ltd. from 2005 to 2007, and, starting in May 2010, as a director of Tate & Lyle PLC.

With his years of experience at a global agricultural processing company and broad international experience in senior operational management, Mr. Camp brings to the Board insights into the issues facing an international food company. His broad experience with an international corporation, including past service as a director, enhances his understanding and oversight of agricultural and food safety issues, operations and financial management.

Robert W. Fisher Age 72 Director since March 2002	Audit; Food Innovation, Safety & Technology

Mr. Fisher has been a private investor since 1998. From 1991 to 1993 and from 1996 to 1998, Mr. Fisher served as Chief Operating Officer of The Noboa Group’s banana operations. He was President and a director of Geest Banana Company from 1993 to 1995. Before joining The Noboa Group, Mr. Fisher spent 25 years at Dole Food Company, including the last four years as its President.

Mr. Fisher has been involved in the international banana and produce industry for most of the last 40 years. His extensive executive-level experience with strategic, political and operational issues in this industry give him a deep understanding of a key portion of our business, with application as well to other aspects of our business.

Name, Age, and Tenure As Director	Current Committee Memberships	Current Occupation and Employment Background; Qualifications and Skills
Clare M. Hasler Age 52 Director since October 2005	Food Innovation, Safety & Technology (Chair) Nominating & Governance

Dr. Hasler has been Executive Director of the Robert Mondavi Institute for Wine and Food Science at the University of California, Davis since February 2004. From 1997 to January 2004 she was assistant professor in the Department of Food Science and Human Nutrition at the University of Illinois at Urbana-Champaign. Dr. Hasler holds a dual doctoral degree in environmental toxicology and human nutrition.

Dr. Hasler’s education and expertise in nutrition and environmental toxicology, combined with business management training, provide important insight in achieving our objectives in food safety and environmental responsibility. In addition, her extensive experience in food regulation and consumer health trends offers valuable knowledge to the Board.

Durk I. Jager Age 66 Director since December 2002	Nominating & Governance (Chair); Food Innovation, Safety & Technology

Mr. Jager has been a private investor and consultant since July 2000. He was Chairman of the Board of P&G from September 1999 to July 2000 and was P&G’s Chief Executive Officer from January 1999 until July 2000. Mr. Jager served P&G in various capacities for 30 years. Mr. Jager served as a director of Polycom, Inc. from 2002 to 2008; and as a member of the Supervisory Board of Royal KPN, a foreign public company, from 2002 to 2010; he currently is Chairman of the Supervisory Board of Royal Wessanen NV, a foreign public company.

Mr. Jager brings to the Board extensive knowledge of branded consumer products business, from operations to marketing to senior executive leadership, both domestically and internationally, which provides a strong background for his role on our board. His experience on boards of both domestic and international companies, including the related governance approaches, informs his role as chair of the Nominating & Governance Committee.

Name, Age, and Tenure As Director	Current Committee Memberships	Current Occupation and Employment Background; Qualifications and Skills
Jaime Serra Age 59 Director since January 2003	Compensation & Organization Development; Nominating & Governance

Mr. Serra has been senior partner of Serra Associates International, a consulting firm in law and economics based in Mexico City, since 1996. Before forming Serra Associates, Mr. Serra served as Mexico’s Undersecretary of Finance during 1994 and Secretary of Trade and Industry from 1986 to 1994, during which time he was Mexico’s principal negotiator of the North American Free Trade Agreement. He also has been a professor of Economics at El Colegio de Mexico, Stanford, Princeton and New York University. Mr. Serra is currently a director of the following foreign public companies: The Mexico Fund, Inc., Vitro, S.A. de C.V., Tenaris S.A., and Grupo Modelo.

Through his past service as a high-ranking government official with expertise in economic and trade matters, Mr. Serra brings critical perspectives on international trade negotiations and the impact of government policies on the operations of a global company. His strong academic background, as well as his service on boards of U.S. and international companies and other organizations, provide added perspective on strategic issues.

Steven P. Stanbrook Age 52 Director since December 2002	Compensation & Organization Development; Nominating & Governance

Mr. Stanbrook has been President, Developing Markets Platform, of S.C. Johnson & Son, Inc., a manufacturer of consumer products, since July 2006. Before that he was President - Asia and Americas from 2002 until 2006 and was President of S.C. Johnson’s business in Europe, Africa and Near East from 1996 through 2002. Prior to joining S.C. Johnson in 1996, Mr. Stanbrook was President – International of CompuServe. Prior to that, he held various international management positions at Sara Lee Corporation, including serving as President and Chief Executive Officer of Sara Lee Bakery. Mr. Stanbrook is currently a director of Hewitt Associates, Inc.

Mr. Stanbrook provides extensive knowledge in the consumer and packaged goods industries, with experience in different companies and a variety of roles, including at a senior executive level. His international experience includes executive assignments on every continent of the world served by these industries. His service on another public company board brings additional governance and oversight experience.

Vote Required to Elect Directors

The nine nominees who receive the highest number of votes cast (a plurality) will be elected as directors, subject to our majority vote policy described below. There is no provision for cumulative voting in the election of directors.

The Board of Directors recommends a vote “FOR” all nominees.

Majority Voting Policy

Our Board’s Governance Standards and Policies include a “majority vote policy.” Under this policy, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a Majority Withheld Vote), is required to tender his or her resignation following certification of the shareholder vote.

The Nominating & Governance Committee will promptly consider the resignation and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board will act on the Nominating & Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (including the reason(s) for accepting or rejecting the resignation offer) in a report on Form 8-K furnished to the SEC.

Any director who tenders his or her resignation under this provision will not participate in the Nominating & Governance Committee recommendation or Board action regarding whether to accept the resignation offer, except as described in the last sentence of this paragraph. If all of the members of the Nominating & Governance Committee receive a Majority Withheld Vote at the same election, then the independent directors who do not receive a Majority Withheld Vote will appoint a committee from among themselves to consider the resignation offers and recommend to the Board whether to accept them. If three or fewer directors do not receive a Majority Withheld Vote in the same election, then all directors may participate in the action regarding whether to accept the resignation offers.

PROPOSAL 2: APPROVE AMENDED CHIQUITA STOCK AND INCENTIVE PLAN

We are asking shareholders to approve the Chiquita Stock and Incentive Plan as amended through March 31, 2010 (the “Stock Plan” or “Plan”). The Stock Plan originally became effective on March 19, 2002 and authorized the issuance of 5,925,926 shares of our common stock. On May 26, 2006 our shareholders approved an amendment increasing the number of shares of common stock authorized for issuance by 3,500,000 shares to 9,425,926. As of April 1, 2010, approximately 1,481,000 of these shares remained available for future grants under the Stock Plan. Therefore, our Board of Directors has amended the Stock Plan, subject to approval by shareholders at the Annual Meeting, to increase the number of shares of common stock authorized for issuance under the Stock Plan by an additional 1,100,000 shares to 10,525,926.

Our Board and management believe that equity-based compensation is necessary to provide meaningful incentives to executives to maximize shareholder value and to maintain competitive pay practices. We also compensate directors, in part, with shares awarded under the Stock Plan to encourage alignment of their interests with those of shareholders. Without an increase in the number of authorized shares in the amended Stock Plan, we believe that there will be insufficient shares to implement appropriate equity-based compensation awards and opportunities for our key employees, including executive officers. If the amended Stock Plan, with the additional shares it provides, is not approved, the award opportunities under the 2010-2012 Long-Term Incentive Program may have to be paid out in cash to the extent that shares are not available.

In addition to increasing the number of shares available for issuance under the Stock Plan, the Board has included in the Plan a number of new performance measures that the Compensation Committee may use in setting goals for employees’ annual and long-term incentive awards. These new measures, which were recommended by the Compensation Committee’s compensation consultant, are identified under “Performance-Based Compensation” in the “Summary” below and are subject to shareholder approval as part of the amended Plan.

Summary of the Stock Plan

The following is a summary of certain important features of the amended Stock Plan, the full text of which is set forth as Appendix A to this Proxy Statement. This summary includes descriptions of various Plan provisions, which did not require shareholder approval, that have been added or revised since the Plan was last described to shareholders.

If shareholders approve the amended Plan, we intend to promptly file a registration statement on Form S-8 with the SEC registering the additional shares under the Securities Act of 1933.

Purpose. The purpose of the Stock Plan is to promote our long-term growth and success by (1) enabling us to compete successfully in attracting and retaining employees, directors and certain consultants and advisors of outstanding ability, (2) stimulating the efforts of these persons to achieve our objectives and (3) encouraging the alignment of their interests with those of our shareholders.

Shares Available. Subject to adjustment for changes in capitalization, the maximum number of shares of common stock authorized for issuance under the Stock Plan is 9,425,926. The amended Plan increases this number by 1,100,000 shares. The maximum number of stock appreciation right (SAR) units that may be granted under the Stock Plan is 500,000. Any shares unissued or undelivered pursuant to awards that expire, terminate or are forfeited may be re-used for future grants under the Stock Plan. As of April 1, 2010, we calculate shares available for future grants as follows:

9,425,926	Maximum number of shares of common stock currently authorized for issuance under the Stock Plan
(5,068,239)	Shares already issued and outstanding as a result of prior grants
(633,662)	Shares canceled and not available for reissuance
(2,242,609)	Shares subject to existing grants under the Stock Plan, consisting of RSUs for 1,459,353 shares, non-qualified stock options for 771,256 shares, and SAR units relating to 12,000 shares
1,481,416	Shares available for future grants (or 2,581,416 shares if the 1,100,000 additional shares are approved)

Maximum Awards Per Individual. The number of shares of common stock that may be subject to options, together with the number of SAR units, granted under the Stock Plan to any one individual may not exceed 2 million during any one calendar-year period. The Stock Plan provides that no more than 500,000 shares of common stock may be issued in payment of performance awards denominated in shares, and no more than $5 million in cash (or fair market value, if paid in shares) may be paid pursuant to performance awards denominated in dollars, to any one individual during any one calendar-year period if the awards are intended to qualify as “performance-based compensation.”

Administration. The Stock Plan is required to be administered by a committee (the Committee) of two or more directors, each of whom is a “non-employee” director under Securities and Exchange Commission Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the Code). The Stock Plan is administered by the Board’s Compensation & Organization Development Committee, all of whose members satisfy these criteria. The Committee may delegate its authority to one or more of our executive officers; however, only the Committee may grant awards to our executive officers and determine the terms and conditions of those awards. The Committee has delegated limited authority to our Chief Executive Officer for grants to non-executive officers. References to the Committee throughout this summary include any executive officer who has been delegated authority by the Committee, except where such references relate to awards to our executive officers.

Eligibility. Employees (including officers and persons who have accepted offers of employment from us or a subsidiary), directors, and certain advisors and consultants of ours and our subsidiaries are eligible to be selected by the Committee to participate in the Stock Plan. There is no limit to the number of participants in the Stock Plan. There currently are approximately 165 participants in the Stock Plan. No awards have been granted to any advisors or consultants under the Stock Plan, and there are no current plans to do so.

Duration of the Stock Plan. The Stock Plan will continue in effect until terminated by the Board. Although we are not currently issuing incentive stock options, no incentive stock options may be granted under the Stock Plan on or after ten years from the date the amended Plan is re-approved by shareholders, which assuming approval at the Annual Meeting will be on or after May 27, 2020.

Types of Awards. The Stock Plan provides for the grant of the following types of awards: (1) stock awards, including restricted stock awards, RSUs and unrestricted stock awards; (2) performance awards (cash or shares); (3) stock options, including non-qualified stock options, incentive stock options and replacement options; and (4) SARs. Awards may be granted singly, in combination or in tandem, as determined by the Committee. Except to the extent provided by law, awards generally are non-transferable. Although it has not done so, the Committee may provide at the time of grant that a participant may transfer a restricted stock or restricted stock unit award, performance award, non-qualified stock option or SAR to, or for the benefit of, members of his or her immediate family for no consideration. Since the Plan was adopted, a majority of awards under the Plan have been restricted stock and RSU awards. We have not issued any stock options or SARs since 2004.

Stock Awards. Stock awards are grants of shares, or units representing shares, of common stock which may be restricted (i.e., subject to a service-based vesting restriction, holding period restriction or other conditions before ownership vests or before shares are required to be issued) or unrestricted. Restricted awards may be in the form of restricted shares, which are issued when the award is granted but subject to restrictions, or RSUs, which represent shares to be issued when the award’s restrictions are satisfied or waived. The Committee determines the amounts, terms and conditions of the awards, including the price to be paid, if any, for restricted awards and contingencies related to the attainment of specified performance goals or continued employment or service. Participants receiving RSUs are not entitled to dividend or voting rights in respect of the underlying shares of common stock until those shares are issued.

Performance Awards. Performance awards are the right to receive cash, shares of common stock or both, at the end of a specified performance period, subject to satisfaction of the performance criteria and any vesting conditions established for the award. A performance award payable in shares of common stock does not include dividend or voting rights until the award has vested and any shares earned are issued.

Stock Options. Options to purchase shares of our common stock permit the holder to purchase a fixed number of shares at a fixed price. At the time a stock option is granted, the Committee determines the number of shares subject to the option, the term of the option (up to 10 years), when the option becomes exercisable, the price per share of stock that a participant must pay to exercise the option and any other terms and conditions of the option. No option may be granted to any person with an exercise price per share that is less than 100% of fair market value of the common stock on the date of grant. For purposes of the Stock Plan, fair market value means the closing price of a share as reported on the NYSE Composite Tape. On April 1, 2010, the fair market value of a share of common stock was $16.20.

The exercise price of a stock option may be paid by a participant in cash, shares of common stock owned by the participant for at least six months or a combination of these two. Subject to restrictions of applicable law, a participant also may elect to pay an option’s exercise price by authorizing a broker to sell all or a portion of the shares to be issued upon exercise and remit to us a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding amounts. The Committee may approve other methods of payment, such as net exercises, that it deems appropriate.

Although permitted by the Plan, we have never granted incentive stock options or replacement options and have no present plans to do so.

Stock Appreciation Rights. A SAR is a right to receive payment, in cash, shares of common stock or a combination of the two, equal to the excess of (1) the fair market value of a share of common stock on the date of exercise over (2) the price per share of common stock established in connection with the grant of the SAR (the reference price), which must be at least 100% of the common stock’s fair market value on the date of grant. A SAR is exercisable as provided by the Committee and may have a term no longer than 10 years from its date of grant.

Performance-Based Compensation. Under Code Section 162(m), an income tax deduction generally is not available to a public corporation for annual compensation in excess of $1 million paid to the principal executive officer and any of the other four most highly compensated executive officers unless the compensation is “performance-based.” Stock options and SARs are “performance-based” if their exercise or reference prices are equal to at least 100% of the common stock’s fair market value at the time of grant. To be “qualified performance-based compensation” within the meaning of Section 162(m), other awards under the Stock Plan must be conditioned on the achievement of one or more objective performance goals. As amended, the Stock Plan provides that the performance goals set by the Committee for these awards must be based on any one or more of the following performance measures, as selected by the Committee and applied to the company as a whole or to individual business units, and measured either absolutely or relative to a designated group of comparable companies: (1) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (2) earnings before interest and taxes (“EBIT”); (3) appreciation in the fair market value, book value or other measure of value of the common stock; (4) cash flow; (5) earnings (including earnings per share); (6) return on equity; (7) return on investment; (8) total stockholder return; (9) return on capital; (10) return on assets or net assets; (11) revenue; (12) income (including net income); (13) operating income (including net operating income); (14) operating profit (including net operating profit); (15) operating margin; (16) return on operating revenue; (17) market share; (18) debt to equity ratio/debt levels; (19) price earnings ratio; (20) expense ratios/operating expense; (21) total expenditures; (22) supply costs/cost reduction targets; (23) cumulative shareholder value added (SVA); (24) economic profit/economic value added (EVA)/cost of capital; (25) working capital/capital expended; (26) turnover of assets, capital, or inventory; (27) customer satisfaction/service; (28) safety; (29) liquidity; (30) inventory control/efficiency; (31) employee retention/attrition rates; (32) legal and ethical compliance; (33) improvement of financial ratings; and (34) satisfactory internal or external audits. The new measures added to the list are those numbered (2) and (18) through (34). The performance goals may be subject to adjustment for events, such as exchange rate differences, set forth by the Committee at the time of grant. The Committee has negative discretion to decrease any payouts of performance awards. In addition to performance awards that are qualified performance-based compensation under Section 162(m), the Committee may grant performance awards that are not intended to be so qualified. Such awards may be conditioned on such other performance goals, factors and criteria as the Committee determines.

Other Terms of Awards. The Committee may establish other terms, conditions or limitations of an award, so long as they are not inconsistent with the Stock Plan. Awards under the Stock Plan may vest early or be forfeited in certain circumstances. Except as provided by the Committee, an outstanding award will be forfeited upon termination of employment for cause (as defined in the Stock Plan or in a severance agreement between the participant and us) or if, following a termination of employment for any other reason (and prior to exercise), the participant engages in any act which would have warranted termination for cause. Unless the Committee determines otherwise at the time of grant, in the event of death, disability or retirement (age 65 or age 55 with 10 years of company service), awards will vest in full insofar as any passage-of-time criteria are concerned (but not performance criteria); stock options and SARs will be exercisable for (1) three years (or for such longer period as is specified by the Committee, up to the tenth anniversary of the date of the award) after the termination of employment or service, or (2) until the expiration of the original terms of the awards, whichever period is shorter. Except as set forth in the following paragraph and under “Change in Control, Merger or Sale” below, in the event of termination of employment or service for any other reason (unless the Committee determines otherwise at the time of grant), awards that are not vested at the date of termination will be forfeited and options and SARs that are exercisable at the date of termination will be forfeited if not exercised within 90 days after the date of termination (or the expiration of the award, if sooner). If, however, the participant dies during this 90 day period, the award will remain exercisable for one year from the date of death, unless it expires earlier.

In the event of termination for any reason other than for cause, the Committee has the discretion to accelerate the time-based vesting of awards, or otherwise free them from restrictions so that the awards will be partially or fully exercisable, and extend the exercise period of any stock options or SARs for up to five years from the date of termination, so long as: (1) the exercise period of a stock option or SAR is not extended past the original expiration date of the award or the tenth anniversary of the award date and (2) any such acceleration, extension or waiver maintains the award’s exemption from or compliance with Code Section 409A.

Deferrals. The issuance or delivery of shares or cash pursuant to the exercise of an option or SAR may not be deferred beyond exercise. With respect to restricted and unrestricted stock awards and performance awards, the issuance or delivery of shares or cash pursuant to such awards may be delayed or deferred for such periods and upon such terms and conditions as the Committee and participant determine, but not in contravention of Code Section 409A and its implementing regulations which impose requirements relating to deferred compensation arrangements.

Recoupment. The Stock Plan provides that, if the grant or payment of any Plan award was based on “Misconduct” for which the recipient of the award was responsible or in which the recipient of the award was materially involved, and if in the absence of such Misconduct the award would have been lower, then we have the right to cancel all or any portion of the award (to the extent the award is unpaid, unvested or unexercised) and to require the participant to repay or return all or part of any shares or cash already received (including the proceeds from the sale of any shares received). For purposes of this provision, “Misconduct” exists if the grant or payment of the award was based on or derived from financial results or an operating metric that, due to misconduct in its preparation or calculation, resulted in a restatement of our financial results or, within three years, a recalculation of the operating metric, or was made for the purpose of personal gain or enrichment.

Repricing, Exchange and Repurchase of Awards. Without shareholder approval and the consent of each affected participant, the Stock Plan does not permit (1) any decrease in the exercise price, reference price or other purchase price of an award or any other decrease in the pricing of an outstanding award, (2) the issuance of any substitute stock option or SAR with a lower exercise price or reference price than that of an existing option or SAR which is forfeited or cancelled in exchange for the substitute option or SAR, or (3) the repurchase by us of any option or SAR with an exercise price or reference price above fair market value at the time of such repurchase.

Annual Bonus Program and Long-Term Incentive Program (Supplements A and B to the Stock Plan). The Annual Bonus Program and the Long-Term Incentive Program contain provisions intended to satisfy the requirements of Section 162(m) of the Code discussed above. These Programs permit the distribution of cash or shares of common stock, subject to the terms, conditions and limitations of the Stock Plan.

A participant in either program must be employed by us on the last day of a performance period to be entitled to an award for the period under that program. However, if a participant’s employment terminates for any reason other than cause, the Committee may elect to calculate, at the end of a performance period, the award that the participant would have received if he or she had remained employed and to pay him or her no more than a pro rata portion of that award.

Change in Control, Merger or Sale. Except as otherwise provided by the Committee or provided in an award agreement or other separate agreement between the participant and us (including those described under “Employment Agreements and Other Arrangements”), in the event of a Change in Control, all awards issued prior to July 8, 2008 and outstanding on the date of the Change in Control (other than those subject to unsatisfied performance criteria) will become fully vested. Awards issued on or after July 8, 2008 will vest as to time-based criteria (but not performance criteria) only if an employee’s employment is terminated by us or our subsidiary for any reason other than cause within one year after the Change in Control. In that case, all vested stock options and SARs held by the employee upon termination of employment will be exercisable for one year or until expiration of the original term of the award, whichever period is shorter.

A Change in Control occurs when: (1) a person or group (other than us, or an underwriter temporarily holding securities) acquires beneficial ownership of 30% or more of the voting power of our voting securities; (2) during any two-year period, the members of our Board of Directors at the beginning of the period (together with those directors elected to the Board with the approval of at least two-thirds of the initial or similarly elected directors) no longer constitute a majority of the Board; or (3) immediately after any merger or consolidation of us, or sale of all or substantially all of our assets, in which outstanding awards are assumed by the surviving or acquiring entity, the voting securities of ours that were outstanding immediately before the transaction represent less than 50% of the voting power of the surviving or acquiring entity.

If a merger, consolidation or sale of all or substantially all of our assets is proposed and provision is not made for the surviving entity to assume outstanding stock awards, or in the event of a proposal to dissolve or liquidate us, all awards (other than awards containing unsatisfied performance criteria, unless a separate agreement between the holder of such an award and us provides for such vesting) will become 100% vested. Holders of stock options and SARs will be provided the opportunity to exercise their awards conditioned on the transaction actually occurring and will be allowed to defer payment of the exercise price until after the closing of the transaction. Stock options and SARs not exercised prior to completion of the transaction will terminate. If the transaction is not completed, the conditional exercises, and the accelerated vesting of any award, will be annulled.

Termination and Amendment. The Board may amend the Stock Plan at any time but may not adopt any amendment which would impair the rights of a participant with respect to awards granted prior to the amendment without his or her consent. In addition, no amendment may be made without shareholder approval if the amendment would increase the maximum number of shares available for awards under the Stock Plan or increase the maximum number of shares or amount of cash which may be awarded to any individual, or if shareholder approval is required pursuant to applicable requirements of the Code, the Securities Exchange Act of 1934 or the listing requirements of any stock exchange on which the common stock is traded.

Federal Tax Treatment. The following is a brief summary of the principal U.S. federal income tax consequences generally arising with respect to transactions involving awards under the Stock Plan, based on current U.S. federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences or the tax consequences that result in the case of transactions involving awards to employees of non-U.S. subsidiaries of us or non-U.S. employees of us or any subsidiary, which may be substantially different.

The general information in the summaries below regarding our ability to deduct compensation expenses is qualified by the limitations described in “Certain Limitations on Deductibility of Executive Compensation” following the summaries.

Restricted Stock Issued Upon Grant. A participant who is granted an award of restricted shares of common stock generally does not recognize taxable income at the time of the grant, and we are not entitled to a tax deduction at that time, unless the participant elects to be taxed at the time of the award by making an election under Section 83(b) of the Code within 30 days of the grant date. When the restrictions applicable to the shares lapse, the participant recognizes ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. We ordinarily will be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Unless a participant makes a Section 83(b) election, dividends paid to a participant on restricted shares will be taxable to the participant as ordinary income. We ordinarily will be entitled to a deduction for dividends paid on restricted shares of Common Stock. If the participant has made a Section 83(b) election, the dividends will be taxable to the participant as dividend income, which is subject to the same rate as capital gains income.

Restricted Stock Units. A participant who is granted RSUs generally will not recognize taxable income until the restrictions set forth in the award lapse and the unrestricted shares are delivered. The amount of this ordinary income will be the fair market value of the shares of common stock on the date of delivery. We ordinarily will be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Unrestricted Stock. The grant of an award of unrestricted common stock has immediate tax consequences for both the participant and us. The participant will recognize ordinary income on the grant of unrestricted stock in an amount equal to the then fair market value of the common stock awarded less any amount paid for the shares; we ordinarily will be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Performance Awards. A participant who is granted a performance award does not realize taxable income at the time of the grant, and we are not be entitled to a tax deduction at that time. A participant recognizes ordinary income when the award is paid in an amount equal to the amount of cash paid, the fair market value of shares delivered or a combination of both. We ordinarily will be entitled to a corresponding tax deduction at the same time and in the amounts as the ordinary income recognized by the participant.

Non-Qualified Stock Options. The Stock Plan provides that non-qualified stock options granted to participants must have an exercise price equal to the fair market value of common stock on the date of grant. Generally, a participant will not recognize taxable income on the grant of a non-qualified stock option, but will recognize ordinary income upon exercise of the option in an amount equal to the difference between the option cost (the number of shares purchased multiplied by the exercise price per share) and the fair market value of the shares received on the date of exercise. We ordinarily will be entitled to a corresponding tax deduction on the exercise date equal to the amount of the ordinary income recognized by the participant.

Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss.

Stock Appreciation Rights. The Stock Plan provides that SARs granted to participants must have a reference price equal to the fair market value of common stock on the date of grant. Generally, the grant of a SAR produces no U.S. federal tax consequences for the participant, but the exercise of a SAR results in the recognition of ordinary income by the participant in an amount equal to the difference between the amount, if any, paid by the participant in connection with the exercise of the SAR and the fair market value of the shares received from the exercise of the SAR as of the date of exercise. The participant’s basis in the shares will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the exercise of the SAR. The participant’s holding period for shares acquired pursuant to the exercise of a SAR begins on the exercise date. Upon the exercise of a SAR, we ordinarily will be entitled to a corresponding tax deduction on the exercise date equal to the amount of the ordinary income recognized by the participant.

Withholding. We and each of our subsidiaries that participate in the Stock Plan retain the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy those federal, state and local and foreign taxes, required by law or regulation to be withheld upon the occurrence of any taxable event under the Stock Plan.

Certain Limitations on Deductibility of Executive Compensation. As described under “Performance-Based Compensation,” Code Section 162(m) limits our deduction for compensation paid to certain executive officers. The Stock Plan is designed so that stock options and SARs qualify for this exemption, and it permits the Committee to grant other, performance-based awards designed to qualify for this exemption.

The accelerated vesting of awards under the Stock Plan upon a Change in Control of Chiquita could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. We would not be able to deduct the excess parachute payments made to a participant.

New Stock Plan Benefits

The following table sets forth the benefits that were received by each of the following persons and groups as a result of the Stock Plan being in effect and awards under it during 2009:

Number of Shares
Name/Position	Long Term Incentive Plan Award for 2007-2009	2009 Restricted Stock Unit Awards	2009 Director Stock Compensation
Fernando Aguirre Chairman of the Board, President and Chief Executive Officer	-0-	94,980	-0-
Michael B. Sims Senior Vice President and Chief Financial Officer	-0-	12,891	-0-
Tanios Viviani President, Global Innovation and Emerging Markets and Chief Marketing Officer	-0-	18,318	-0-
Michel Loeb President, Europe and Middle East	-0-	14,926	-0-
Kevin R. Holland Senior Vice President and Chief People Officer	-0-	21,710	-0-
All current executive officers as a group	-0-	239,150	-0-
All current directors who are not executive officers as a group	-0-	-0-	117,273
All employees who are not executive officers as a group	-0-	406,831	-0-

The benefits that may be received by or allocated to Stock Plan participants if the amended Stock Plan is approved are not yet determinable. However, see “Compensation of Executive Officers – Compensation Discussion and Analysis” appearing later in this Proxy Statement for a discussion of target award opportunities established under our 2010-2012 Long-Term Incentive Program Terms, which were established pursuant to the provisions of the Stock Plan.

Vote Required to Approve the Amended Chiquita Stock and Incentive Plan:

The affirmative vote of the holders of a majority of the shares of common stock, represented in person or by proxy and entitled to vote at the meeting is required to approve the amended Stock Plan.

The Board of Directors recommends a vote “FOR” this proposal.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with its charter, the Audit Committee has selected PricewaterhouseCoopers LLP (PwC), independent registered public accounting firm, to audit our consolidated financial statements for the year 2010. In furtherance of corporate governance objectives, we have chosen to submit the appointment of PwC for shareholder ratification.

In the event shareholders fail to ratify this appointment, the Audit Committee will reconsider it.

One or more representatives of PwC will be present at the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Vote Required to Ratify the Appointment of PricewaterhouseCoopers LLP

The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the meeting is required to ratify the appointment of PwC.

The Board of Directors recommends a vote “FOR” this proposal.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Governance, Meetings, and Attendance at Meetings

The Board has adopted governance standards and policies which, together with the charters of its committees, provide the framework for our corporate governance. We also have a Code of Conduct that applies to all employees, including executive officers, as well as to directors to the extent relevant to their service as directors. Our Board currently has four standing committees: Audit, Compensation & Organization Development, Nominating & Governance and Food Innovation, Safety & Technology. In addition, in April 2008, the Board established a Special Litigation Committee to investigate and analyze the allegations and claims asserted in five shareholder derivative lawsuits filed between October and December 2007.

Each current committee is comprised solely of directors who are “independent” as defined by New York Stock Exchange (NYSE) rules, and the Board has adopted a charter for each standing committee. The Board governance policies, Code of Conduct and committee charters are available on our website at www.chiquitabrands.com/InvestorRelations/Governance.aspx. You may request a copy of any of these documents to be mailed to you as described on page 75 of this proxy statement. Any amendments to, or waivers from, the Code of Conduct that apply to our principal executive and financial officers will be posted on our website. At the date of this proxy statement, no such waivers have been requested or granted.

NYSE rules require a majority of the board of directors of a listed company to be “independent.” The Board has determined that each of the following directors, who are all of the directors other than Mr. Aguirre, is “independent” as defined by the NYSE and SEC for board and applicable committee service: Ms. Anderson, Mr. Barker, Mr. Camp, Mr. Fisher, Dr. Hasler, Mr. Jager, Mr. Serra and Mr. Stanbrook. This determination was based on categorical standards adopted by the Board that are consistent with the definition of “independent” contained in the NYSE rules. These standards are available on our website at the address listed above. In addition, the Board determined that each of our directors other than Mr. Aguirre are independent because no relationship was identified that would automatically bar him or her from being characterized as independent. In making these determinations, the Board considered relationships, including immaterial ones, between the company and the directors and between directors and management, including in each case, the directors’ family members and the companies or organizations with which the directors are affiliated.

Under the Board’s governance standards and policies, directors are expected to attend all scheduled Board and committee meetings. During 2009, the Board held eight meetings and took action by unanimous written consent three times. Each current director attended at least 75% of the meetings of the Board and of each committee on which he or she served during 2009.

In accordance with the Board’s governance standards and policies, Mr. Fisher, who had reached the age of 72, offered his resignation for consideration by the other members of the Board. On the recommendation of the Nominating & Governance Committee, the Board voted unanimously not to accept the offer, having determined that it is in the Company’s best interests for Mr. Fisher to remain on the Board for at least an additional term. Mr. Fisher’s service will be reevaluated prior to the 2011 annual meeting.

Directors are also expected to attend the Annual Meeting of Shareholders. Last year, all of the directors then serving on the Board attended the Annual Meeting.

Leadership Structure

Mr. Aguirre has served in the dual capacities of Chairman of the Board and Chief Executive Officer (CEO) since May 2004. The Board believes this structure is appropriate given Mr. Aguirre’s designated responsibility for driving strategic decision-making so as to achieve our long-term goals of being the innovative global leader in branded, healthy, fresh produce-based foods and delivering sustainable and profitable growth for the benefit of our shareholders. In addition, Mr. Aguirre is able to carry out these dual roles due to the relatively small size of the Board and Mr. Aguirre’s extensive experience dealing with the Board. The Board does not believe a separate Chairman and CEO is necessary at this time to safeguard the independent governance of the Board or sustain effective oversight by the Board.

Our non-management, independent directors generally meet in conjunction with each regularly scheduled Board meeting in a separate “executive session” without the Chairman or any other company officers present. The Chair of the Nominating & Governance Committee, currently Mr. Jager, presides at all of these sessions as Presiding Director. Mr. Jager has extensive experience as an independent director and is able to ensure that, in his role as Presiding Director, effective independent oversight is exercised by the Board. The Presiding Director has the additional responsibilities of consulting with the Chairman and CEO on Board meeting agendas, meeting individually with members of management and acting as a liaison between management and the non-management directors. He also ensures that questions by individual members of the Board are addressed and assists board members in fulfilling their duties; this may include discussions with the Chairman and CEO concerning the efficiency of the board meetings and facilitating teamwork and communication among directors and between the non-management directors and management.

Board’s Role in Risk Oversight

Our Board has an active role in overseeing the management of the company’s areas of risk. It receives regular reports on business, operational, financial and strategic initiatives and the related risks, and how they are being addressed. In addition, the full Board or one of its committees oversees specific risk areas. For example, the Board maintains control over significant transactions or decisions through a governance policy that requires Board approval for all corporate actions above specified levels (including material acquisitions or divestitures). The Audit Committee oversees (1) financial risks relating to financial reporting and decision making, which is reviewed at every meeting, (2) the enterprise risk management (ERM) process, which identifies, prioritizes and assigns risk owners at senior management levels to manage and mitigate financial, strategic and business risks that could have a material impact on the achievement of Chiquita’s global strategic and financial objectives, for which formal updates are discussed with the Committee at least twice a year, and (3) compliance and legal risk, which is discussed at every meeting. The Nominating & Governance Committee is responsible for risks associated with corporate responsibility and corporate governance and reviews these at least once a year. The Compensation & Organizational Development Committee oversees risk related to executive compensation. The Food Innovation, Safety & Technology Committee regularly discusses risks in the areas of food safety and innovation. All of these committees report their activities and findings to the full Board.

Audit Committee

The current members of the Audit Committee are Mr. Barker (Chair), Ms. Anderson, Mr. Camp and Mr. Fisher. The Board has determined that both Ms. Anderson and Mr. Barker are “audit committee financial experts” as defined by SEC rules.

The principal functions of the Audit Committee include:

•	appointing and replacing our independent registered public accounting firm;

•	approving all fees and all audit and non-audit services of the independent registered public accounting firm;

•	annually reviewing the independence of the registered public accounting firm;

•	assessing our annual audit results;

•	periodically reassessing the effectiveness of the independent registered public accounting firm;

•	reviewing our financial and accounting policies and our annual and quarterly financial statements;

•	reviewing the adequacy and effectiveness of our internal accounting controls and the internal audit function;

•	overseeing our programs for compliance with laws, regulations and our policies;

•	reviewing our risk assessment and risk management policies and programs, which also is subject to Board review;

•	considering any requests for waivers from the Code of Conduct for executive officers and directors (any such waivers being subject to Board approval); and

•	in connection with all of the foregoing, meeting with the independent registered public accounting firm, internal auditors and our financial management.

During 2009, the Audit Committee held 11 meetings.

The Audit Committee has furnished the following report for inclusion in this proxy statement. Mr. Jager served as a member of the Audit Committee until April 2009 when Ms. Anderson was appointed to the Committee following her election to the Board.

Audit Committee Report for 2009

The Audit Committee has the responsibility to oversee and review the preparation of the company’s consolidated financial statements, including the system of internal controls and accounting policies. As provided in the charter adopted by the Board of Directors, the Audit Committee assists the Board in its oversight of the integrity of the consolidated financial statements of the company, the qualifications and independence of the independent registered public accounting firm, the performance of the internal and independent auditors, and the company’s programs for compliance with laws, regulations and company policies. The Committee has the sole authority and responsibility to select, compensate, evaluate and, when appropriate, replace the company’s independent registered public accounting firm. The Board has determined that each member of the Audit Committee is independent under the standards of independence established under our corporate governance policies and the NYSE listing requirements and also is independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. The company’s independent registered public accounting firm performs an audit of the company’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issues a report thereon. Our responsibility is to oversee and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits, whether the company’s consolidated financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States, or on the effectiveness of the system of internal control.

The Audit Committee has reviewed and discussed with management the company’s audited consolidated financial statements and its internal control over financial reporting as of and for the fiscal year ended December 31, 2009. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm, the matters required to be discussed by PCAOB AU Section 380 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP regarding the firm’s communications with the Audit Committee concerning independence as required by the PCAOB, and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with representatives of that firm. We also reviewed, among other things, the audit and non-audit services performed by PricewaterhouseCoopers LLP in 2009 and the amount of fees paid for such services. We periodically received updates on the amount of fees and scope of audit-

related and non-audit related services provided. All services were provided consistent with applicable rules, policies and procedures and were approved in advance of the service being rendered. The Audit Committee’s meetings include, whenever appropriate, separate executive sessions with the company’s independent registered public accounting firm and with the company’s internal auditors, in each case without the presence of the company’s management.

Based on the Audit Committee’s review and the discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the company’s audited consolidated financial statements and management’s assessment of internal control over financial reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

March 31, 2010

Howard W. Barker, Jr., Chair Kerrii B. Anderson William H. Camp Robert W. Fisher Durk I. Jager

Compensation & Organization Development Committee

The current members of the Compensation & Organization Development Committee (the Compensation Committee) are Mr. Camp (Chair), Ms. Anderson, Mr. Serra and Mr. Stanbrook. The principal functions of the Compensation Committee include:

•

approving the relevant corporate goals and objectives, evaluating the performance against those goals, and reviewing and approving all compensation of Chiquita’s executive officers including those executive officers named in the Summary Compensation Table (the Named Executive Officers), with the exception of the CEO, for whom the Compensation Committee makes recommendations for review and approval by the independent members of the Board;

•

annually reviewing both the total compensation package and the individual components of compensation, including salary, annual incentives, equity awards and potential severance or change in control payments, of each Named Executive Officer

•	reviewing the Nominating & Governance Committee’s annual evaluation of the Chief Executive Officer;

•	annually reviewing executives’ performance against stock ownership guidelines;

•	reviewing the company’s executive compensation strategies and principles;

•	annually reviewing and making recommendations to the Board with respect to incentive compensation and equity-based compensation plans;

•	evaluating and monitoring Chiquita’s policies, strategies, plans and achievements relating to executive development, attraction, retention, and succession; and

•	administering and interpreting the Chiquita Stock and Incentive Plan.

The Compensation Committee normally meets in person at least four times a year and also meets telephonically and acts by written consent, as necessary and appropriate, in between its regularly scheduled meetings. To maintain flexibility, the Compensation Committee has not adopted a specific meeting calendar for compensation actions. Typically, however, the Committee approves incentives earned for the most recently completed year, sets salaries and annual incentive targets for the existing year and sets targets for the upcoming Long Term Incentive Plan (LTIP) performance period in February of each year. The Committee typically approves restricted stock awards in the third calendar quarter of each year.

During 2009, the Compensation Committee held seven meetings. Mr. Aguirre and representatives from the company’s Human Resources and Legal Department participate in Compensation Committee meetings upon invitation from the Committee; however, when the Committee discusses and approves Mr. Aguirre’s and other executive officers’ compensation, any executive officer whose compensation is being discussed is excused from the meeting. To maintain records of the Committee’s discussions and approvals, a member of the company’s Human Resources Department who is not an executive officer serves as secretary for the meetings and, in that capacity, generally is present for deliberations.

As CEO, Mr. Aguirre reviews all components of executive officer compensation; proposes peer group member companies, overall target pay levels and short- and long-term incentive plan targets; and makes individual compensation recommendations to the Committee for each executive officer other than himself. The Committee considers Mr. Aguirre’s recommendations when approving the compensation for each executive officer. However, the Committee approves all compensation granted to our executive officers.

The Compensation Committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of director, CEO and other executive officer compensation. In 2003, the Compensation Committee engaged Deloitte Consulting LLP (Deloitte), an outside compensation consulting firm, for an open-ended duration. This engagement was reviewed and reaffirmed in January 2008. Under the terms of the company’s engagement letter with the firm, Deloitte agreed to:

•	provide independent and objective advice on all aspects of executive compensation and benefits; and

•

help the Compensation Committee and our senior management make effective decisions supporting the goals for the company’s executive compensation program, namely that it is competitive, meets good corporate governance standards and is aligned with shareholder interests, our overall business strategies and market leading practices.

Although, as appropriate, Deloitte works closely with company management to identify issues and develop alternative solutions, the firm reports directly to the Compensation Committee. Upon invitation from the Compensation Committee, representatives of Deloitte may attend Committee meetings to present Deloitte’s findings and recommendations. In 2009, at least one representative of Deloitte attended each of the seven meetings of the Compensation Committee.

Consistent with past practice, during 2009 Deloitte reviewed trends and emerging issues in executive compensation with the Compensation Committee and assisted it with evaluations of and recommendations regarding: (1) the compensation of the CEO; (2) management’s recommendations regarding proposed pay levels for other executive officers; (3) the content of the Committee’s charter; (4) the design of the annual and long-term incentive programs; (5) executive perquisites; (6) our peer group of companies; (7) stock ownership guidelines; (8) succession planning; (9) share utilization practices; and (10) board of directors pay levels at the request of the Nominating & Governance Committee. In early 2010 Deloitte worked with company representatives to perform a risk review relative to compensation practices. In early 2010, Deloitte also reviewed the proposed Compensation Discussion and Analysis for the 2010 proxy statement, and assisted with the calculation of potential payment amounts under various termination scenarios. Deloitte met with the Committee in executive sessions and worked closely with the Chair of the Committee in preparation for each meeting.

Certain Deloitte affiliates are also engaged by Chiquita to provide services other than executive compensation consulting. During 2009, Deloitte received approximately $224,000 for executive compensation services to or on behalf of the Committee, and affiliates of Deloitte provided expatriate and tax planning, valuation and internal audit support services to Chiquita totaling approximately $470,000. In late 2009, the Compensation Committee reviewed the payments made to the Deloitte affiliates during 2009, as well as the services the Deloitte affiliates performed for Chiquita, and discussed them with Deloitte. The Compensation Committee confirmed that neither the principal compensation consultant’s compensation, nor that of those working with him, is tied to the level of other services provided by other Deloitte affiliates to Chiquita. Based on its review, the Compensation Committee believes that each of these relationships is separate and independent and does not impair Deloitte’s ability to provide independent compensation advice to the Committee.

Our management retained their own compensation consultant, Frederic W. Cook & Co., Inc. (Frederic Cook) in March 2007 to assist it in the preparation and review of compensation program recommendations for consideration and review by the Compensation Committee and its independent consultant, Deloitte. Under the terms of our engagement letter with Frederic Cook, the firm is responsible for:

•	reviewing our existing incentive programs;

•	assisting us with the design of our long-term incentive program; and

•	assisting us in calculating and benchmarking share usage and dilution practices.

Frederic Cook advises members of company management who, in turn, address issues with the Compensation Committee. During 2009, Frederic Cook assisted company management with (1) calculating and benchmarking share usage and dilution practices and (2) evaluating our peer group of companies. No representative of Frederic Cook attended any meeting of the Compensation Committee during 2009.

The Compensation Committee has furnished the following report for inclusion in this proxy statement. Ms. Anderson joined the Compensation Committee in May 2009.

Compensation Committee Report

The undersigned comprise the members of the Compensation & Organization Development Committee of Chiquita’s Board of Directors. The Committee was responsible for reviewing the performance and establishing the individual compensation of the company’s executive officers for 2009, including those named in the Summary Compensation Table.

The Committee has reviewed and discussed the Compensation Discussion and Analysis presented below with the company’s management. Based upon that review and those discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for Chiquita’s 2010 Annual Meeting of Shareholders.

March 31, 2010

William H. Camp (Chair) Kerrii B. Anderson Jaime Serra Steven P. Stanbrook

Nominating & Governance Committee

The current members of the Nominating & Governance Committee are Mr. Jager (Chair), Dr. Hasler, Mr. Serra and Mr. Stanbrook. The principal functions of the Nominating & Governance Committee include:

•	identifying and recommending to the Board qualified candidates to fill vacancies on the Board;

•	recommending to the Board candidates to be nominated for election as directors at annual meetings of shareholders;

•	identifying, if requested by the Board, potential candidates for the position of Chief Executive Officer;

•	recommending to the Board the members of each committee of the Board;

•	developing and recommending to the Board the governance standards, policies and practices applicable to the Board;

•	overseeing, as requested by the Board, the Board’s corporate governance activities;

•	reviewing and making recommendations to the Board regarding director compensation;

•	reviewing public policy matters of importance to our stakeholders, including oversight of our corporate responsibility program;

•	considering shareholder suggestions for director nominees; and

•	reviewing the performance of the CEO and providing the details of the review to the Compensation Committee and the Board.

During 2009, the Nominating & Governance Committee held five meetings.

As required by its charter, the Nominating & Governance Committee reviews and makes recommendations to the Board regarding director compensation. The full Board approves all director compensation and changes in director compensation. At the request of the Nominating & Governance Committee, in 2009 Deloitte prepared a survey of current broad industry director compensation practices.

Based on the data reviewed and current best practices, the Nominating & Governance Committee recommended, and the Board approved, a change in director compensation which is described below in “Compensation of Directors.”

Shareholder Nomination Procedure

The Nominating & Governance Committee will consider shareholder suggestions and recommendations of nominees for director. Recommendations may be submitted to the Nominating & Governance Committee, c/o Corporate Secretary of Chiquita Brands International, Inc., 250 East Fifth Street, Cincinnati, Ohio 45202. To have a candidate considered by the Nominating & Governance Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	the name of the shareholder and evidence of his or her ownership of common stock, including the number of shares owned and the length of time of ownership; and

•

the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be one of our directors, and the candidate’s consent to be named as a director if selected by the Nominating & Governance Committee and nominated by the Board.

Recommendations received by the Corporate Secretary’s office by December 31 of any year will be considered by the Committee at a regular meeting in the following year, preceding the mailing of proxy materials to shareholders for that year’s annual meeting. We did not receive any recommendations from shareholders during 2009. In considering candidates submitted by shareholders, the Nominating & Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate.

Nominee Qualifications

The Board and the Nominating & Governance Committee believe that, at a minimum, any nominee for director (whether recommended by a shareholder, management or the Board) to serve as one of our directors must:

•	demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of our business and affairs; and

•	have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities.

Whenever a specific need or opportunity to add an additional director arises, the Board will approve any additional criteria for the Committee to use in evaluating potential candidates.

The Nominating & Governance Committee annually reviews the appropriate skills and qualities required of Board members in the context of the current composition of the Board. This assessment may include considerations such as financial skills, management expertise, brand management understanding, knowledge of the global food industry, diversity, age and international background and experience.

Other Procedures

In addition to considering candidates recommended by shareholders, the Nominating & Governance Committee may identify potential nominees by asking current directors to notify the committee if they become aware of persons meeting the criteria described above who might be available to serve on the Board. The Nominating & Governance Committee also engages firms that specialize in identifying director candidates. Once an individual has been identified by the Nominating & Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the individual. If, after review of the individual’s qualifications and suitability under the Board’s governance policies, the Committee determines that the candidate warrants further consideration, it may contact the individual to ascertain his or her interest in potential service on the Board. Generally, if the individual expresses a willingness to be considered and to serve on the Board, the Nominating & Governance Committee requests information from the candidate, reviews the individual qualifications, particularly in light of other candidates the Committee may be considering, and conducts one or more interviews with the candidate. In certain instances, Nominating & Governance Committee members may contact one or more references provided by the candidate or other persons who may have first-hand knowledge of the candidate’s accomplishments.

Food Innovation, Safety & Technology Committee

The Food Innovation, Safety & Technology Committee was formed on April 3, 2008. The current members of the Committee are Dr. Hasler (Chair), Mr. Fisher and Mr. Jager. The principal functions of the Committee include:

•	reviewing, evaluating and advising the Board regarding the long-term strategic goals and objectives of our food innovation and food safety programs;

•	assisting us in making well-informed choices in directing investment into areas related to food innovation and food safety programs; and

•	monitoring and evaluating trends in research and development related to food innovation and food safety.

Communicating with the Board of Directors or with Individual Directors

The Board has established a process to receive communications from security holders and other interested parties. You may contact the Board or any management or non-management director, including the Chairman of the Nominating & Governance Committee (currently Mr. Jager), who presides at meetings of non-management directors. Correspondence should be addressed to the Board of Directors or any individual director(s) or group or committee of directors either by name or title. All such correspondence should be sent “c/o General Counsel” by mail to Chiquita Brands International, Inc., 250 East Fifth Street, Cincinnati, Ohio 45202 or by fax at (513) 564-2857. You may also send an e-mail to boardofdirectors@chiquita.com and, if applicable, specify in the text of the e-mail whether it should be directed only to certain directors (such as independent directors) or members of certain committees.

All communications received as set forth in the preceding paragraph will be opened by the office of the General Counsel for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotion of a product or service or patently offensive will be forwarded promptly to the addressee(s). Any communication also will be available to any non-management director who requests it.

COMPENSATION OF DIRECTORS

Annual Compensation of Non-Employee Directors. For Board service in 2009, non-employee directors received annual compensation comprised of a cash fee of $80,000, payable quarterly in arrears, and a number of shares of common stock having an aggregate fair market value of $80,000, payable annually in arrears on the third business day following the day on which financial results for 2009 were released. In addition, the Chairs of the Audit Committee and the Compensation Committee each received an annual fee of $20,000 in cash, the Chair of the Nominating & Governance Committee received an annual fee of $15,000 in cash and the Chair of the Food Innovation, Safety & Technology Committee received an annual fee of $5,000 in cash. Board members who served on the Special Litigation Committee received a monthly fee of $3,000 and meeting fees of $1,000 for each meeting attended in person and $500 for each meeting attended by telephone. The monthly fee was suspended in November 2009 following an agreement in principle between the parties to settle the derivative litigation.

In November 2009, the Board of Directors approved the recommendation of its Nominating & Governance Committee to increase the annual stock compensation of non-employee directors, effective on and after January 1, 2010 (payable in early 2011); the aggregate fair market value of the number of shares of stock to be awarded increased from $80,000 to $98,000. The stock compensation is paid annually in arrears on the third business day following the day on which annual financial results are released. The Nominating & Governance Committee’s recommendation was based on benchmarking to median director compensation at peer companies (the peer group was the same as the Peer Group used for executive officer compensation for 2010 compensation as described on page 39) and analysis by the Compensation Committee’s compensation consultant. In addition, the annual cash compensation paid to the Chair of the Nominating & Governance Committee increased from $15,000 to $20,000 and the annual cash compensation paid to the Chair of the Food Innovation, Safety & Technology Committee were increased from $5,000 to $7,500 in cash. No changes were made to the cash compensation of directors or the compensation of the Chairs of the Audit Committee or the Compensation Committee.

Directors who are employees receive no additional compensation for serving on the Board or its committees.

Directors Deferred Compensation Program (DDCP). Under the DDCP, directors may defer the receipt of all or any portion of their Board compensation (whether cash or shares) until (i) the date their service on the Board terminates (whether upon death, disability, retirement or otherwise) or (ii) the first anniversary of that date (other than upon death or disability). Stock compensation may be deferred only in stock units, each of which is equivalent to one share of our common stock. Cash compensation may be deferred in stock units or cash. Cash amounts deferred under this plan earn interest at the three-month London Inter-Bank Offer Rate (LIBOR), adjusted quarterly. During 2009, this interest rate was not above-market according to SEC rules. When dividends are paid, cash dividend equivalents are paid on the stock units in a director’s account on the same payment date as dividend payments to all shareholders. The DDCP account amounts are unfunded and unsecured obligations of ours and are subject to the same treatment and risks as other general obligations of ours.

Other Benefits. Once a year the Board meets at one of our operating locations, and directors are encouraged to bring their spouses to the meeting site at our expense.

Stock Ownership Guidelines for Directors. In 2006, the Nominating & Governance Committee approved stock ownership guidelines for non-employee members of the Board of Directors. The guidelines provide that each director is expected, within five years after adoption of the guidelines or commencement of Board service, whichever is later, to hold shares of common stock with a value equal to $400,000 (five times the annual cash retainer for service on the Board of Directors, excluding committee chair fees). Progress toward the goal is expected to be approximately 20% per year and, if the guidelines are not met, subsequent director fees will be paid entirely in shares until the guidelines are met. Shares that count toward these guidelines include unvested RSUs, exercisable stock options to the extent they are “in-the-money,” stock units deferred in the DDCP, and any other shares held by the director. Until the guidelines are met, Board members are not permitted to sell any shares without Board approval (other than selling a portion of stock upon vesting of RSUs or shares received upon exercise of stock options to pay taxes or the options’ exercise price). For purposes of measuring compliance with these guidelines the value of the shares owned (as defined above) is the greater of the acquisition price or the closing price on the last trading day of the year prior to the measurement date. As of December 31, 2009 all directors had made the expected progress toward their ownership goals.

In 2009, we provided the following annual compensation to our non-employee directors.

2009 Director Compensation

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) (3) (4) ($)	All Other Compensation(5) ($)	Total ($)

(a)	(b)	(c)	(g)	(h)
Kerrii B. Anderson	60,000	60,278	4,782	125,060
Howard W. Barker, Jr.	139,500	80,000	5,260	224,760
William H. Camp	136,500	80,000	721	217,221
Robert W. Fisher	80,000	80,000	2,015	162,015
Clare M. Hasler	122,500	80,000	2,015	204,515
Durk I. Jager	95,000	80,000	-0-	175,000
Jaime Serra	80,000	80,000	6,090	166,090
Steven P. Stanbrook	80,000	80,000	5,112	165,112

(1)	The following director deferred 2009 cash compensation into his DDCP account:

Name	Cash Deferred into Cash Account ($)	Cash Deferred into Common Stock Unit Account ($)	Common Stock Units Acquired from Cash Deferral (#)

Durk I. Jager	--	95,000	8,684

(2)

Represents the aggregate grant date fair value computed consistent with FASB ASC Topic 718 (See Note 1 to the Consolidated Financial Statements). Each director who served for all of 2009 (Dr. Hasler and Messrs. Barker, Camp, Fisher, Jager, Serra and Stanbrook) received $80,000 in unrestricted stock compensation. Ms. Anderson, who served less than the full year, received a pro rata amount. The number of shares received by each director was calculated by dividing the applicable cash value amount by $14.56, the closing price of our common stock on February 26, 2010, the date of payment. The following numbers of shares were granted: Dr. Hasler and Messrs. Barker Camp, Fisher, Jager, Serra and Stanbrook, 5,495 shares; Ms. Anderson, 4,140 shares.

(3)	At December 31, 2009, the aggregate numbers of outstanding stock options and stock awards for each director were as follows:

Name	Stock Options (#)	Restricted Stock Units (#)
Ms. Anderson	--	--
Mr. Barker	--	10,051
Mr. Camp	--	7,185
Mr. Fisher	50,000	12,500
Dr. Hasler	--	2,500
Mr. Jager	50,000	10,000
Mr. Serra	50,000	10,000
Mr. Stanbrook	50,000	10,000

All stock options are fully vested and have been fully expensed; exercise prices range from $11.73 to $16.97. All RSUs vest on the day the director’s service as a non-employee director ceases. These awards are no longer being made.

(4)	Dr. Hasler and Messrs. Barker, Camp and Jager deferred the full $80,000 of their stock compensation for 2009 (5,495 common stock units each) into their DDCP accounts.

(5)	These amounts represent spousal travel and tax gross-ups thereon.

COMPENSATION OF EXECUTIVE OFFICERS

The following Compensation Discussion and Analysis should be read in conjunction with the compensation tables beginning on page 53.

Compensation Discussion and Analysis

Chiquita’s overall compensation program focuses on attracting and retaining qualified individuals. While all employees earn cash salaries based on hourly or annual compensation rates, higher level employees and sales personnel, who have the ability to make significant contributions to the company’s performance and achievement of its strategic goals, may be eligible for performance-based cash bonuses (dependent on individual and company performance) and, at higher levels, for time-based and performance-based equity compensation.

The primary focus of the Compensation Committee is on the company’s executive officers. Chiquita’s compensation program for executive officers is intended to:

•	encourage and reward current business outcomes through cash salaries and performance-based annual incentives;

•	reward sustained performance at specified levels and encourage retention through annual restricted stock unit (RSU) awards and other one-time equity awards under the company’s Stock Plan;

•	reward achievement of the company’s longer-term business goals through performance-based three-year equity incentive plan awards; and

•	foster alignment of executive management with the interests of shareholders through equity incentive awards and stock ownership, in accordance with stock ownership guidelines.

The compensation program seeks to provide the proper incentive and reward for our executives’ achievements in both managing our day-to-day business and achieving short-term objectives while addressing shorter-term challenges facing us, and achieving our long-term vision to be the innovative global leader in branded, healthy, fresh produce-based foods and to deliver leading food industry shareholder returns.

Current compensation decisions are guided by the Committee’s formal Compensation Philosophy described below, by Equity Guidelines described on page 51 and by Stock Ownership Guidelines for Executive Officers described beginning on page 51.

Overview of 2009 Results and Compensation Actions

Despite the economic downturn and the highly volatile and uncertain economic environment, the company’s operating performance improved significantly in 2009. This improved performance also affected the results achieved under the company’s executive compensation programs. The value of Chiquita stock increased by 22% during 2009, and by 13% in the three year period ended December 31, 2009, resulting in each case in a positive total shareholder return. On a relative basis, this performance metric was near the top quartile of our current Peer Group (described on page 39) on a one-year basis (73rd percentile) and well above the median on a trailing three-year basis (62nd percentile).

For the year ended December 31, 2009, we reported income from continuing operations of $91 million, which represented a significant improvement over the $330 million loss reported for the prior year; the 2008 loss included a $375 million goodwill impairment charge which was excluded from some calculations for purposes of 2008 compensation decisions. As described in more detail below beginning on page 43, our financial performance in 2009 yielded a payment factor of 150%, the maximum payment factor, for the cash bonus award under the Management Incentive Plan (MIP) and allowed for the banking of portions of the target award opportunity in the Long-Term Incentive Program (LTIP) based on the achievement of earnings per primary share goals for both the 2008–2010 and 2009–2011 performance cycles.

In February 2009, the Compensation Committee approved the CEO’s recommendations that (1) it not authorize salary increases for executive officers and other LTIP participants during the remainder of 2009 (salaries for other employees were not subject to a freeze during 2009) and (2) the full company matching contribution in the Capital Accumulation Plan (CAP), a voluntary, non-qualified deferred compensation plan, and a portion of the company matching contribution in our qualified 401(k) Plan, be changed from fixed to contingent in 2009. These matches were to be paid only if the company achieved its target net income for the year, after taking into consideration the impact on net income of the matching contributions. Based on the achievement in excess of target net income for the year, the full company matching funds to the CAP and the 401(k) Plan were contributed in early 2010. Since these changes were intended to be temporary measures only, the company matching formulas in the CAP and the 401(k) Plan were reinstated beginning in 2010 at their former levels. The CAP and the 401(k) Plan are described in more detail under “Deferred Compensation” beginning on page 49.

In November 2009, the Committee approved management’s recommendation to eliminate the excise tax gross-up provision for any new change-in-control agreements entered into, including renewals of existing agreements, and to eliminate tax gross-up payments for certain perquisites.

Compensation Philosophy

The Compensation Committee has adopted a formal Compensation Philosophy that applies to executive officers, which is reviewed periodically by the Committee. The Committee’s philosophy is that, on average, overall target pay for company executives, including each major component of pay, should approximate the 50th percentile of market and industry-specific data, and that high-performing executives should be paid at a higher percentile (up to and in rare cases exceeding the 75th percentile) and lower-performing executives should be paid at a lower percentile. Long-term compensation awards for an individual are based upon consistent performance at a specified level. The emphasis on short- and long-term incentive compensation and on cash and equity incentive compensation varies depending on the level of an individual’s responsibilities, with an increased weighting on longer-term and equity incentives for more senior executives. There is no pre-established allocation between cash and equity compensation for executive officers.

On average, the target “total direct compensation” (the sum of base salary, annual incentives and long-term incentives) for the Named Executive Officers (based on current 2010 compensation) is approximately 6% above the company’s Peer Group data median and approximately 12% above the published survey data median (in each case based on the most recent available information, i.e., from 2009 or 2008). The use of published survey and peer group data is discussed in detail in the section entitled “Establishing Executive Compensation; Use of Peer Groups.” Market “total direct compensation” is used as a point of reference; however, an individual executive’s actual compensation also is based upon individual and company performance and the company’s stock price, as well as individual potential and tenure. Each element of pay is influenced by an individual’s performance rating.

Compensation Risk Assessment

The Committee has reviewed and discussed the structure of our compensation program from the point of view of assessing whether any aspect of the program could potentially be expected to provide an incentive to our executive officers or other employees to take any unnecessary or inappropriate risks that could threaten our operating results, financial condition or impact long-term shareholder value. To assist the Committee in their review, the Committee engaged its independent compensation consultant to conduct a risk assessment of the company’s incentive-based compensation plans (including the annual and long-term incentive programs) and the company’s compensation practices.

Based on the findings from the independent consultant’s assessment, our internal controls, policies and risk-mitigating components in our incentive arrangements currently in place as well as the Committee’s formal review and discussion, the Committee believes our compensation programs represent an appropriate balance of short-term and long-term compensation and do not encourage executive officers or other employees to take on unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the company.

Our incentive compensation is designed to reward bonus-eligible employees for committing to and delivering goals that are intended to be challenging yet provide them a reasonable opportunity to reach the threshold amount, while requiring meaningful growth to reach the target level and substantial growth to reach the maximum level. The amount of growth required to reach the maximum level of compensation is developed within the context of the normal business planning cycle and, while difficult to achieve, is not viewed to be at such an aggressive level that it would induce bonus-eligible employees to take inappropriate risks that could threaten our financial or operating stability. We have designed our compensation program to reward bonus-eligible employees for achieving annual financial results that meet the objective of providing an adequate return to investors by improving and reducing the volatility of operating results. In addition, the annual bonus program contains a cap on the maximum payout to employees as a whole. Further, a select group of senior executives, including the Named Executive Officers, may be rewarded for achieving long-term (three-year) financial results that meet similar objectives. The amount of incentive compensation received by our executive officers is directly related to the achievement of these results and further impacted by the executive’s individual performance as discussed in “Annual Management Incentive Program Awards” on page 41 and under the heading “Equity-Based Compensation” beginning on page 45.

Our executive compensation program includes the following features to help realize this strategy:

Compensation Mix. We allocate compensation between fixed and contingent components, between annual cash incentives and long-term equity incentives and between time-based and performance-based long-term incentive compensation, based in part on an employee’s position and level of responsibility within the organization. We believe our mix of compensation elements helps to ensure that executives and other employees who are eligible for incentive compensation do not focus on achieving short-term results at the expense of the long-term growth and sustainability of the company. None of our employees receives compensation which is primarily derived from commissions.

Base salary is the only assured portion of compensation that we provide to our executives and other employees apart from performance results. Consequently, our incentive compensation arrangements are intended to reward performance.

The annual MIP establishes cash-based award opportunities that are payable if, and only to the extent that, pre-established corporate financial and individual performance objectives are achieved,

subject to the discretion of the Committee to exclude certain events outside our direct control. Approximately 515 employees were eligible for MIP awards during 2009.

The equity-based component of the executive compensation program consists of two types of equity awards: (1) grants of time-vested RSUs for approximately 135 executives, including the Named Executive Officers, upon hire and, on a discretionary basis, annually thereafter, and (2) a performance-based LTIP award opportunity for approximately ten senior executives, including the Named Executive Officers. The purpose of the four-year vesting schedule for RSUs, the three-year performance period for LTIP and the Stock Ownership Guidelines, described on page 51, is to underscore our commitment to long-term decision-making and growth.

Stock Ownership Guidelines. We have established stock ownership guidelines to ensure that our executives’ interests are aligned with those of shareholders. These guidelines also help ensure that the decisions our executives implement to achieve our financial and strategic objectives are focused on our long-term growth and health. We believe that this policy effectively mitigates the possibility that our executives could make business decisions to influence stock price increases in the short-term that cannot be sustained over the long-term or could liquidate their equity holdings to capture short-term fluctuations in our stock price.

Recoupment Policy. Our Stock Plan provides for the recovery of all or some portion of earned annual or long-term incentive compensation awards to our employees, including the Named Executive Officers, in the event of a material revision of the financial results or metrics upon which the awards were based that is attributable to the malfeasance of the recipient. This policy has applied to any incentive compensation payable under the Plan (MIP, LTIP and equity awards) since 2008.

Board Approval of Transactions. Management must obtain approval from the Board of Directors for significant transactions (i.e., mergers, acquisitions, divestitures, dividends, share repurchases, etc.) that could impact the achievement of the previously approved financial performance targets used in the executive compensation program, and the Compensation Committee retains the discretion to ignore the impact of certain factors over which management has no control (such as accounting changes or certain currency fluctuations) for purposes of determining whether pre-established performance targets have been met.

Establishing Executive Compensation; Use of Peer Groups

In making compensation recommendations and decisions for all of the executive officers, including the Named Executive Officers, the independent members of the Board (in the case of the CEO) and the Compensation Committee review individual executive officer job profiles and compensation compared to publicly available information in proxy statements to summarized data reported in purchased survey reports, and to data from our Peer Group described below.

The Committee is responsible for selecting and periodically reviewing our Peer Group of companies used for executive officer compensation benchmarking. The Committee believes that a peer group should consist of approximately 20 companies; that in choosing peer companies, the following metrics are appropriate: revenue, net income, market capitalization, assets and total shareholder return over trailing 1-, 3- and 5-year periods; and that, ideally, we should rank near the median of the peer group on each of these metrics, with a heavier weighting of revenue since, due to the nature of our business and operations, our relative ranking in that metric should be less volatile than in the other metrics. The Committee initially screens for companies in our Standard Industrial Classification (SIC) code with performance of between 50% and 200% of our performance on each of these financial metrics independently and then constructs the Peer Group from this population based on an assessment of best fit (industry, financial and global scope).

In September 2009, as part of its regular periodic review and consistent with the advice of its independent consultant, the Committee adjusted the then current Peer Group to remove three companies (for which information would no longer be available, as explained below) and to add four companies, two of which are direct competitors (one of which only recently started to publicly provide compensation information) and two of which are in the same industry. The Committee believes these adjustments more closely aligned the Peer Group to the principles used to define our ideal peer group.

The table below identifies our Peer Group companies for 2008, 2009 and 2010. Companies in the left column (in italics) were included in the Peer Group for 2008 and 2009 compensation actions, but will not be included in Peer Group in 2010, except that they will be used to determine relative total shareholder return (TSR) for purposes of the component of LTIP awards (described below) that is dependent on this metric for the 2008–2010 and the 2009–2011 performance cycles. Companies in the right column (in bold) have been added to the Peer Group for 2010 compensation actions, and will be used to determine relative TSR for purposes of the component of LTIP awards that is dependent on this metric for the 2010–2012 performance cycle. Companies in the center column have been and continue to be included for all three years.

PepsiAmericas, Inc.*	Brown-Forman Corporation	Dole Food Company, Inc.
Spectrum Brands, Inc.*	Campbell Soup Company	Fresh Del Monte Produce, Inc.
Wm. Wrigley Jr. Company*	Central Garden & Pet Company	Sanderson Farms, Inc.
	Church & Dwight Co. Inc.	Treehouse Foods, Inc.
The Clorox Company
Constellation Brands, Inc.
Corn Products International, Inc.
Dean Foods Company
Del Monte Foods Company
Energizer Holdings, Inc.
Flowers Foods, Inc.
H. J. Heinz Company
The Hershey Company
Hormel Foods Corporation
McCormick & Company, Incorporated
Molson Coors Brewing Company
Ralcorp Holdings, Inc.
The J. M. Smucker Company

*	Wm. Wrigley Jr. Company was acquired by M&M/Mars in October 2008, PepsiAmericas, Inc. was acquired by PepsiCo in February 2010 and Spectrum Brands was de-listed in December 2008 and filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Since public financial results will no longer be available for Wrigley and PepsiAmericas and Spectrum Brands is no longer a comparable company they have been or will be eliminated from future LTIP calculations for the Peer Group.

In addition to the use of Peer Group data, to the extent available, the Committee reviews, analyzes and aggregates data from purchased surveys by major consulting firms such as Towers Perrin, Mercer and Hewitt Associates. When available, the Committee may be able to utilize data with limited scope from the purchased surveys, such as companies with comparable revenue and industry. The Committee uses this same process for reviewing, analyzing and aggregating data for other executives who are not executive officers.

Establishing Executive Compensation

The Committee’s starting point for the determination of target total direct compensation, and the allocation of this amount among salary, annual cash incentive, RSUs and long-term equity incentives, is market information derived from the published survey data and provided in public filings with the SEC by the Peer Group companies. A summary of each of the elements of total direct compensation for each executive officer, along with the market information for these same elements for executives with similar roles, is reviewed by the Committee at the time of its compensation decisions for executive officers. Tally sheets setting forth all elements of an individual’s earned compensation for the immediately preceding two years, including the value of qualified and nonqualified benefit programs and the value of other non-cash compensation, also are reviewed annually for the Named Executive Officers. For 2009 and 2010, no adjustments were made to the compensation program as a result of the tally sheet review because the amounts were considered reasonable and appropriate. Further, the Committee reviewed a wealth accumulation analysis for each of the executive officers, including the Named Executive Officers, to understand how an executive’s compensation could build over a longer period of time by reviewing under various stock price scenarios both equity awards already granted and future awards, assuming grants of similar value in future years. The Committee determined that the results of this analysis demonstrated proper leverage on the upside and proper downside protection to allow equity awards to serve as a retention vehicle and, therefore, no significant changes were required.

The Committee places emphasis on developing a compensation package that is competitive with that detailed in the survey data, as well as that offered by the Peer Group, so that the company is able to attract and retain qualified executives. Although the Committee reviews internal pay variations among executive officers, sometimes referred to as “internal pay equity,” it is not a considerable factor used in making compensation decisions for the executive group. There is significant variation in the nature of the positions in the executive group and sufficient market data available for each executive officer’s position to support individual pay decisions based upon that data.

Elements of Executive Compensation

The principal elements of our executive officer compensation are base salary, annual incentive awards, annual grants of RSUs, LTIP awards and other compensation consisting of qualified and nonqualified deferred compensation plans and limited perquisites. Each element is described briefly below and additional details are included in the tables beginning on page 53.

Base Salaries.

Base salaries are established according to published market surveys and Peer Group data as appropriate to each executive officer’s position, responsibilities and performance. Base salaries are not necessarily adjusted annually but are generally adjusted when the Compensation Committee judges that a change is warranted by a change in relevant market data or an executive officer’s responsibilities or demonstrated performance. Generally, for all employees, including the Named Executive Officers, a consistently high performing employee according to his or her individual performance rating whose base salary is below the 50th percentile for employees holding similar positions at other companies would likely receive a greater increase at more frequent intervals, while an average performing employee whose base salary is at or above the 50th percentile would likely receive a lower increase at less frequent intervals. Individual performance is reviewed and rated for executive officers annually.

The salaries paid to the Named Executive Officers in 2009 are shown in column (c) of the Summary Compensation Table on page 53. In February 2009, the Committee accepted the CEO’s recommendation that it not authorize salary increases for executive officers and LTIP participants for the remainder of 2009. Accordingly, none of the then-current Named Executive Officers was eligible for a salary increase in 2009. Mr. Sims received an increase in his base salary in August 2009 effective with his promotion to Senior Vice President and Chief Financial Officer and his election as an executive officer.

In November 2009, the Committee (and in the case of Mr. Aguirre, the independent members of the Board) reviewed the base salary of each of the Named Executive Officers for possible adjustment. In each case, the principles and market data discussed above, as well as the fact that base salaries were not adjusted during 2009 for anyone who was an executive officer at the beginning of 2009, were considered. After that review, the following adjustments to base salaries were made effective January 1, 2010 (with the base salaries of Messrs. Loeb and Viviani remaining unchanged):

Executive Officer	Amount of Increase	New Annual Salary
Fernando Aguirre	$50,000	$1,000,000
Kevin R. Holland	$40,000	$ 410,000
Michael B. Sims	$40,000	$ 410,000

The adjustment to Mr. Aguirre’s base salary was made in recognition of the significant turnaround in operating performance and achievement of strategic objectives during 2009. After adjustment, Mr. Aguirre’s base salary is at the median of the Peer Group and approximately 7% above the median of the published market survey data. The adjustments to Messrs. Holland’s and Sims’ base salaries were made in recognition of their strong performance, as discussed in more detail under “Calculation of 2009 MIP Awards” on page 43, and to enhance the competitive positioning of each of their compensation considering Mr. Holland’s responsibilities for multiple staff functions and Mr. Sims’ successful transition into his new role. After adjustment, Mr. Holland’s base salary is at the median of the published market survey data and at the 75th percentile of the Peer Group. After adjustment, Mr. Sims’ base salary is at the 25th percentile of the published market survey data and approximately 10% below the median of the Peer Group. The base salaries of Messrs. Loeb and Viviani remained unchanged as the Committee determined that their respective salaries were competitive with the published market data and the Peer Group and consistent with our Compensation Philosophy and the principles stated above.

Annual Management Incentive Program (MIP) Awards.

Manager-level employees and above (approximately 515 individuals in 2009) are eligible to participate in the MIP. MIP awards are paid in cash except as described below under “Stock Ownership Guidelines for Executive Officers.” The MIP payment to an individual is equal to the individual’s incentive opportunity target, multiplied by a company achievement factor, which can range from 0% to 150%, multiplied by an individual performance factor, which can range from 0% to 150%, subject to reduction in the Compensation Committee’s discretion. After application of the maximum company achievement factor of 150% and the maximum individual performance factor of 150%, an individual’s maximum annual incentive is 225% of his or her incentive opportunity target.

1. Alignment with Shareholder Interests. We believe that the following attributes of the MIP further our long-term business plan and help to ensure that the interests of our executives remain aligned with the interests of our shareholders:

•	The MIP pool is funded solely based on our achievement of our financial results. Thus, there is no incentive pool if we do not achieve a threshold level of profitability.

•	MIP payouts require the recipient to meet or exceed one or more individual performance objectives.

•

The individual performance factor acts as a multiplier to achievement based on corporate financial results. Lower-performing executives are not unduly enriched by virtue of strong financial performance in other parts of the business.

•

The maximum MIP payout for any executive is capped at 225% of his or her target award. The maximum MIP payout can be realized only if both the company’s financial results and the executive’s individual performance factor are achieved at the maximum level possible. None of the Named Executive Officers has ever achieved the maximum MIP payout under this formula since it began in 2004 even when we have reached the 150% maximum achievement level as to our financial goals.

•	MIP awards are calculated on a self-funding basis, meaning they are payable only after taking into consideration the impact on net income of the accrual for the awards themselves.

•	Amounts paid or payable are subject to recovery pursuant to the company’s recoupment policy.

•	Committee (or in the case of the CEO, full board) approval is required for all awards to executive officers.

The Committee disfavors the award of discretionary bonuses to executives. The Committee has not previously approved, and does not presently intend to pay discretionary bonuses to executive officers in the event that our performance results do not meet or exceed the threshold level for payout under the MIP.

2. MIP Award Methodology. Based on the company’s business plan and no later than March 31 of each year, the Committee approves the financial performance goals to be used to determine the company achievement factor for the coming year. The company achievement factor applies to all MIP-eligible employees and is expressed in terms of minimum (threshold), target and maximum performance as follows, with achievement between the levels determined by interpolation:

Performance Goals	Company Achievement Factor
Threshold	At or below threshold, 0% achievement factor
Target	At target, 100% achievement factor
Maximum	At or above maximum, 150% achievement factor

The individual performance factor for all executive officers is fixed at the maximum 150% at the beginning of the year. The Committee (and in the case of Mr. Aguirre, the independent members of the Board) then exercises its negative discretion to reduce this individual performance factor based on the individual’s actual performance during the year against personal objectives and objectives applicable to his or her business or functional unit set at the beginning of the year.

The Committee approves a cash incentive opportunity target for each executive officer, which is expressed as a percentage of the executive’s base salary. The annual incentive target percentage principally is determined according to published survey and Peer Group market data, as well as the responsibilities of the executive officer’s position and his or her potential impact on financial results. Typically, those with greater responsibilities or with greater potential to impact financial results receive higher MIP targets. The percentage assigned to any given position tends to remain constant from year to year. For 2009, the target percentages were 130% for Mr. Aguirre, 70% for Messrs. Loeb and Viviani, 60% for Mr. Holland, and 60% for Mr. Sims effective upon his promotion. The incentive opportunity targets for other MIP-eligible employees range from 10% to 50% of their base salaries.

In determining cash incentives for 2009, the Committee considered the volatile nature of the industry in which we operate, as well as our performance and the incentive payment percentages achieved in recent years (138% for 2004, 150% for 2005, 0% for each of 2006 and 2007 and 92.75% for 2008). The Committee noted that the incentive payment percentage based on our financial achievement had been highly volatile over the past five years, which could have a negative effect on our ability to attract and retain talented employees in the future.

As a result, the Committee decided to base the 2009 company achievement factor for the MIP solely on net income performance. A second goal related to revenue from new products, which had applied to the MIP in 2007 and 2008, was eliminated. The Committee believed this change reflected both the significant focus that it believed management should place on achieving net income in 2009 and the difficulty of predicting the growth of value-added consumer products given the uncertainty in global markets at the time the decision was made in early 2009. However, to help maintain focus on innovation and growth, certain key individual executives had, among their 2009 individual performance objectives, attainment of goals relating to new product development.

When the Committee established the terms of the MIP for 2009, it also determined that certain factors affecting our net income performance might be outside of management’s control and not directly reflect current operational performance, and that management should not be unduly rewarded or penalized for these factors. Accordingly, the Committee provided for the exclusion of certain factors affecting net income, such as certain currency exchange rates to the extent they exceed specified parameters; certain weather-related impacts; severance costs related to the relocation of the company’s European headquarters; losses on debt extinguishment; certain effects of impairment charges; the impact of unbudgeted governmental investigations or proceedings, including fees and penalties to the extent they arose under prior management; items classified in our consolidated financial statements as items of “Other Income and Expense”; the impact of new accounting standards; and other unpredictable and uncontrollable events. The Committee retained the discretion to make no payments to executive officers under the MIP if net income, adjusted as the Committee determined to be appropriate to reflect the circumstances and events described above, was below the threshold amount of $12.75 million.

In summary, for 2009, the payments were calculated as follows:

Salary x Target % = Target Award Opportunity

Target Award Opportunity x Company Achievement Factor = Preliminary MIP Award

Preliminary MIP Award x Individual Performance Factor = Anticipated Final MIP Award

The Committee determined at the beginning of the year that the aggregate payout of MIP compensation to all MIP participants should not exceed 19% of the incremental net income of the company over the threshold amount. The Committee also determined that on an aggregate basis, the weighted average individual performance factor for all employees could not exceed 100%.

3. Calculation of 2009 MIP Awards. Annual incentive payments are determined as soon as practicable after the end of each year.

For 2009, the threshold (minimum), target and maximum performance objectives for net income were set in early 2009 at $12.75 million, $60 million and $83.6 million, respectively. Consistent with the MIP methodology described above, the Committee excluded the following from net income for purposes of determining the company achievement factor: gains from sales of assets, severance costs related to the relocation of the company’s European headquarters, the impact of new accounting standards, loss on debt extinguishment and effects of currency exchange rates beyond a specified range. The exclusions had no effect on the final achievement of 150%, both because the positive and negative adjustments essentially offset each other and the maximum achievement level was reached on an unadjusted basis. Nonetheless, the Committee applied the exclusions to maintain a consistent process for each year. For 2009, unadjusted and adjusted net income equaled $90.5 million and $92.1 million, respectively.

The determination of individual performance factors of executive officers, including the Named Executive Officers, is made by the Compensation Committee with input, in the case of all executive officers other than the CEO, from the CEO. The independent members of the Board of Directors approve the individual performance factor and MIP award of the CEO. For 2009, after the exercise of Committee discretion, the final individual performance factors for the Named Executive Officers ranged from 85% to 130%. The individual performance factors were based on the following:

Executive Officer	Objective/Basis for Evaluation	Achievement

Fernando Aguirre	Overall 2009 company financial performance, sustainable long term growth, organizational development	Exceeded

Kevin R. Holland	Efficient global people cost; effective European HQ move; improve global IT infrastructure	Exceeded/Outstanding

Michel Loeb	European profitability & new product development and innovation; effective European HQ move	Partially Met/Exceeded

Michael B. Sims*	Restructure Asia/Mid-East sourcing & supply; improve working capital; oversight of alliances/acquisitions	Exceeded/Outstanding

Tanios Viviani	Develop marketing program; global innovation (new products); develop global capabilities	Met

* Goals formulated before promotion to chief financial officer.

The MIP methodology described above led to the Final MIP Award. The MIP payments to the Named Executive Officers are shown in column (g) of the Summary Compensation Table on page 53. On an aggregate basis, for all MIP participants, even though the annual incentive pool described above could have been funded with approximately 19% of incremental net income over the threshold amount, the actual funding was approximately 15% due to reductions in the number of eligible participants in the MIP and the effect of the individual performance factor on a weighted average basis.

4. 2010 MIP Program. After careful consideration of our improved operating results in 2009, the improving but still uncertain economic environment and the long-term growth plans for our business, the Committee determined to structure the 2010 MIP similarly to the 2009 MIP. The 2010 financial performance objective increased substantially the net income required for threshold, target and maximum payouts, and reduced the percentage of incremental net income over the threshold amount being used to fund the total annual incentive pool.

The Committee concurred with management’s recommendation to measure company performance under the 2010 MIP program solely on the achievement of the net income goals, as adjusted based on factors similar to those used in 2009. This decision reflects the significant focus that the Committee believes management should continue to place on achieving net income in 2010. However, certain key individual executives have, among their 2010 individual performance objectives, attainment of goals relating to new product development.

Consistent with the program’s approach in 2009, for 2010 the MIP payment will equal the individual’s incentive opportunity target, multiplied by the company’s achievement factor, multiplied by the individual’s maximum performance factor of 150%, reduced in the Committee’s discretion to reflect the company’s and the individual’s performance for 2010.

Equity-Based Compensation.

We provide equity compensation to our executive officers and other key employees through awards under the Stock Plan. Currently, these awards take the form of (1) grants of RSUs upon hire and, on a discretionary basis, annually thereafter to director level executives and above (approximately 135 individuals) and (2) an LTIP opportunity for a much smaller group of senior-level executives, primarily executive officers (approximately ten individuals). Award agreements for the RSUs contain unlimited confidentiality, two-year non-competition and one-year non-solicitation provisions.

Each executive officer’s total target equity compensation opportunity is based upon comparisons to published market surveys and Peer Group data at the 50th percentile level, adjusted to take into consideration the individual’s responsibilities as well as the Committee’s assessment of his or her performance and potential to contribute to our long-term success. For 2009, the executive officers’ total target equity compensation opportunities ranged between the 25th and 75th percentiles of the relevant published market survey and Peer Group data.

For those executives who are eligible to participate in the LTIP, which includes each of the Named Executive Officers, the target equity compensation is divided between a time-vested RSU grant and a performance-vested LTIP opportunity. In order to place more emphasis on long-term performance, 60% of target equity compensation is allocated to the performance-vested LTIP and the remaining 40% is allocated to the time-vested RSUs. New executive officers are generally eligible for an RSU award and an LTIP opportunity at commencement of employment, unless the beginning date is close in time to that for the annual grant of RSUs. Promotions may result in additional award opportunities under both the annual RSU award program and the LTIP where off-cycle grants may be made. For employees who are eligible for RSUs but not LTIPs, actual RSU awards ranged from 0% to 68% of their base salary in 2009.

In considering equity incentive awards to executive officers, the Committee takes into account the dilutive effect of the awards on our shareholders, including both the annual rate of share usage and the dollar magnitude of the share value transfer from the shareholders to executives due to the grants. For each of these considerations, data are compared to that of companies in the Peer Group. Although the share value transfer of our equity awards is higher, as a percentage of total market capitalization, than the average for our peers, the Committee has concluded that this is due to our lower market capitalization rather than the dollar magnitude of the grants to executive officers, as compared to those of the Peer Group.

We have not granted any stock options since early 2004 because we believe that RSU and LTIP awards are generally more efficient and less dilutive forms of equity compensation, particularly due to the underlying volatility of the stock of companies with industry dynamics such as Chiquita’s. However, while the Committee has no current intention to issue stock options, it could consider grants of stock options if deemed appropriate in the future.

1. Alignment with Shareholder Interests. We believe that the following attributes of the Equity-Based Compensation program further our long-term business plan and help to ensure that the interests of our executives remain aligned with the interests of our shareholders:

•

The target RSU and LTIP award for each Named Executive Officer is adjusted upward or downward from the competitive market data at the beginning of each year or performance cycle, as applicable, based on the Committee’s assessment of each Named Executive Officer’s performance and potential.

•

The corporate performance objectives (EPS and relative TSR measured over a three-year period) for the LTIP are designed to provide focus on steadily improving annual earnings and rewarding executives for helping us perform at a level of TSR that exceeds that of our peers and achieves our overall long-term business objectives.

•

To mitigate the effect of any short term price volatility, the calculation of relative TSR for the LTIP for each year in a cycle and for the full cycle is based on Chiquita’s and each Peer Group company’s stock price averaged over the last twenty trading days of the preceding calendar year.

•

We grant these awards for retention and incentive purposes. We believe that the size of the awards is appropriate for this purpose and provides our executives with the incentive to focus their efforts on earning their long-term incentive awards.

•	The maximum payout of the LTIP for any executive is capped at 200% of his or her target award, regardless of actual performance results.

•

The portion of each LTIP award that is determined based on EPS performance against target is calculated on a self-funding basis, meaning that awards are payable only after giving effect to the impact on EPS of the awards themselves.

•

The shares acquired upon vesting, net of a limited number of shares used to pay all or a portion of the executive’s withholding and employment taxes, are subject to our Stock Ownership Guidelines described on page 51.

•

The purpose of the four-year vesting schedule for RSUs, the three-year performance period for LTIP and the Stock Ownership Guidelines is to underscore our commitment to long-term decision-making and growth.

•	Amounts paid or payable are subject to recovery pursuant to our recoupment policy.

2. Annual RSU Grants. After making the determination to grant RSUs to executive officers, the Committee determines a dollar value to be awarded to each recipient based on competitive market data, CEO recommendations (for Named Executive Officers other than the CEO), the performance of the executive and an assessment of the executive’s potential. The dollar values then are converted into RSUs based on the fair market value of the common stock on the grant date. These awards generally vest in four equal annual installments beginning on the first anniversary of the grant date. We and the Committee believe that RSU awards provide a valuable retention tool for key executives when our performance may be adversely affected by circumstances beyond their control.

The 2009 grants to the Named Executive Officers were made effective on August 11, 2009 (the third trading day after release of our second quarter financial results) and are reflected in column (i) of the Grants of Plan-Based Awards Table on page 56. Each of the Named Executive Officers received an RSU award in 2009.

Grants of RSUs in 2010 are expected to be made on the same basis as those in 2009 with 40% of target equity compensation allocated to these awards for LTIP participants.

3. LTIP Awards and Methodology. Eligibility to participate in the LTIP is limited to executive officers (including the Named Executive Officers) and a small group of other senior executives who have the most influence on the development and execution of our strategy, as well as on our results. The Compensation Committee approves all LTIP grants.

Each LTIP award is granted for a three-year performance cycle. A new cycle is established effective January 1 of each year so that, at any time, three overlapping performance cycles exist. The goal or goals for each cycle are set within the first 90 days of the cycle.

For the 2007–2009 cycle, the financial performance measure was cumulative earnings per primary share (EPS); a discretionary individual performance factor could be applied to reduce the award at the end of the performance cycle.

In 2008, in order to improve the effectiveness of the LTIP as a recruiting and retention tool, as well as to provide an externally-focused metric in light of the volatility in our earnings, the Committee introduced a second financial goal and eliminated the individual performance factor. For all cycles beginning January 1, 2008 and thereafter, half of each LTIP award opportunity is based on cumulative EPS and the other half on relative TSR as measured against the Peer Group. These factors were selected, respectively, to tie performance to our strategic plan to achieve profitable growth and to align most directly the interests of executives and shareholders. In lieu of the individual performance factor, when establishing a participant’s target award, the Committee considers the person’s individual performance and potential and uses its assessment of those factors to adjust the target above or below the guideline award.

For the 2008–2010 and 2009–2011 cycles, results will be measured annually, with awards earned for each year banked, subject to (1) an executive’s continued employment until such time as any earned award is paid, and (2) forfeiture at the end of the respective performance cycle. Banked shares may be forfeited for the EPS portion of the awards if cumulative EPS is below the threshold level for the full performance cycle. Similarly, banked shares may be forfeited for the TSR portion of the awards if the relative TSR is below the threshold level for the full performance cycle.

The threshold, target and maximum EPS performance objectives were set at levels intended to result in an approximate probability of payout at 80% for threshold, 50% for target and 10% for maximum as determined qualitatively by the Committee. The relative TSR performance objectives at the threshold, target and maximum levels are the 25th, 50th and 75th percentile, respectively, with amounts interpolated for performance between these levels.

Consistent with the MIP, when the Committee established the terms of each performance cycle, it determined that certain factors affecting EPS performance might be outside of management’s control and not be directly reflective of operational performance, and that management should not be unduly rewarded or penalized for these factors. Accordingly, the Committee provided for the exclusion of the same factors as those described above under “MIP Award Methodology” on page 42, as well as the exclusion of shares issued as a result of the exercise of any of our warrants outstanding as of the beginning of the respective performance cycles and earnings resulting from receipt of proceeds of warrant exercises (these warrants expired in March 2009.) The Committee also retains negative discretion to reduce awards consistent with the terms of the LTIP. At the time the respective cumulative EPS goals were established, the Committee reviewed our most recent performance and then-current business plan and included earnings growth targets established with consideration for those estimated at that time in the Institutional Brokers Estimate System (IBES), and considered its own assessment of a reasonable level of improved profitability. The EPS goals were set at levels that were intended to be challenging yet provide employees reasonable opportunity to reach the threshold amount, while requiring meaningful growth to reach the target level and substantial growth to reach the maximum level.

For each LTIP participant for the 2009-2011 cycle, the target LTIP award opportunity is a number of shares calculated by dividing the target amount, denominated in dollars, by the average fair market value of a share of common stock over the last 20 trading days immediately preceding the LTIP performance period. This approach was recommended by the Committee’s consultant to minimize the potential volatility inherent in using only a year-end stock price and, since the award is payable in shares, so that the ultimate value realized by executives would reflect changes in stock price during the three-year performance cycle. The 20-day average price in December 2008 was $12.6985. The threshold, target and maximum opportunities for the 2009-2011 performance cycle for the Named Executive Officers are reported in columns (f), (g) and (h) of the Grants of Plan-Based Awards Table on page 56. Achievement is based on the pre-set cumulative EPS and relative TSR levels described above for the performance cycle. The participant will receive none of the target number of shares if the threshold level is not achieved, 100% if the target level is achieved and 200% if the maximum level is achieved, subject to the adjustments described above, with amounts interpolated for performance between these levels.

4. LTIP Program for 2010-2012 Cycle. The Committee has decided that the design of the LTIP program for the 2010–2012 performance cycle will remain essentially the same as that used in the 2009–2011 performance cycle, except that the achievement of results will be measured solely for the full three-year performance cycle and the annual measurement of results and banking of awards will be discontinued. The Committee determined (1) that this better focuses the award on achievement of our longer-term (full three year) performance goals and (2) the banking feature was not fully aligned with the Committee’s intent for this program to be straightforward and easily communicated to both participants and investors. Individual target award opportunities for the 2010-2012 cycle were established in the same manner as those for the 2009–2011 cycle relative to the median of the published market survey and Peer Group data for target total equity compensation with the resulting equity awards adjusted up or down based on the Committee’s assessment of each participant’s individual performance and potential.

5. Status of Prior LTIP Performance Cycles. As expected, no awards were earned for the 2007-2009 performance cycle as we failed to achieve the threshold performance of $2.85 cumulative EPS. Results for the 2008–2010 LTIP and 2009–2011 LTIP performance cycles will be disclosed after the end of each completed performance cycles.

All Other Compensation.

Deferred Compensation Plans. The Committee believes that maintaining deferred compensation plans is in line with our philosophy of having benefit programs that are market competitive with benefits generally offered by similarly sized companies and that encourage retention through long-term savings on a tax-efficient basis. Thus, executive officers who participate in Chiquita’s 401(k) Plan and Capital Accumulation Plan (CAP) are eligible for company contributions and those who participate in the Deferred Compensation Plan (DCP) are eligible for interest on prior deferrals. As discussed under “Establishing Executive Compensation,” when setting annual target compensation, the Committee reviews the extent to which wealth has been accumulated under these plans. However, the primary focus of the Committee with respect to this element of our compensation is on establishing a program that is competitive so as to enable the company to attract and retain qualified employees.

We provide matching contributions in our 401(k) Plan, to substantially all non-union U.S. employees, including the Named Executive Officers other than Mr. Loeb. During 2009, due to the challenging and uncertain current economic conditions, we reduced our matching contributions from 150% to 100% of employee contributions of up to 6% of eligible compensation (“basic match”), subject to annual legal maximums, with the remaining 50% matching contribution conditioned on the achievement of our target net income after taking into consideration the accrual for the additional matching contributions (“discretionary match”). The basic match vested immediately in 2009 in order to qualify as a safe harbor match under the terms of the Internal Revenue Code. Since we achieved our target net income, the discretionary match was made in early 2010; these amounts will continue to vest at 20% per year of employment and will be fully vested after five full years of employment.

Further information on the contributions to and terms of the CAP and DCP is included under “Deferred Compensation” beginning on page 62.

Perquisites and Other Personal Benefits. The Named Executive Officers are entitled to participate in benefit programs generally made available to all employees, such as medical, dental and life insurance coverage. Otherwise, we provide very limited perquisites to our executive officers, including the Named Executive Officers. Based on discussions with the Committee’s independent compensation consultant and comparisons to published survey data, we believe that we offer fewer types and lower levels of perquisites to our executive officers than other similarly sized companies.

Perquisites currently include the following: LTIP participants are enrolled in an executive health program that includes a comprehensive annual health exam, with counseling available for certain health and well-being related needs. We reimburse spousal travel expenses of executives reporting directly to the CEO to allow spouses to accompany such executives on up to two business trips per year. We own one corporate aircraft in connection with our Fresh Express operations in North America. In connection with the business use of this aircraft or any aircraft chartered for a particular business need, on rare occasions there may be personal use for a particular segment of a flight or to accommodate an accompanying family member. None of the Named Executive Officers had any personal use of any aircraft during 2009. To the extent any perquisites constituted taxable compensation in 2009 we reimbursed the executive for the taxes incurred as a result of the compensation since each of the perquisites was related to a business need.

Effective in 2010, the Committee approved the addition of a financial planning reimbursement program for executive officers. This program will reimburse each executive officer for actual expenses, up to a maximum of $10,000 annually, for comprehensive financial planning and income tax preparation services. Any reimbursement under this program will be considered taxable income to the executive officer and he or she will be fully responsible for any income tax liability. The Committee considered the benefit to us of knowing that executive officers are receiving expert advice and management of their personal tax compliance, as well as enabling them to remain focused on running the business instead of their personal affairs. Further, the executive officers will receive expert advice and counsel on the proper utilization of our compensation and benefit programs, which can help to ensure the maximum value is received from our existing investment in these programs.

For 2009, the incremental costs to us of personal benefits for Named Executive Officers whose personal benefits exceeded $10,000 were $59,266 for Mr. Viviani and $110,568 for Mr. Loeb. In connection with Mr. Viviani’s 2005 relocation from Cincinnati, Ohio to Salinas, California to take on new responsibilities based in Salinas, the Board approved a five-year mortgage subsidy arrangement to assist him due to the significant differences in market housing prices in those two areas. Under the program, which commenced in July 2006 upon Mr. Viviani’s purchase of a home in the Salinas area, Chiquita provides him with a monthly payment equivalent to a mortgage rate reduction. For the first year of residency, the rate reduction was 5%; the payment decreased to 4% in the second year, 3% in the third year, 2% in the fourth year, and will decrease to 1% in the fifth year. This arrangement resulted in payments to Mr. Viviani totaling $47,320 in 2009 and, assuming his continued employment, will result in payments totaling approximately $28,222 in 2010. In connection with the relocation of our European headquarters from Belgium to Switzerland, the Committee approved a four-year housing subsidy arrangement for Mr. Loeb to assist him due to the significant differences in market housing prices in those two areas. Under the program, which commenced in November 2008 upon Mr. Loeb’s relocation, Chiquita provided him with an initial monthly allowance of 2,201 Swiss francs (net) for the first twelve months; this amount would be reduced by 25% annually for the second, third and fourth years, respectively. The program included a provision for the acceleration and immediate payment of any then-remaining monthly allowance payments in the event Mr. Loeb purchased a home in Switzerland. Since Mr. Loeb purchased a home in October 2009, this arrangement resulted in payments to him of 114,595 Swiss francs, or $110,568 during 2009; no further payments will be made under this program. The program provides that all payments made under it are subject to prorated reimbursement, as permitted by Swiss law, if Mr. Loeb’s employment were to terminate prior to the end of the four-year period beginning upon his relocation to Switzerland. The Committee viewed these relocation benefits as appropriate due to the unique circumstances of Messrs. Viviani’s and Loeb’s respective moves to locations with significantly higher housing costs than their prior locations. Further, the Committee viewed these subsidies as a more cost effective and transparent method of assisting Messrs. Viviani and Loeb than making a permanent adjustment to each of their base salaries to compensate for this additional expense.

The incremental costs of personal benefits for the Named Executive Officers are included in column (i) of the Summary Compensation Table along with other reportable amounts. We calculate the value of the above personal benefits on a dollar cost basis per person.

Employment and Severance Agreements

We have change-in-control severance arrangements with each of the Named Executive Officers other than Mr. Aguirre and we have employment agreements with Mr. Aguirre and Mr. Loeb that, among other things, cover change-in-control and termination of employment scenarios. The Committee established these arrangements to provide for an orderly succession and stability in the executive ranks during times of potential uncertainty, as well as to help secure covenants for non-competition and non-solicitation. Please see “Employment Agreements and Other Arrangements” beginning on page 64 for a description of these agreements. In November 2009, the Committee adopted the recommendation of management to eliminate the excise tax gross-up provision for any new change-in-control agreements, including renewals of existing agreements.

Timing of Equity Awards and Equity Guidelines

We have not timed, and do not intend to time, our release of material non-public information for the purpose of affecting the value of executive compensation. Our Equity Guidelines include formal practices for pricing LTIP awards and grants of RSUs. Annual grants of RSUs for all eligible employees are approved during, or pre-approved with an effective grant date during, a trading “window period,” which we define as a period beginning on the third day following release of our financial results for the prior fiscal quarter and ending 15 days before the end of the current quarter. If we are in possession of material non-public information at the time of any proposed grant, action may be deferred until the information has been made public. Grants of RSUs to newly appointed or newly promoted executive officers are effective on the date approved by the Compensation Committee (or, if later, the first day of employment); grants of RSUs to other new hires or in connection with promotions in any month are effective on the last trading day of the month in which employment commences or the promotion becomes effective. In addition, the Board has adopted guidelines to permit corporate insiders (directors, officers, and other key employees and insiders) to develop prearranged trading plans under Rule 10b5-1 of the Securities Act of 1934 that enable them to buy or sell company securities at specified times in the future; these plans minimize the risks of insider trading violations.

Stock Ownership Guidelines for Executive Officers

The Committee established a stock ownership guideline for Mr. Aguirre in his January 2004 employment agreement that requires him to own five times his annual base salary in Chiquita common stock. Ownership guidelines were established for other executive officers, and the guideline for the CEO was reaffirmed, in March 2006. Each executive officer other than Mr. Aguirre is required to own three times his or her annual salary in Chiquita common stock within five years of the later of March 27, 2006 or the date of hire (or, if applicable, promotion) before any shares may be sold. Progress toward the goal is expected to be approximately 20% per year, and is reviewed annually. If a person’s guideline amount is not met by the end of five years, 50% of the person’s future awards under the MIP will be made in shares until such time as the guideline is met. In addition, until the full guideline is satisfied, a person subject to the guidelines may not, without Board approval, sell stock, including shares received upon the vesting of RSUs or the exercise of stock options, other than to pay (1) the exercise price of options or (2) withholding and any additional taxes resulting from the vesting or exercise of the awards. The following holdings by participants count toward the ownership guidelines:

•	shares held in our 401(k) Plan and Employee Stock Purchase Plan;

•	unvested RSUs;

•	the value of exercisable “in-the-money” employee stock options (fair market value less exercise price); and

•	any other shares of common stock beneficially owned by the participant.

LTIP shares are not counted towards meeting the ownership guideline until the shares vest. For purposes of measuring compliance with these guidelines, the value of the shares owned (as defined above) is the greater of the acquisition price or the closing price on the last trading day of the year prior to the measurement date.

As of December 31, 2009, Messrs. Aguirre, Holland, Loeb and Viviani had met their respective stock ownership guidelines and Mr. Sims, who became subject to a guideline of three times his salary upon his promotion in August 2009, had made more than the expected progress toward his stock ownership guideline.

Tax Considerations

Section 162(m) of the Internal Revenue Code prohibits us from taking an income tax deduction for any compensation in excess of $1 million per year paid to our chief executive officer or any of our other four most-highly compensated executive officers, unless the compensation qualifies as “performance-based” pay under a plan approved by shareholders. To the extent practicable, the Committee grants performance-based compensation intended to be deductible. However, the Committee believes that we must be able to attract, retain and reward the executive leadership necessary to execute our business strategy. Therefore, the Committee authorizes compensation that is not deductible when it believes this is in our best interests.

Compensation Tables

The table below summarizes, for the years indicated, the compensation of our principal executive officer, current and former principal financial officers and the three most highly paid other executive officers (collectively referred to as the Named Executive Officers).

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
(a)	(b)	(c)	(e)	(g)	(i)	(j)
Fernando Aguirre Chairman of the Board, President and Chief Executive Officer	2009 2008 2007	931,731 945,385 900,000	4,423,042 4,138,700 3,235,138	2,223,000 859,096 --	76,221 95,998 72,972	7,653,994 6,039,179 4,208,110
Michael B. Sims (5) Senior Vice President and Chief Financial Officer	2009	309,711	607,826	390,813	43,931	1,352,281
Tanios Viviani President, Global Innovation and Emerging Markets and Chief Marketing Officer	2009 2008 2007	461,453 444,308 414,423	845,827 787,339 818,903	458,850 201,592 --	175,960 134,401 126,802	1,942,090 1,567,640 1,360,128
Michel Loeb (6) President, Europe and Middle East	2009 2008 2007	456,835 468,667 411,589	738,247 656,386 257,861	410,104 144,224 40,066	201,619 34,671 207,591	1,806,805 1,303,948 917,107
Kevin R. Holland(5) Senior Vice President and Chief People Officer	2009 2008 2007	362,885 346,154 312,461	867,034 694,817 433,466	432,900 200,757 --	83,172 39,192 28,317	1,745,991 1,280,920 774,244
Jeffrey M. Zalla(7) Former Senior Vice President and Chief Financial Officer	2009 2008 2007	397,692 424,885 395,000	795,829 654,819 570,356	-- 146,916 --	1,409,633 36,561 33,595	2,603,154 1,263,181 998,951

(1)	Includes amounts deferred under our Capital Accumulation Plan. See “Deferred Compensation.”

(2)	In accordance with SEC regulations for the Summary Compensation Table, the “Stock Awards” column includes:

(i)	the aggregate grant date fair market value of restricted stock unit awards during each year, disregarding the risk of forfeitures; and

(ii)	the aggregate grant date fair value of target LTIP awards, based on the grant-date expectation of the number of performance shares that ultimately will be issued for each award. LTIP performance shares are earned based in part on our achievement of cumulative earnings per share targets over a three-year performance period and in part on total shareholder return relative to a group of peer companies over the same period. The aggregate grant date fair value is consistent with our grant date estimate of aggregate compensation expense expected to be recognized for the Named Executive Officers over the three-year performance period, excluding the effect of forfeitures. However, the number of shares ultimately issued under each LTIP award is not determined until the end of the performance period and could range from 0-200% of the original expectation depending on our performance during the period. See further discussion about the terms of LTIP awards in “Compensation Discussion and Analysis” above.

The amounts included in the Stock Awards column and in this footnote are not the same as the expense we record in our Consolidated Income Statements in accordance with FASB ASC Topic 718, where expense is generally recorded over the vesting or performance period; for the portion of the LTIP awards that are earned based on our achievement of earnings per share targets, the expense recorded over the performance period varies based on updated expectations of the number of shares that will ultimately be issued. For further discussion of our accounting policies for stock-based compensation and assumptions used in calculating the grant date fair value of stock-based compensation awards, see Notes 1 and 16 to the Consolidated Financial Statements in our 2009 Annual Report.

Whether, and to what extent, the Named Executive Officers ultimately realize value from their stock awards will depend on many factors, including our actual performance, the price of our common stock when and if shares are actually issued and the Named Executive Officers’ continued employment. For more details on RSU and LTIP awards in 2009, see the 2009 Grants of Plan-Based Awards table below. Additional information regarding outstanding awards can be found in the table Outstanding Equity Awards at 2009 Fiscal Year End table below.

If the maximum performance goals were met, the value of the LTIP awards included in the table above would be:

	2009-2011	2008-2010
Mr. Aguirre	$4,248,458	$3,978,599
Mr. Sims	576,586	--
Mr. Viviani	809,235	704,142
Mr. Loeb	728,312	589,532
Mr. Holland	768,773	573,146
Mr. Zalla	809,235	573,146

For the 2007-2009 performance cycle, no awards were made because the threshold (minimum award opportunity) was not achieved; if the maximum performance goal had been achieved, Mr. Aguirre would have been eligible to receive an award of $2,471,278 and the other executive officers would have been eligible to receive awards of between $171,454 and $625,545.

(3)	MIP payment for 2009 performance.

(4)	The following table describes each component of the All Other Compensation column in the Summary Compensation Table:

All Other Compensation – 2009

	Employer Contributions to Chiquita 401(k) or Swiss Pension Plans, as applicable ($)	Employer Contributions to Chiquita Deferred Compensation Plans(a) ($)	Reimbursement of Taxes(b) ($)	Retirement Resignation, Termination and Severance Benefits(c)	Perquisites( d) ($)	Total All Other Compensation ($)
Name
Fernando Aguirre	22,050	50,000	4,171	--	--	76,221
Michael B. Sims	22,050	6,222	15,659( e)	--	--	43,931
Tanios Viviani	22,050	60,080	34,564	--	59,266( f)	175,960
Michel Loeb	91,051	--	--	--	110,568(g )	201,619
Kevin R. Holland	22,050	60,038	1,084	--	--	83,172
Jeffrey M. Zalla	16,558	12,323	1,104	1,379,648	--	1,409,633

(a)

Amounts include our matching contributions on deferred bonuses earned in 2008 that were paid in 2009, on salaries deferred during 2009 and on deferred bonuses earned in 2009 that were paid in 2010. The matches on both bonuses were included in 2009 due to a change in the administration of the Capital Accumulation Plan. See “Deferred Compensation” for further information on these employer contributions.

(b)	Represents reimbursement of taxes resulting from payments by us of certain personal benefits.

(c)

Represents amounts payable to Mr. Zalla in accordance with company policies and a separation agreement between him and us as follows: $704,000 cash benefit equal to the sum of his annual base salary and annual bonus target, $264,000 representing an amount equal to prorated bonus for the period of 2009 during which he was employed by us, $52,343 for unused vacation, $5,492 for owed company contributions to deferred compensation plans, $10,000 for legal fees in connection with the negotiation of the separation agreement, $15,854 in COBRA premiums paid by us, $18,500 in outplacement services paid by us, and accelerated vesting of 17,553 shares of stock with a value of $309,459 on the vesting date.

( d )	Except for Messrs, Viviani and Loeb perquisites paid to each of the Named Executive Officers were less than $10,000. We calculate the value of personal benefits on a dollar cost basis per person.

(e )

Represents reimbursement in 2009 of taxes on expatriate tax equalization payments from prior years (a benefit available to all expatriate employees) and reimbursement of taxes resulting from payments by us of certain personal benefits.

( f )

Includes a mortgage subsidy of $47,320 paid to Mr. Viviani in connection with his 2006 relocation to California (due to differences in market housing prices), $2,051 in executive health plan expense paid by us, $9,895 related to spousal travel.

( g )	Housing allowance in connection with Mr. Loeb’s 2008 relocation to Switzerland.

(5)

Mr. Sims was not a Named Executive Officer in 2007 or 2008. Therefore, no information is presented for those years. Mr. Holland was not a Named Executive Officer in 2008. However since he was a Named Executive Officer in 2007 and 2009 information for all three years has been provided.

(6)	Represents the sum of all payments in 2009 converted from Swiss Francs to U.S. dollars at the exchange rate in effect on each payment date.

(7)	Mr. Zalla ceased being an executive officer on August 7, 2009; his employment with us ended on November 13, 2009.

Equity Compensation

The following table provides information on each cash or equity award and award opportunity granted to the Named Executive Officers during 2009.

2009 Grants of Plan-Based Awards

Name	Grant Date(1)		Meeting Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	Grant Date Fair Value of Stock and Option Awards(5) ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Fernando Aguirre	1/2/2009 8/11/2009		11/24/2008 7/6/2009	123,500	1,235,000	2,778,750	22,325	165,374	330,748	94,980	3,023,037 1,400,005
Michael B. Sims	1/2/2009 8/11/2009 8/19/2009		11/13/2008 7/6/2009 8/16/2009	20,042	200,417	450,938	1,488 1,542	11,025 11,419	22,050 22,838	12,891	201,537 190,013 216,276
Tanios Viviani	1/2/2009 8/11/2009		11/13/2008 7/6/2009	32,200	322,000	724,500	4,253	31,500	63,000	18,318	575,820 270,007
Michel Loeb	1/2/2009 8/11/2009		11/13/2008 7/6/2009	32,683	326,829	735,365	3,827	28,350	56,700	14,926	518,238 220,009
Kevin R. Holland	1/2/2009 8/11/2009		11/13/2008 7/6/2009	22,200	222,000	499,500	4,040	29,925	59,850	21,710	547,029 320,005
Jeffrey M. Zalla	1/2/2009 8/11/2009	(6) (6)	11/13/2008 7/6/2009	26,400	264,000	594,000	4,253	31,500	63,000	14,926	575,820 220,009

(1)

The Compensation Committee typically makes decisions on RSU and LTIP awards on a dollar basis at its regularly scheduled meetings, with the RSU grants valued and effective on the third trading day after the next quarterly results are released using the closing price of the common stock on that date, and LTIP opportunities valued and effective on the first business day of the first fiscal year of the performance period using the average closing price of the common stock over the last 20 trading days immediately preceding that date. The values listed in column (j) are calculated as described in footnote 5 below.

(2)

These columns reflect the MIP payout values for each Named Executive Officer under the following assumptions: the threshold amounts assume achievement of a 100% individual performance factor (although the actual range may be between 0% and 150%) and the minimum level of performance under the plan of 10% of our financial performance target; the target amounts assume achievement of a 100% individual performance factor and 100% of our financial performance; and the maximum amount reflects a 150% individual performance factor and 150% of our financial performance. MIP awards are subject to negative discretion adjustments in accordance with Section 162(m) of the Internal Revenue Code. See “Compensation Discussion and Analysis – Elements of Executive

Compensation – Annual Management Incentive Program Awards” for further information on this program and column (g) of the Summary Compensation Table for actual amounts paid under the awards.

(3)

These columns reflect the 2009-2011 LTIP opportunities approved in 2009. For illustration purposes, the threshold amounts shown assume achievement of the minimum level of performance under the plan of 50% of target for the EPS portion and the 25th percentile of TSR; the target amount shown reflects 100% of our financial performance as to each goal; the maximum amount shown reflects 200% of our financial performance as to each goal. The awards are subject to negative discretion adjustments in accordance with Section 162(m) of the Internal Revenue Code. To the extent earned, awards would be made in early 2012. See “Compensation Discussion and Analysis – Elements of Executive Compensation – Equity-Based Compensation – LTIP Awards and Methodology” for further information on this program.

(4)

This column reflects RSU awards granted in 2009. Each award vests in four annual installments beginning on the first anniversary of the grant date. Unvested RSUs do not confer dividend or voting rights.

(5)

The Grant Date Fair Values of the 2009-2011 LTIP opportunities represent the probable outcome measured at the grant date in accordance with ASC Topic 718. This is calculated differently for the LTIP opportunities based on cumulative EPS (performance-based award) and for LTIP opportunities based on relative TSR (market-based award). An additional grant was awarded to Mr. Sims when he was named Chief Financial Officer in August 2009. Half of the maximum shares were multiplied by the closing share price on the grant date, $15.20 for the August 19, 2009 grant to Mr. Sims and $14.82 for all others, which represents the grant date fair value for the LTIP opportunity based on cumulative EPS. The remaining half of the shares were multiplied by $22.68 for the August 19, 2009 grant to Mr. Sims and $21.74 for all others, which represents the estimated grant date fair value of the LTIP opportunity based on relative TSR using a Monte Carlo simulation (a calculation based on a probability weighting of a series of statistically possible potential outcomes). The Grant Date Fair Values of the RSU awards were determined by multiplying the number of shares by $14.74, the closing price of our common stock on the grant date.

(6)	These awards terminated on November 13, 2009, except for accelerated vesting of 3,731 shares.

All awards are subject to the grantee being an employee of ours on the vesting date, except under certain circumstances such as a change in control, death, disability or retirement. See “Employment Agreements and Other Arrangements.”

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table reports, on an award-by-award basis, each outstanding equity award held by the Named Executive Officers on December 31, 2009. We generally do not permit executive officers to transfer awards prior to the vesting date, and no transfers were made during 2009.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Fernando Aguirre	325,000			23.16	1/11/2014
						28,470(2)	513,599
						41,689(3)	752,070
						61,108(4)	1,102,388
						94,980(5)	1,713,439
								30,949(6)	558,320
								36,839(7)	664,576
								22,325(8)	402,743
Michael B. Sims	8,750			$16.97	5/9/2012
	8,750			$16.92	5/30/2012
						1,284(9)	23,163
						5,458(3)	98,462
						7,878(4)	142,119
						8,603(10)	155,198
						12,891(5)	232,554
								2,195(6)	39,598
								2,303(7)	41,546
								3,030(8)	54,661

Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Tanios Viviani						7,252(11)	130,826
						13,814(3)	249,205
						13,845(4)	249,764
						18,318(5)	330,457
								7,834(6)	141,325
								8,250(7)	148,830
								4,253(8)	76,724
Michel Loeb						2,257(9)	40,716
						4,264(3)	76,923
						11,458(4)	206,702
						14,926(5)	269,265
								2,515(6)	45,371
								6,908(7)	124,620
								3,827(8)	69,039

Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kevin R. Holland						5,153(11)	92,960
						5,458(3)	98,462
						13,845(4)	249,764
						21,710(5)	391,648
								2,147(6)	38,732
								6,716(7)	121,157
								4,040(8)	72,882
Jeffrey M. Zalla	37,500			16.97	11/13/2010
	37,500			16.92	11/13/2010

(1)	Represents RSU awards; market value is based on the $18.04 per share closing price of our common stock on December 31, 2009.

(2)	Award vests in one remaining installment on April 15, 2010.

(3)	Award vests in two remaining equal installments on August 7, 2010 and 2011.

(4)	Award vests in three remaining equal installments on August 5, 2010, 2011 and 2012.

(5)	Award vests in four equal installments on August 11, 2010, 2011, 2012 and 2013.

(6)	Threshold (minimum) 2007-2009 LTIP award opportunity. No awards were earned for the 2007-2009 cycle.

(7)	Threshold (minimum) 2008-2010 LTIP award opportunity.

(8)

Threshold (minimum) 2009-2011 LTIP award opportunity. See “Compensation Discussion and Analysis – Elements of Executive Compensation – Equity-Based Compensation – LTIP Awards and Methodology” for a description of LTIP terms and 2009 Grants of Plan-Based Awards Table for threshold, target and maximum award opportunities.

(9)	Award vests in one remaining installment on November 2, 2010.

(10)	Award vests in one remaining installment on August 19, 2010.

(11)	Award vests in one remaining installment on October 18, 2010.

2009 Option Exercises and Stock Vested

The following table sets forth certain information regarding options exercised and restricted stock units that vested during 2009 for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting(1) ($)
(a)	(b)	(c)	(d)		(e)
Fernando Aguirre	--	--	28,470 20,844 20,369	(2) (3) (4)	209,255 308,908 255,631
Michael B. Sims	--	--	955 1,283 2,729 2,625 8,603	(5) (6) (3) (4) (7)	15,175 21,182 40,444 32,944 130,766
Tanios Viviani	--	--	3,230 7,252 6,907 4,615	(5) (6) (3) (4)	47,643 116,612 102,362 57,918
Michel Loeb	--	--	1,051 2,256 2,132 3,819	(5) (6) (3) (4)	16,700 37,247 31,596 47,928
Kevin R. Holland	--	--	1,230 5,153 2,729 4,615	(5) (6) (3) (4)	21,279 82,860 40,444 57,918
Jeffrey M. Zalla	--	--	2,945 10,306 9,380 7,957 3,731	(5) (8) (8) (8) (8)	43,439 173,708 152,191 120,074 65,778

(1)	Based upon the closing price of our common stock on the respective date of vesting.

(2)	Vesting of the second of 3 tranches of a three-year RSU award granted in 2007.

(3)	Vesting of the second of 4 tranches of a four-year RSU award granted in 2007.

(4)	Vesting of the first of 4 tranches of a four-year RSU award granted in 2008.

(5)	Vesting of the fourth tranche of a four-year RSU award granted in 2005.

(6)	Vesting of the third of 4 tranches of a four-year RSU award granted in 2006.

(7)	Vesting of the first of 2 tranches of a two-year RSU award granted in 2008.

(8)

Vesting of tranches of four-year RSU awards granted in 2006, 2007, 2008 and 2009, including additional year of vesting for each outstanding award in accordance with the Executive Officer Severance Pay Plan. Any remaining portions of awards were cancelled on November 13, 2009.

Deferred Compensation

2009 Nonqualified Deferred Compensation

The following table provides information on deferred compensation under the CAP (commenced in 2000) and the DCP (compensation prior to 1999).

Name	Plan	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
(a)		(b)	(c)	(d)	(e)	(f)
Fernando Aguirre	CAP DCP	50,000 --	50,000 --	3,646 --	-- --	602,448 --
Michael B. Sims	CAP DCP	-- --	-- 6,222	15,844 --	-- --	53,345 256,820
Tanios Viviani	CAP DCP	75,159 --	60,080(5) --	59,184 --	-- --	218,774 --
Michel Loeb(6)	CAP DCP	-- --	-- --	-- --	-- --	-- --
Kevin R. Holland	CAP DCP	166,731 --	60,038(5) --	55,780 --	-- --	275,420 --
Jeffrey M. Zalla(7)	CAP DCP	101,764 --	11,554(5) 769	(7,167) --	38,404 24,145	505,441 24,154

(1)	These amounts are included in column (c) of the Summary Compensation Table.

(2)

These amounts are included in column (i) of the Summary Compensation Table, as to the CAP, for Messrs. Aguirre, Viviani, Holland and Zalla and, as to the DCP, for Messrs. Sims and Zalla. For the DCP, contributions represent 2.46% interest compounded quarterly on existing account balances for Mr. Sims and the prime rate of interest compounded quarterly on existing account balances for Mr. Zalla. See narrative below for further description of the terms of the CAP and DCP.

(3)	For the CAP, represents overall returns from deemed investment funds selected by the participant.

(4)

The following amounts were reported previously as compensation to each Named Executive Officer on the Summary Compensation Table(s) in the year(s) noted. Amounts deferred prior to becoming a Named Executive Officer are not included.

CAP

Name	Deferrals	Our Match	Total
Mr. Aguirre (2004-2008)	$250,000	$250,000	$500,000
Mr. Viviani (2006-2008)	99,191	76,858	176,049
Mr. Holland (2007-2008)	80,000	31,365	111,365
Mr. Zalla (2005-2008)	372,177	58,168	430,345

DCP

Name	Deferrals	Interest	Total
Mr. Zalla (2005-2008)(7)	$0	$7,466	$7,466

(5)

Amounts include matching contributions on deferred bonuses earned in 2008 that were paid in 2009, on salaries deferred during 2009 and on deferred bonuses earned in 2009 that were paid in 2010. The matches on both bonuses were included in 2009 due to a change in the administration of the CAP.

(6)	Mr. Loeb is not eligible to participate in the CAP because he is not a U.S. taxpayer and is not paid in the U.S.

(7)	In accordance with his previous elections, Mr. Zalla’s contributions began being paid out in installments during 2009 with the balance to be paid over the next five years.

The CAP is a voluntary, nonqualified deferred compensation plan that provides retirement, disability, death and employment termination benefits for employees who are “highly compensated employees” as defined in section 414(q) of the Internal Revenue Code and are designated as executive officers by the Board or designated by the Administrative Committee as eligible to participate; this generally includes any employee earning an annualized base salary of at least $140,000. We historically have matched contributions from deferrals of salary and annual incentives and amounts earned in excess of 401(k) limits dollar-for-dollar based on the employee’s age and compensation. For the 2009 plan year, the matching contribution was conditioned on the achievement of our target net income after taking into consideration the accrual for the additional matching contributions. The match condition was met and the match was credited to participants’ accounts in early 2010.

Participants may elect to defer up to 80% of salary and up to 80% of annual MIP payments, as long as the deferrals do not reduce compensation below the amount necessary to satisfy employment or withholding tax obligations. We match contributions based on the participant’s contribution percentage and age. Based on their ages during 2009, Mr. Aguirre was eligible to receive a 9% match on contributions, Mr. Sims, 8%; Mr. Viviani, 5%; Mr. Holland 5%; Mr. Zalla, 1%. We make an additional match on 4% of the participant’s compensation over the IRS limit for 401(k) plans ($245,000 for 2009). The maximum annual match by us for any participant is $50,000. The match vests at 20% per each year of completed service unless the Compensation Committee authorizes a participant to be credited with prior years of service with another employer. Each participant’s account balance is credited or debited, as applicable, with earnings or losses attributable to the various deemed investment funds among which the participant may allocate contributions. The deemed investment funds include mutual funds in each of the major asset classes (cash equivalent, fixed income and equity) covering a broad range of the risk-return spectrum. A participant may change investment allocations daily.

Each year, CAP participants may elect to receive that year’s account balance either in a future year while still employed (beginning no earlier than two years after the current plan year ends) or upon termination of employment or retirement, and may elect to have payment made either in a lump sum or over a period of up to 10 years. Unscheduled withdrawals are not permitted, except for hardship.

The DCP, a nonqualified deferred compensation plan, was in effect for compensation earned through the end of 1999. The CAP replaced the DCP for compensation earned beginning in 2000. The interest rate payable on accounts not in payout status was set by the Compensation Committee in 2005 to be equal to the ten-year U.S. Treasury bond yield, adjusted annually on the first business day of each year. During 2009, interest accrued quarterly on the participants’ DCP balances at a rate of 2.46%. Accounts in payout status receive quarterly interest accruals at the prime rate. Lump sum payments are made as soon as administratively practicable after the end of the deferral term (five years, ten years or upon death, disability or termination of employment, as elected by the participant in the year the amount was deferred). Unscheduled withdrawals are not permitted except for hardship.

The CAP and DCP account amounts are unfunded and unsecured obligations and are subject to the same treatment and risks as other general obligations of ours.

Employment Agreements and Other Arrangements

Employment Agreement with Mr. Aguirre. In January 2004, Mr. Aguirre entered into an employment agreement with us in connection with his appointment as President and Chief Executive Officer (the Agreement). The Agreement expired in January 2007 and, in April 2007, Mr. Aguirre entered into a Letter Agreement (the Letter Agreement) with us, approved by the independent members of the Board, that renewed the Agreement in its entirety with certain modifications. As amended by the Letter Agreement, Mr. Aguirre’s employment agreement provides that his employment will continue on an “at will” basis. All elements of his compensation are recommended by the Compensation Committee and approved by the Board from time to time. The Letter Agreement provides that benefits otherwise payable to Mr. Aguirre upon termination of employment may be modified by our Board on a prospective basis under certain circumstances discussed below.

Except as otherwise indicated below, under the terms of the Letter Agreement, the following provisions of the Agreement continue to apply.

Mr. Aguirre is entitled to participate in our benefit programs, generally on the same terms as other senior executives of ours. For our CAP, Mr. Aguirre was credited with an additional 10 years of age and the 23 years of service with his immediately prior employer.

Mr. Aguirre will be nominated by the Board for election as a director as long as he remains employed by us. He is required to resign from the Board if his employment terminates for any reason.

If we terminate Mr. Aguirre’s employment for “cause,” his option to purchase 325,000 shares of common stock at $23.16 per share (the Option), although currently exercisable, will be forfeited. If Mr. Aguirre terminates his employment other than for “good reason,” the Option will remain exercisable for 90 days. Termination for “cause” is termination for willful misconduct, willful engaging in conduct which is demonstrably and materially injurious to us, or conviction of or plea of guilty or nolo contendere to any felony. “Good reason” is any material breach by us of our obligations under the Agreement or Letter Agreement with Mr. Aguirre, a substantial adverse alteration in the nature or status of his title or responsibilities, a reduction in his base salary or target incentive or, after a Change of Control (as defined in the Agreement), the failure to provide him with participation in any equity-based plan on a level commensurate with his position or the relocation of his principal place of employment more than 50 miles from his current principal place of employment.

If we terminate Mr. Aguirre’s employment other than for “cause” or he terminates his employment for “good reason,” Mr. Aguirre will receive two times his then-current base salary and target annual incentive, payable over a two-year period; a pro rata annual incentive based on the incentive amount that would have been paid for a full year of employment, determined and paid at the time annual incentives are normally paid to senior executives; and 36 months of welfare benefits (such as medical and dental insurance) for himself and eligible dependents, plus the opportunity to pay for our welfare benefits for himself and his eligible dependents for life. In the event of such a termination, the Option will remain exercisable for three years following termination (or until its expiration, if earlier).

If within two years following a “change of control” (as defined) we terminate Mr. Aguirre’s employment for any reason other than “cause” or disability, or he terminates his employment for “good reason,” he will receive the severance benefits described immediately above except that he will receive three times his then-current base salary and target annual incentive and all outstanding equity awards will vest in full. Any option to purchase our stock will be fully exercisable for three years after the termination date (or until its earlier expiration).

In the event of Mr. Aguirre’s death or disability, he or his beneficiaries will receive a pro rata annual incentive determined and payable at the normal payment time for senior executives. Any outstanding options to purchase common stock (including the Option) will vest in full and be exercisable for three years (or until their earlier expiration).

If payments received by Mr. Aguirre in connection with his employment are subject to the excise tax imposed by the Internal Revenue Code on “excess parachute payments,” he generally will be entitled to a gross-up payment such that his net payments after payment of all taxes are equal to the payments that otherwise would be received.

The Letter Agreement provides that payments and benefits otherwise payable to Mr. Aguirre upon termination of employment may be modified by the independent members of our Board of Directors, if they determine that the payments exceed those generally provided to similarly situated executives. However, any such modification that reduces those payments will not be applicable to a termination of employment that occurs within one year of the Board action. Further, if a change of control takes place within one year of any such Board action, the reduction will not be applicable to a termination of employment occurring within two years following the change of control.

The Letter Agreement contains confidentiality, non-competition and non-solicitation provisions. The confidentiality restriction applies during and after Mr. Aguirre’s employment. The non-competition and non-solicitation restrictions apply for two years after his termination date. In the event that Mr. Aguirre is found to have violated any of these restrictions within two years of his termination date, he must pay us back certain payments that he has received.

The following table shows the amount of potential payments to Mr. Aguirre under various termination scenarios, based on the assumptions that all eligibility requirements were met and the triggering event took place on December 31, 2009, and using the $18.04 per share closing price for the common stock on that date. The total payments for each termination scenario are in bold with the details making up such total shown below each total.

Mr. Aguirre
Retirement	$4,081,496
Unvested and accelerated RSUs (1)	4,081,496
Involuntary Not for Cause Termination or For Good Reason Termination	$6,650,589
Cash severance	4,370,000
Non-equity incentive award (MIP)	2,223,000
Health and welfare benefits	57,589
Change in Control	$23,583,261
Cash severance	6,555,000
Unvested and accelerated RSUs (1)	4,081,496
Unvested and accelerated LTIP awards	6,616,603
Health and welfare benefits	57,589
Potential excise tax gross-up	6,272,573

Death	$7,254,496
Non-equity incentive award (MIP)	2,223,000
Unvested and accelerated RSUs (1)	4,081,496
Insurance proceeds	950,000
Disability	$6,304,496
Non-equity incentive award (MIP)	2,223,000
Unvested and accelerated RSUs (1)	4,081,496

(1)	Does not include unvested LTIP award opportunities that may be awarded at the Compensation Committee’s discretion upon the occurrence of these events.

If Mr. Aguirre’s employment were terminated for “cause,” the company match portion of his CAP account and related earnings ($276,187 at December 31, 2009) would be forfeited and he would not be entitled to any other special payment. No special payments are triggered in the event that Mr. Aguirre voluntarily terminates his employment other than for “good reason.”

Employment Agreement with Mr. Loeb. As is customary for executives in Europe, we have an employment agreement with Mr. Loeb. In October 2008, in connection with the relocation of our European headquarters to Switzerland, Mr. Loeb entered into an employment agreement with Chiquita Brands International Sàrl, our Swiss subsidiary (the Loeb Agreement), for his service as the President of Chiquita Europe and Middle East.

In consideration for his services under the Loeb Agreement, Mr. Loeb receives an annual base salary of CHF 490,867 (Swiss francs) and a target annual incentive set at 70% of his annual base salary. Mr. Loeb also is eligible to receive LTIP and other awards under the Stock Plan and is entitled to benefits customary to employees in Switzerland. In addition, upon Mr. Loeb’s relocation, we provided him with an initial monthly allowance of 2,201 Swiss francs (net) for the first twelve months; this amount was scheduled to be reduced by 25% annually for the second, third and fourth years, respectively. The agreement included a provision for the acceleration and immediate payment of any then-remaining monthly allowance payments in the event Mr. Loeb purchased a home in Switzerland. Since Mr. Loeb purchased a home in October 2009, this arrangement resulted in payments to him of 114,595 Swiss francs, or $110,568 during 2009; no further payments will be made. The Loeb Agreement provides that all payments made under it are subject to prorated reimbursement, as permitted by Swiss law, if Mr. Loeb’s employment were to terminate prior to the end of the four-year period beginning upon his relocation to Switzerland.

The Loeb Agreement contains exclusivity, confidentiality, non-disclosure, non-solicitation and non-competition provisions. The confidentiality and non-disclosure provisions apply during Mr. Loeb’s employment and without limitation thereafter. The non-solicitation provision applies during Mr. Loeb’s employment and for one year thereafter. Unless termination of Mr. Loeb’s employment is attributable to our “serious misconduct,” the non-competition provision prohibits him from competing with us and our subsidiaries, within Switzerland and the members of the European Community, during his employment and for 12 months thereafter. We may waive our rights under the non-competition provision for any reason within 15 days after terminating the Loeb Agreement.

Either party may terminate the Loeb Agreement by giving the other party six months prior written notice. In addition, Mr. Loeb takes part in the Executive Officer Severance Pay Plan (only if payments would exceed those under the agreement) and has entered into a Change in Control Severance Agreement with us, both as described on page 68.

The following table shows the amount of potential payments to Mr. Loeb under various termination scenarios, based on the assumptions that all eligibility requirements were met and the triggering event took place on December 31, 2009, and using the exchange rate and the $18.04 per share closing price for the common stock on that date. The total payments for each termination scenario are in bold with the details making up such total shown below each total.

Mr. Loeb
Early Retirement (prior to age 65)	$1,267,988
Unvested and accelerated RSUs (1)	593,606
Pension	674,382
Normal Retirement (age 65 or older)	$1,830,368
Unvested and accelerated RSUs (1)	593,606
Pension	1,236,762
Involuntary Not for Cause or For Good Reason Termination	$1,656,779
Cash severance	803,917
Non-equity incentive award (MIP)	422,061
Unvested and accelerated RSUs(1)	215,380
Employer’s pension contribution	103,281
Outplacement services	18,500
Continuation of Perquisites	93,642
Change in Control	$3,384,748
Cash severance	1,607,833
Non-equity incentive award (MIP)	331,024
Unvested and accelerated RSUs (1)	593,606
Unvested and accelerated LTIP awards	543,220
Employer’s pension contribution	103,281
Outplacement services	18,500
Continuation of Perquisites	187,283
Death	$1,066,498
Unvested and accelerated RSUs (1)	593,606
Insurance proceeds	472,892

Disability	$6,665,534
Unvested and accelerated RSUs (1)	593,606
Guaranteed income (2)	6,071,928

(1)	Does not include unvested LTIP award opportunities that may be awarded at the Compensation Committee’s discretion upon the occurrence of these events.

(2)

In case of disability, Mr. Loeb is eligible for CHF 294,517 annually until his death. We assumed death at age 75, or 21 years of payments. In addition, each of Mr. Loeb’s children (ages 20 and 23) would be eligible for an annual benefit of CHF 58,903 until age 25 assuming they remain in school.

Arrangements with Other Named Executive Officers. We have compensation arrangements described below with other Named Executive Officers. The terms of these arrangements are believed by the Compensation Committee to be competitive with those offered by companies in the Peer Group and, therefore, appropriate in order for us to attract and retain qualified employees. The Committee established these arrangements to provide for an orderly succession and stability in the executive ranks during time of potential uncertainty, as well as to help secure covenants for non-competition.

We have an Executive Officer Severance Pay Plan that applies to executive officers. Under the plan, any executive officer whose employment is terminated involuntarily for reasons other than “cause” (as defined), or who terminates his or her employment for “good reason” (as defined), after the first anniversary of the executive officer’s hire date will be eligible to receive: a severance payment equal to the sum of the executive officer’s then-current annual base salary and target annual incentive payable in equal bi-weekly installments unless Section 409A of the Internal Revenue Code requires the first six months’ payments to be made in a lump sum; a pro rata annual incentive based on the target incentive opportunity, payable when annual incentives are normally paid or the first business day after the six month anniversary of separation if subject to Section 409A; twelve months of continuation of health care benefits; and outplacement services in accordance with our policy. In addition, the executive will be given one additional year of vesting of stock options and non-LTIP RSUs; and, if not penalized under the Internal Revenue Code, vested stock options will remain exercisable for one additional year following termination (but no later than the options’ expiration dates). As a condition of receiving the benefits, the affected executive must agree to release us with respect to certain statutory rights and sign a separation agreement containing requirements for confidentiality and one-year non-solicitation and non-competition obligations. If the separated executive receives an offer of Substitute Employment (as defined) in a similar capacity while benefits are still payable, all benefits under the Executive Officer Severance Pay Plan cease unless otherwise specified by our benefits committee.

We have entered into Change in Control Severance Agreements (the CIC Agreements) with each of our named executive officers other than Mr. Aguirre, entitling them to certain benefits in the event that they are involuntarily terminated without “cause” or resign for “good reason” within two years after a “change in control” (as each such term is defined in the Agreement) that occurs prior to the third anniversary of the date of each Agreement. The CIC Agreements replaced similar agreements that expired at or about the same time as the execution of the CIC Agreements. We have utilized comparable severance agreements since 2001. These agreements will expire in 2011. In November 2009, the Compensation Committee approved management’s recommendation to eliminate the excise tax gross-up provision for any new change in control agreements entered into, including renewals of existing agreements.

Payments under the CIC Agreements are in lieu of the Executive Officer Severance Pay Plan payments in the event of a change in control. Under each CIC Agreement, the executive officer will be entitled to: a lump sum severance payment equal to two times the sum of the executive officer’s annual salary and target annual incentive; a pro rata annual incentive equal to the greater of the target annual incentive for the year of termination and the target incentive in effect during the year in which the change in control occurs; a pro rata long-term incentive equal to the target level for each outstanding award; two years’ continuation of medical and other health and welfare benefits, subject to forfeiture if the executive’s subsequent employer offers such benefits; vesting of all unvested stock options and RSUs; an extension of the exercise period for exercise of vested employee stock options until the first anniversary of termination (if not penalized under the Internal Revenue Code); vesting of all 401(k) Plan employer contributions and all accrued basic and incremental matching employer contributions under the CAP; outplacement services in accordance with our policy; payment of reasonable legal fees incurred in connection with enforcement of the Agreement or any tax or audit proceeding relating to any “golden parachute” tax; and reimbursement for relocation expenses in accordance with our policy for any executive on temporary assignment abroad. If the payments and benefits received by the executive officer are subject to the excise tax imposed by the Internal Revenue Code on “excess parachute payments,” the executive officer generally will be entitled to a “gross-up” payment such that his or her net payments, after all taxes, are equal to the payments that otherwise would have been received. Receipt of payments and benefits under the CIC Agreements is subject to execution by the affected executive of a customary release and an agreement containing confidentiality, non-solicitation and non-competition obligations.

For purposes of the Executive Officer Severance Pay Plan and the CIC Agreements, termination for “cause” is termination for willful and continued failure of the executive to perform his/her duties, willful engaging in conduct which is demonstrably and materially injurious to us, or refusal to cooperate with any legal proceeding or investigation if requested to do so by us.

For purposes of the Executive Officer Severance Pay Plan “good reason” is a substantial adverse alteration in the nature or status of an executive’s responsibilities, a reduction in his/her annual salary or target annual incentive opportunity, or a failure to provide him/her with participation in any stock option or other equity-based compensation plan in which other employees of ours (and any parent, surviving or acquiring company) participate, unless such reduction or failure does not unreasonably discriminate against him/her as compared to such other employees who have similar levels of responsibility and compensation.

For purposes of the CIC Agreements, “good reason” includes the reasons in the paragraph above plus the relocation of the executive’s principal place of employment more than 50 miles from his/her current principal place of employment or any material breach by us of our obligations under the respective CIC Agreement.

The following table shows the amount of potential payments to Messrs. Sims, Viviani and Holland under various termination scenarios, based on the assumptions that all eligibility requirements were met and the triggering event took place on December 31, 2009, and using the $18.04 per share closing price for the common stock on that date. The total payments for each termination scenario are in bold with the details making up such total shown below each total.

	Mr. Sims	Mr. Viviani	Mr. Holland
Early Retirement (prior to age 65)	$726,497	$960,251	$844,565
Unvested and accelerated restricted stock units (1)	651,497	960,251	832,835
Post-retirement health (2)	75,000	--	--
Unvested and accelerated CAP match (3)	--	--	11,730
Normal Retirement	$676,497	$960,251	$844,565
Unvested and accelerated restricted stock units (1)	651,497	960,251	832,835
Post-retirement health (2)	25,000	--	--
Unvested and accelerated CAP match (3)	--	--	11,730
Involuntary Not for Cause or For Good Reason Termination	$1,346,476	$1,695,880	$1,380,144
Cash severance	592,000	782,000	592,000
Non-equity incentive award (MIP)	390,813	458,850	432,900
Unvested and accelerated restricted stock units (1)	333,091	421,288	323,349
Health and welfare benefits	12,072	15,242	13,395
Outplacement service	18,500	18,500	18,500
Change in Control	$2,444,420	$5,084,336	$3,772,103
Cash severance	1,184,000	1,564,000	1,184,000
Non-equity incentive award (MIP)	222,000	322,000	222,000
Unvested and accelerated restricted stock units (1)	651,497	960,251	832,835
Unvested and accelerated LTIP awards	340,812	925,091	524,441
Health and welfare benefits	27,612	34,840	30,715
Outplacement service	18,500	18,500	18,500
Unvested and accelerated CAP match (3)	--	--	11,730
Unvested and accelerated 401(k) match	--	--	15,803
Potential excise tax gross-up	--	1,259,654	939,079

	Mr. Sims	Mr. Viviani	Mr. Holland
Death	$1,317,310	$1,879,101	$1,647,465
Unvested and accelerated restricted stock units (1)	651,497	960,251	832,835
Non-equity incentive award (MIP)	390,813	458,850	432,900
Insurance proceeds	275,000	460,000	370,000
Unvested and accelerated CAP match (3)	--	--	11,370
Disability	$1,067,310	$1,419,101	$1,277,465
Unvested and accelerated restricted stock units (1)	651,497	960,251	832,835
Non-equity incentive award (MIP)	390,813	458,850	432,900
Post-retirement health (2)	25,000	--	--
Unvested and accelerated CAP match (3)	--	--	11,730

(1)	Does not include unvested LTIP award opportunities that may be awarded at the Compensation Committee’s discretion upon the occurrence of these events.

(2)	Lifetime maximum benefits under program for individuals who were employed by us prior to April 1993.

(3)	Does not include other deferred compensation reported in the Deferred Compensation Table.

If Mr. Sims, Viviani or Holland were terminated for “cause,” the company match portion of his CAP account and related earnings ($0 for Mr. Sims, $91,853 for Mr. Viviani, and $58,651 for Mr. Holland at December 31, 2009) would be forfeited and he would not be entitled to any other special payment. No special payments are triggered in the event that any of Messrs. Sims, Viviani or Holland voluntarily terminates his employment other than for “good reason.”

Separation Agreement

In connection with Mr. Zalla’s resignation as Chief Financial Officer, we entered into a separation agreement with him, which became fully effective as of December 9, 2009. Pursuant to the separation agreement, Mr. Zalla agreed to cooperate with us with respect to specified transition matters, agreed to confidentiality, non-competition and non-solicitation covenants and provided a general release in favor of us. The separation agreement provides for the following payments, which are being made in compliance with applicable tax regulations: $704,000 cash benefit representing the sum of his 2009 annual base salary and annual bonus target, $264,000 representing an amount equal to prorated bonus for the period of 2009 he was employed by us, $52,343 for unused vacation, $5,492 for owed company contributions to deferred compensation plans, $10,000 for legal fees in connection with the negotiation of the separation agreement, $15,854 in COBRA premiums paid by us, and $18,500 in outplacement services paid by us. In addition, outstanding RSU awards vested for one additional year representing 17,553 shares of common stock. Remaining stock awards were forfeited.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2009 regarding the number of shares of common stock that may be issued under our equity compensation plans.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,370,853	$16.30(1)	2,503,592(2)
Equity compensation plans not approved by security holders(3)	325,000	$23.16	-0-
Total	2,695,853	$18.18	2,503,592

(1)	Reflects the weighted average of 857,256 options and 12,000 SARs.

(2)

Includes 1,503,592 shares available for future issuance under the Stock Plan at December 31, 2009, with a sublimit of 330,500 shares available for future grants of stock appreciation rights. Also includes 1,000,000 shares issuable under the Employee Stock Purchase Plan; although we are authorized to issue new shares under this plan, we expect generally to make open market purchases.

(3)	These options were granted pursuant to Mr. Aguirre’s 2004 employment agreement as an inducement grant in accordance with New York Stock Exchange rules.

OTHER INFORMATION

Our Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (PwC) was engaged as our registered public accounting firm for the fiscal years ended December 31, 2009 and 2008 and also has been engaged by the Audit Committee for the fiscal year ending December 31, 2010 as described under “PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.” Previously, the accounting firm of Ernst & Young LLP (E&Y) served as our independent registered public accounting firm for the first quarter of 2008 and all of 2007. The Audit Committee notified E&Y in May 2008 that it was dismissed as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended December 31, 2008.

During our fiscal year ended December 31, 2007 and through the date of PwC’s appointment in May 2008, neither we, nor anyone on our behalf, consulted with PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that PwC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of SEC Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). In deciding to select PwC, the Audit Committee reviewed auditor independence issues and existing commercial relationships with PwC and concluded that PwC has no commercial relationship with us that would impair its independence.

E&Y’s report on our consolidated financial statements for the fiscal year ended December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2007, and the subsequent interim period through dismissal in May 2008, there was (i) no disagreement between us and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years, and (ii) no “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee reviews and pre-approves all audit and permissible non-audit services to be provided by the independent registered public accounting firm. Non-audit services may include audit-related services, tax services and other services not prohibited by SEC rules on auditor independence. Pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget and time period. The independent registered public accounting firm reports periodically to the Audit Committee regarding the extent of services provided in accordance with the Audit Committee’s pre-approvals and the fees for services performed to date. In 2009, the Audit Committee pre-approved all fees for PwC’s services. The Audit Committee also determined that the non-audit services provided to us by PwC in 2009 were compatible with maintaining its independence.

The Audit Committee guidelines allow the Chairman of the Committee to approve individual PwC non-audit service engagements with fees estimated to be less than $200,000 with a summary of these services to be provided to the other members of the Audit Committee at its next regularly scheduled meeting. To the extent that services requested by us differ in nature and scope from the pre-approved items, separate Audit Committee pre-approval is required prior to commencement of those services.

Audit Fees

The aggregate fees billed by PwC for professional services rendered for the audit of our 2009 and 2008 annual financial statements were $3,075,119 and $2,642,000, respectively. These fees also covered the audit of the effectiveness of our internal control over financial reporting at December 31 of each year, the services for the related reviews of consolidated financial statements included in our Forms 10-Q and the services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements related to periods in 2009 and 2008. The aggregate fees billed by E&Y for professional audit services were $200,000 in 2008. These fees covered the services for the related review of consolidated financial statements included in our Form 10-Q for the first quarter of 2008.

Audit-Related Fees

The aggregate fees billed by PwC for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements not reported under “Audit Fees” above were $80,000 for 2009 and $171,000 for the second, third and fourth quarters in 2008. The aggregate fees of E&Y for these services were $31,000 related to consents obtained to continue incorporating E&Y’s previously issued audit opinions and $20,000 for the first quarter of 2008. These charges represent services primarily pertaining to accounting consultation and benefit plan audits.

Tax Fees

The aggregate fees billed by PwC for professional services rendered for tax compliance, tax advice and tax planning were $554,237 for 2009 and $1,199,430 for 2008. The aggregate fees billed by E&Y were $477,000 for the first quarter of 2008. These amounts represent expatriate tax services for certain employees excluding any employee who has the ability to materially impact the controls over financial reporting and disclosure, consultation on acquisitions and divestitures, consultation relating to the relocation of our European headquarters in 2008, customs and tax compliance services and other miscellaneous tax advice.

All Other Fees

The aggregate fees billed for all other services rendered by PwC were $1,500 in 2009 for accounting research software and $71,000 in 2008, primarily for assistance with outplacement services for former employees outside the U.S. E&Y did not provide any products or services during 2009 or 2008 other than those reported in the preceding paragraphs.

Related Person Transactions Policy

In 2007, the Board of Directors adopted a written policy with respect to transactions in which we participate and related persons have a material interest. Related persons include our executive officers, directors, director nominees, 5% or more beneficial owners of our common stock and immediate family members of these persons. Under the policy, the Audit Committee is responsible for reviewing and approving or ratifying related person transactions that exceed $100,000 per year. Certain related person transactions have been deemed pre-approved by the Audit Committee and do not require any other approval under the policy. If an Audit Committee member or his or her family member is involved in a related person transaction, the member will not participate in the approval or ratification of the transaction. In instances where it is not practicable or desirable to wait until the next meeting of the Audit Committee for review of a related person transaction, the policy grants to the Chair of the Audit Committee (or, if the Chair or his or her family member is involved in the related person transaction, any other member of the Audit Committee) delegated authority to act between Audit Committee meetings for these purposes. A report of any action taken pursuant to delegated authority must be made at the next Audit Committee meeting.

For the Audit Committee to approve a related person transaction, it must be satisfied that it has been fully informed of the interests, relationships and actual or potential conflicts present in the transaction and must believe that the transaction is fair to us. The Audit Committee also must believe, if necessary, that we have developed a plan to manage any actual or potential conflicts of interest. The Audit Committee may ratify a related person transaction that did not receive pre-approval if it determines that there is a compelling business or legal reason for us to continue with the transaction, the transaction is fair to us and the failure to comply with the policy’s pre-approval requirements was not due to fraud or deceit.

There were no reportable related person transactions in 2009.

Shareholder Nominations and Proposals at the 2011 Annual Meeting

Advance Notice Requirement for Nominations and Proposals. Under our Certificate of Incorporation, a shareholder will be entitled to nominate directors or submit proposals at the 2011 Annual Meeting only if we have received proper advance notice of the nomination or proposal prior to the close of business on March 28, 2010. Nominations and submissions after this date will be considered untimely. Information as to how to comply with this advance notice requirement is contained in the Certificate of Incorporation, which is attached as Exhibit 1 to our Form 8-A filed on March 12, 2002, and can be accessed at www.sec.gov or at www.chiquitabrands.com/InvestorRelations/SECFilings.aspx. A copy of the Certificate of Incorporation also may be obtained by calling us at (513) 784-6366. Shareholders may also make recommendations for director nominations to the Nominating & Governance Committee of the Board before December 31, 2010, as described above under “Nominating & Governance Committee.”

Inclusion of Proposals in Proxy Statement. For shareholder proposals to be eligible for inclusion in our Proxy Statement and proxy card for the 2011 Annual Meeting of Shareholders, they must be received by us by December 15, 2010.

Notices of nominations and proposals should be delivered or mailed to the attention of the Corporate Secretary at our executive offices in Cincinnati, Ohio, at:

Chiquita Brands International, Inc.

Chiquita Center

250 East Fifth Street

Cincinnati, Ohio 45202

Requests for Certain Documents

Our 2009 Annual Report to Shareholders is being made available with this Proxy Statement. If you would like to receive a copy of the 2009 Annual Report on Form 10-K or exhibits to the Form 10-K that were filed with the Securities and Exchange Commission, or any of the other documents referred to in this proxy statement, such as the our Code of Conduct, Board governance policies and charters of the committees of the Board, we will send them to you if you call (513) 784-6366 or write to us at 250 East Fifth Street, Cincinnati, Ohio 45202, Attn: Corporate Secretary. All of our reports filed with the Securities and Exchange Commission are available at www.sec.gov. You may also access these documents at www.chiquitabrands.com/InvestorRelations/SECFilings.aspx. The documents available on our website are not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the Securities and Exchange Commission.

By order of the Board of Directors,

/s/ James E. Thompson
James E. Thompson
Senior Vice President, General Counsel and Secretary

Cincinnati, Ohio

April 13, 2010

Appendix A

CHIQUITA STOCK AND INCENTIVE PLAN

(Adopted March 19, 2002, as amended through March 31, 2010)

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CHIQUITA STOCK AND INCENTIVE PLAN

T A B L E    O F    C O N T E N T S

VIII.	RESTRICTED STOCK, RESTRICTED STOCK UNIT AND UNRESTRICTED STOCK AWARDS		15

	8.1	Grants of Restricted Stock and Restricted Stock Unit Awards	15
	8.2	Terms and Conditions of Restricted Stock and Restricted Stock Unit Awards	15
	8.3	Unrestricted Stock Awards	16

IX.	PERFORMANCE AWARDS		17

	9.1	Performance Awards	17
	9.2	Terms and Conditions of Performance Awards	17

X.	STOCK APPRECIATION RIGHTS		18

	10.1	Stock Appreciation Rights	18
	10.2	Terms and Conditions of Stock Appreciation Rights	18

XI.	TERMINATION OF AWARDS		19

	11.1	Termination of Awards to Employees and Directors	19
	11.2	Awards to Advisors	20
	11.3	Acceleration of Vesting Upon Termination	20
	11.4	Repricing, Exchange and Repurchase of Awards	20

XII.	TERMINATION OR AMENDMENT OF THIS PLAN		21

	12.1	Termination or Amendment	21

XIII.	GENERAL PROVISIONS		21

	13.1	No Right to Continued Employment	21
	13.2	Awards to Persons Outside the United States	22
	13.3	Non-Transferability of Awards	22
	13.4	Recoupment	22
	13.5	Other Plans	23
	13.6	Unfunded Plan	23
	13.7	Withholding of Taxes	23
	13.8	Governing Law	24
	13.9	Liability	24
	13.10	Successors	24
	13.11	Transactions Involving Common Stock	24
	13.12	Exemption from, or Compliance with, Section 409A	24

SUPPLEMENT A TO PLAN

A-1. GENERAL		25

A-2. BONUS AWARDS		25

A-2.1	Designation	25
A-2.2	Award Limit	25
A-2.3	Performance Goals	25
A-2.4	Attainment of Performance Goals	26
A-2.5	Exceptions to Performance Goal Requirement	26

A-3. DISTRIBUTIONS		26

A-4. OPERATION AND ADMINISTRATION		26

A-4.1	Effective Date	26
A-4.2	Benefits May Not Be Assigned	27
A-4.3	Benefits Under Other Plans	27

A-5. COMMITTEE		27

A-6. AMENDMENT AND TERMINATION		27

A-7. DEFINED TERMS		27

SUPPLEMENT B TO PLAN

B-1. GENERAL		29

B-2. LONG-TERM INCENTIVE AWARDS		29

B-2.1	Designation	29
B-2.2	Award Limit	29
B-2.3	Performance Goals	29
B-2.4	Attainment of Performance Goals	30
B-2.5	Separation from Service during Performance Period	30

B-3. DISTRIBUTIONS		30

B-4. OPERATION AND ADMINISTRATION		31

B-4.1	Effective Date	31
B-4.2	Benefits May Not Be Assigned	31
B-4.3	Benefits Under Other Plans	31

B-5. COMMITTEE	31

B-6. AMENDMENT AND TERMINATION	31

B-7. DEFINED TERMS	32

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CHIQUITA STOCK AND INCENTIVE PLAN

SECTION I.

PURPOSE

The purpose of the Chiquita Stock and Incentive Plan (the “Plan”) is to promote the long-term growth and financial success of Chiquita Brands International, Inc. (the “Company”) and its subsidiaries by enabling the Company to compete successfully in attracting and retaining employees and directors (and consultants and advisors) of outstanding ability, stimulating the efforts of such persons to achieve the Company’s long-range performance goals and objectives, and encouraging the identification of their interests with those of the Company’s shareholders.

SECTION II.

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1 “Advisor” means a person who provides bona fide advisory or consulting services to the Company or a Subsidiary and whose Shares subject to an Award are eligible for registration on Form S-8 under the Securities Act of 1933.

2.2 “Award” means any form of Stock Option, Restricted Stock Award, Restricted Stock Unit Award, Unrestricted Stock Award, Performance Award, or Stock Appreciation Right granted under this Plan.

2.3 “Award Agreement” means a written agreement setting forth the terms of an Award.

2.4 “Award Date” or “Grant Date” means the date designated by the Committee as the date upon which an Award is granted.

2.5 “Award Period” or “Term” means the period beginning on an Award Date and ending on the expiration date of such Award.

2.6 “Board” means the Board of Directors of the Company.

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2.7 “Cause” means, unless otherwise defined in an Award Agreement or a severance agreement in effect between a Participant and the Company (in which case such definition shall govern), a Participant’s engaging in any of the following acts:

(i) any type of disloyalty to the Company or a Subsidiary, including, without limitation, fraud, embezzlement, theft, or dishonesty in the course of a Participant’s employment or business relationship with the Company or Subsidiary; or

(ii) conviction of a felony or other crime involving a breach of trust or fiduciary duty owed to the Company or a Subsidiary; or

(iii) unauthorized disclosure of trade secrets or confidential information of the Company or a Subsidiary; or

(iv) a material breach of any agreement with the Company or a Subsidiary in respect of confidentiality, non-disclosure, non-competition or otherwise; or

(v) any serious violation of a policy of the Company or a Subsidiary that is materially damaging to the interests of the Company or Subsidiary.

2.8 “Change in Control” means the occurrence after the Effective Date of any of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than an Exempt Entity, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the total voting power of all of the Company’s voting securities then outstanding (“Voting Shares”);

(ii) on any date, the individuals who constituted the Company’s Board at the beginning of the two-year period immediately preceding such date (together with any new directors whose election by the Company’s Board, or whose nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

(iii) immediately after a merger or consolidation of the Company or any Subsidiary of the Company with or into, or the sale or other disposition of all or substantially all of the Company’s assets to, any other corporation (where

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pursuant to the terms of such transaction outstanding Awards are assumed by the surviving, resulting or acquiring corporation or new Awards are substituted therefor), the Voting Shares of the Company outstanding immediately prior to such transaction do not represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity or any parent thereof) more than 50% of the total voting power of the voting securities of the Company or surviving or acquiring entity or any parent thereof outstanding immediately after such merger or consolidation.

2.9 “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder. References to any particular section of the Code include references to any successor amendments or replacements of such section.

2.10 “Committee” means the committee appointed by the Board and consisting of two or more Directors of the Company, each of whom shall be a “non-employee director” as defined in Rule 16b-3 and an “outside director” as defined in the regulations under Section 162(m) of the Code.

2.11 “Common Stock” means the Company’s Common Stock, par value $.01 per share, and any successor security.

2.12 “Company” means Chiquita Brands International, Inc.

2.13 “Designated Payment Date” has the meaning set forth in Section 8.2(a).

2.14 “Director” means any person serving on the Board of Directors of the Company or any of its Subsidiaries who is not an Officer (or officer) or Employee of the Company or any Subsidiary.

2.15 “Disability” means (i) a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code as determined by the Committee in good faith upon receipt of medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice, or (ii) in the case of an Employee, a disability that qualifies as a long-term disability under the Company’s or a Subsidiary’s Long Term Disability insurance, or (iii) any other definition of disability set forth in an Award Agreement.

2.16 “Effective Date” means March 19, 2002.

2.17 “Eligible Person” means any person who is either an Employee, Director or Advisor.

2.18 “Employee” means (i) any officer or employee of the Company or a Subsidiary (including those employees on military leave, sick leave, or other bona fide

4

leave of absence approved by the Company or a Subsidiary) or (ii) any person who has received and accepted an offer of employment from the Company or a Subsidiary.

2.19 “Exchange Act” means the Securities Exchange Act of 1934.

2.20 “Exempt Entity” means (i) an underwriter temporarily holding securities pursuant to an offering of such securities and (ii) the Company, any of its Subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries.

2.21 “Fair Market Value” means, as of any date, the closing price of a Share on a specified date as reported on the New York Stock Exchange Composite Tape (or such other consolidated transaction reporting system on which the Shares are primarily traded) or, if the Shares were not traded on such day, then the next preceding day on which the Shares were traded, all as reported by such source as the Committee may select. If the Shares are not traded on a national securities exchange or other market system, Fair Market Value shall be determined by the Committee in accordance with Section 409A of the Code.

2.22 “Immediate Family” means any child, stepchild, grandchild, spouse, son-in-law or daughter-in-law and shall include adoptive relationships; provided, however, that if the Committee adopts a different definition of “immediate family” (or similar term) in connection with the transferability of Stock Options and SARs awarded under this Plan, such definition shall apply, without further action of the Board.

2.23 “Incentive Stock Option” means any Stock Option awarded under Section VII of this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.24 “Non-Qualified Stock Option” means any Stock Option awarded under Section VII of this Plan that is not an Incentive Stock Option.

2.25 “Officer” means a person who has been determined to be an officer of the Company under Rule 16a-1(f) in a resolution adopted by the Board.

2.26 “Option Price” or “Exercise Price” means the price per share at which Common Stock may be purchased upon the exercise of an Option or an Award.

2.27 “Participant” means an Eligible Person to whom an Award has been made pursuant to this Plan.

2.28 “Performance Award” means an Award granted pursuant to Section IX.

2.29 “Performance-Based Compensation” means compensation intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code and the Treasury Regulations thereunder.

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2.30 “Performance Measures” means any one or more of the following, as selected by the Committee and applied to the Company as a whole or individual units thereof, and measured either absolutely or relative to a designated group of comparable companies: (1) earnings before interest, taxes, depreciation, and amortization (EBITDA); (2) earnings before interest and taxes (EBIT); (3) appreciation in the Fair Market Value, book value or other measure of value of the Common Stock; (4) cash flow; (5) earnings (including, without limitation, earnings per share); (6) return on equity; (7) return on investment; (8) total stockholder return; (9) return on capital; (10) return on assets or net assets; (11) revenue; (12) income (including, without limitation, net income); (13) operating income (including, without limitation, net operating income); (14) operating profit (including, without limitation, net operating profit); (15) operating margin; (16) return on operating revenue; (17) market share; (18) debt to equity ratio/debt levels; (19) price earnings ratio; (20) expense ratios/operating expense; (21) total expenditures; (22) supply costs/cost reduction targets; (23) cumulative shareholder value added (SVA); (24) economic profit/economic value added (EVA)/cost of capital; (25) working capital/capital expended; (26) turnover of assets, capital, or inventory; (27) customer satisfaction/service; (28) safety; (29) liquidity; (30) inventory control/efficiency; (31) employee retention/attrition rates; (32) legal and ethical compliance; (33) improvement of financial ratings; and (34) satisfactory internal or external audits.

2.31 “Reference Price” with respect to a SAR means a dollar amount determined by the Committee at the time of Grant.

2.32 “Replacement Option” means a Non-Qualified Stock Option granted pursuant to Section 7.4 upon the exercise of a Stock Option granted pursuant to the Plan where the Option Price is paid with previously owned shares of Common Stock.

2.33 “Restricted Shares” or “Restricted Stock” means those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

2.34 “Restricted Stock Award” means an award of a fixed number of Restricted Shares which is subject to forfeiture conditions, transfer restrictions and other conditions set forth in the related Award Agreement.

2.35 “Restricted Stock Unit” means a notional unit representing the right to receive one Share which is the subject to forfeiture provisions and other conditions set forth in the related Award Agreement.

2.36 “Restricted Stock Unit Award” means an award of a fixed number of Restricted Stock Units which is subject to forfeiture provisions and other conditions set forth in the related Award Agreement.

2.37 “Retirement” means an Employee’s or Director’s Separation from Service (in each case other than by reason of death or Disability or for Cause) on or after (i)

6

attainment of age 65 or (ii) attainment of age 55 with 10 years of employment with, or service on the Board of, the Company or a Subsidiary.

2.38 “Rule 16b-3” and “Rule 16a-1(f)” mean Rules 16b-3 and 16a-1(f) under the Exchange Act or any corresponding successor rules or regulations.

2.39 “Separation from Service” or “Separates from Service” has the meaning ascribed to such term in Section 409A of the Code.

2.40 “Share” means one share of the Company’s Common Stock.

2.41 “Short-term Deferral Deadline” means the last day on which a payment or the delivery of Shares would qualify as a short-term deferral under Treasury Regulation § 1.409A-1(b)(4). A payment or delivery of Shares that occurs no later of the 15th day of the third month following the Participant’s first taxable year in which an Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) or the 15th day of the third month following the end of the Company’s first taxable year in which an Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) generally qualifies as a short-term deferral.

2.42 “Specified Employee Delayed Payment Date” has the meaning set forth in Section 8.2(a).

2.43 “Stock Appreciation Right” or “SAR” means the right to receive, for each unit of the SAR, an amount of cash, a number of Shares or a combination thereof equal in value to, the excess of the Fair Market Value of one Share on the date of exercise of the SAR over the Reference Price of the SAR.

2.44 “Stock Option” or “Option” means the right to purchase shares of Common Stock (including a Replacement Option) granted pursuant to Section VII of this Plan.

2.45 “Subsidiary” means, with respect to grants of Awards (other than Incentive Stock Options), any entity directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a controlling interest (as defined in Treasury Regulation § 1.409A-1(b)(5)(iii)), as determined by the Committee, in its sole discretion, provided such entity is considered a service recipient (within the meaning of Section 409A) that may be aggregated with the Company.

With respect to grants of Incentive Stock Options, the term “Subsidiary” means any corporation and any other entity considered a subsidiary as defined in Section 424(f) of the Code.

7

2.46 “Transfer” means alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms “Transferred” or “Transferable” have corresponding meanings.

2.47 “Unrestricted Stock Award” means an Award granted pursuant to Section 8.3.

2.48 “Vest” means, in the case of any Award, to become exercisable or become free of restrictions solely as a result of either (i) the passage of required time periods specified under the terms of the Award (“Passage of Time Criteria”) or (ii) the inapplicability of Passage of Time Criteria due to a Change of Control or a Separation from Service pursuant to the provisions of Section XI. For purposes of this Plan, “Vest” does not refer to an Award becoming exercisable or free of restrictions due to the attainment of performance criteria or any other criteria not solely related to the passage of time (“Other Criteria”). An Award whose terms specify Other Criteria that have not been fully satisfied at the time of a Change of Control or Separation from Service will not Vest (unless otherwise determined by the Committee or specifically provided by such terms) solely as a result of a Change of Control (even if the terms of such Award contain Passage of Time Criteria in addition to, in combination with, or as an alternative to such Other Criteria), unless such Vesting is provided for in a separate agreement between the holder of the Award and the Company; provided, however, that such Awards shall be eligible for vesting pursuant to Sections 5.2 or 5.3 hereof.

SECTION III.

ADMINISTRATION

3.1 The Committee. This Plan shall be administered and interpreted by the Committee. Except as provided in Section 3.4, any function of the Committee also may be performed by the Board. Actions of the Committee may be taken by a majority of its members at a meeting or by the unanimous written consent of all of its members without a meeting.

3.2 Powers of the Committee. The Committee shall have the power and authority to operate, manage and administer the Plan on behalf of the Company, which includes, but is not limited to, the power and authority:

(i) to grant to Eligible Persons one or more Awards consisting of any or a combination of Stock Options, Restricted Stock, Restricted Stock Units, Unrestricted Stock, Performance Awards, and Stock Appreciation Rights;

(ii) to select the Eligible Persons to whom Awards may be granted;

(iii) to determine the types and combinations of Awards to be granted to Eligible Persons;

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(iv) to determine the number of Shares or units which may be subject to each Award;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (including, but not limited to, the term, price, exercisability, method of exercise and payment, any restriction or limitation on transfer, any applicable performance measures or contingencies, any vesting schedule or acceleration, or any forfeiture provisions or waiver, regarding any Award) and the related Shares, based on such factors as the Committee shall determine; and

(vi) to modify or waive any restrictions, contingencies or limitations contained in, and grant extensions to the terms or exercise periods of, or accelerate the vesting of, any outstanding Awards, as long as such modifications, waivers, extensions or accelerations would not either cause the Award to be treated as the granting of a new Award or an extension of the Award under Code Section 409A that is not exempt from, or compliant with, the requirements of Section 409A or be inconsistent with the terms of the Plan, but no such changes shall impair the rights of any Participant without his or her consent unless required by law or integrally related to a requirement of law.

3.3 Guidelines. The Committee will have the authority and discretion to interpret the Plan and any Awards granted under the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any related Award Agreement in the manner and to the extent it deems necessary to carry the Plan into effect.

3.4 Delegation of Authority. The Committee may delegate to one or more of the Company’s Officers or (in the case of ministerial duties only) other employees all or any portion of the Committee’s authority, powers, responsibilities and administrative duties under the Plan, with such conditions and limitations as the Committee shall prescribe in writing; provided, however, that only the Committee is authorized to grant Awards to, or make any decisions with respect to Awards granted to, Officers. A record of all actions taken by any Officer to whom the Committee has delegated a portion of its powers or responsibilities shall be filed with the minutes of the meetings of the Committee and shall be made available for review by the Committee upon request.

3.5 Decisions Final. Any action, decision, interpretation or determination by or at the direction of the Committee (or of any person acting under a delegation pursuant to Section 3.4) concerning the application or administration of the Plan or any Award(s) shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Awards.

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3.6 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement substantially in the form approved by the Committee from time to time.

SECTION IV.

SHARES SUBJECT TO PLAN

4.1 Shares Available for Issuance of Awards. Subject to adjustment as provided in Section 4.4, the aggregate number of Shares which may be issued under this Plan shall not exceed 10,525,926 Shares. As determined from time to time by the Committee, the Shares available under this Plan for grants of Awards may consist either in whole or in part of authorized but unissued Shares or Shares which have been reacquired by the Company following original issuance. The aggregate number of Stock Appreciation Right units granted under this Plan shall not exceed 500,000, and the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall be 10,525,926.

4.2 Maximum Awards Per Participant. The number of shares covered by Options, together with the number of SAR units, granted to any one individual shall not exceed 2,000,000 during any one calendar-year period.

No more than 500,000 Shares of Common Stock may be issued in payment of Performance Awards denominated in Shares of Common Stock, and no more than $5,000,000 in cash (or Fair Market Value if paid in Shares of Common Stock) may be paid pursuant to Performance Awards denominated in dollars, granted in each case to any one individual during any one calendar-year period that are intended to be Performance-Based Compensation. If delivery of Shares earned under a Performance Award is delayed, any additional Shares attributable to dividends paid during such period of delayed delivery shall be disregarded for purposes of this paragraph.

4.3 Re-Use of Shares. If any Award granted under this Plan shall expire, terminate or be forfeited or canceled for any reason before it has vested or been exercised in full, the number of unissued or undelivered Shares subject to such Award shall again be available for future grants. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Notwithstanding the foregoing, Shares that are tendered to or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Shares tendered to or withheld by the Company to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan. In addition, a SAR settled in Shares of Common Stock shall be considered settled in full against the number of Shares available for award.

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4.4 Adjustment Provisions.

(a) Adjustment for Change in Capitalization. If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution to shareholders of cash or property which, has an impact on the value of outstanding Shares, then the numbers of Shares and SAR units specified in Sections 4.1 and 4.2, the specified or fixed numbers of Shares, Restricted Stock Units or SAR units covered by each outstanding Award, and, if applicable, the Option Price, Reference Price, price of Shares covered by a Restricted Stock Award or Restricted Stock Unit Award, or performance goals for each outstanding Award shall be proportionately adjusted; provided that (i) any adjustments made in the number of Shares with respect to which Incentive Stock Options may be or have been granted shall be made in accordance with Code Section 424, (ii) the numbers of Shares, Restricted Stock Units or SAR units covered by each outstanding Award shall be made in accordance with Section 409A of the Code, and (iii) fractions of a Share will not be issued but either will be replaced by a cash payment equal to Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee.

(b) Other Equitable Adjustments. Notwithstanding any other provision of the Plan, and without affecting the number of Shares or SAR units reserved or available hereunder, the Committee may authorize the issuance, continuation or assumption of Awards or provide for equitable adjustments or changes in the terms of Awards, in connection with any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem equitable and appropriate; provided, that the numbers and types of Shares or SAR units covered by each outstanding Award shall be made in accordance with Section 409A of the Code.

SECTION V.

CHANGE IN CONTROL; MERGER, CONSOLIDATION, ETC.

5.1 Effect of Change in Control On Outstanding Awards. Except as otherwise provided in Section 2.48 (but subject to the provisions of Award Agreement or a separate agreement between the holder of the Award and the Company), in the event of, and upon a Change in Control, all Awards issued under the Plan prior to July 8, 2008 and outstanding on the date of such Change in Control shall become fully (100%) Vested. With respect to Awards issued under the Plan on or after July 8, 2008, all such Awards shall only be subject to accelerated Vesting in accordance with Section 5.2 or 5.3, unless otherwise determined by the Committee or unless earlier vesting is provided for in an Award Agreement or other agreement between the Participant and the Company (in which case such other agreement shall govern).

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5.2 Separation from Service After Change in Control. In the event that an Employee has a Separation from Service as a result of the Company or a Subsidiary terminating such Employee’s service for any reason other than for Cause within one (1) year after a Change in Control, (A) all Awards held by such Participant shall fully Vest immediately prior to such Separation from Service and (B) all of the outstanding Vested Stock Options and SARs held by such Employee on the date of Separation from Service shall be exercisable for a period ending on the earlier to occur of the first anniversary of the date of Separation from Service or the respective Expiration Dates of such Stock Options and SARs.

5.3 Merger, Consolidation, Etc. In the event that the Company shall, pursuant to action by its Board of Directors, propose to (i) merge into, consolidate with, sell or otherwise dispose of all or substantially all of its assets, to another corporation or other entity and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Awards under the Plan, or the substitution of new Awards therefor, or (ii) dissolve or liquidate, then (A) the Committee shall cause written notice of such proposed transaction to be given to each Participant not less than 30 days prior to the anticipated date on which such proposed transaction is to be consummated, and (B) all outstanding Awards that are not so assumed or substituted for shall become fully (100%) Vested immediately prior, but subject, to actual consummation of the transaction. Prior to a date specified in the notice, which shall not be more than 3 days prior to the consummation of such transaction, each Participant shall have the right to exercise all Stock Options and SARs held by such Participant that are not so assumed or substituted for on the following basis: (x) such exercise shall be conditioned on consummation of such transaction, (y) such exercise shall be effective immediately prior to the consummation of such transaction, and (z) the Option Price for any such Stock Options shall not be required to be paid until 7 days after written notice by the Company to the Participant that such transaction has been consummated. If such transaction is consummated, each Stock Option and SAR, to the extent not previously exercised prior to the date specified in the foregoing notice of proposed transaction, shall terminate upon the consummation of such transaction. If such transaction is abandoned, (a) any and all conditional exercises of Stock Options and SARs in accordance with this Section 5.3 shall be deemed annulled and of no force or effect and (b) to the extent that any Award shall have Vested solely by operation of this Section 5.3, such Vesting shall be deemed annulled and of no force or effect and the Vesting provisions of such Award shall be reinstated.

5.4 Applicability of Section V. The provisions of Section V shall apply to all Awards granted under the Plan, unless and to the extent that the Committee expressly provides otherwise in the terms of an Award at the time it is granted.

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SECTION VI.

EFFECTIVE DATE AND DURATION OF PLAN

6.1 Effective Date. This Plan was originally effective on the Effective Date. This amended Plan was adopted by the Board of Directors on March 31, 2010 and shall be effective, as amended, as of such date, except that the amendments increasing the maximum aggregate number of Shares available for issuance under the Plan (including issuance through Incentive Stock Options) from 9,425,926 shares to 10,525,926 shares and revising the definition of “Performance Measures” in Section 2.30 shall become effective only upon approval of this amended Plan by the shareholders of the Company at the 2010 Annual Meeting.

6.2 Duration of Plan. The Plan shall continue in effect indefinitely until terminated by the Board pursuant to Section XII. Notwithstanding the continued effectiveness of this Plan, no Incentive Stock Option shall be granted under this Plan on or after the tenth anniversary of the Plan’s approval by the shareholders of the Company at the 2010 Annual Meeting.

SECTION VII.

STOCK OPTIONS

7.1 Grants. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted shall be designated as either a Non-Qualified Stock Option or an Incentive Stock Option. One or more Stock Options may be granted to any Eligible Person, except that only Non-Qualified Stock Options may be granted to any Director of or Advisor to the Company.

7.2 Terms of Options. Except as otherwise required by Sections 7.3 and 7.4, Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a) Option Price. The Option Price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, except that in no event shall the Option Price be less than 100% of Fair Market Value on the Grant Date.

(b) Option Term. The Term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after its Award Date.

(c) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award

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Agreement; provided, however, that an Option may not be exercised as to less than one hundred (100) Shares at any time unless the number of Shares for which the Option is exercised is the total number available for exercise at that time under the terms of the Option.

(d) Method of Exercise. A Stock Option may be exercised in whole or in part at any time during its Term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the Option Price in cash unless some other form of consideration is approved by the Committee at or after the grant. Payment in full or in part also may be made in the form of Shares of Common Stock owned by the Participant for at least six (6) months prior to exercise, which Shares shall be valued at the Fair Market Value of the Common Stock on the date of exercise.

(e) Cashless Exercise. A Participant may elect to pay the Exercise Price upon the exercise of an Option by authorizing a broker to sell all or a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. The Committee may approve such other methods of payment of an Option’s Exercise Price as it deems appropriate.

(f) Non-Transferability of Options. Stock Options shall be Transferable only to the extent provided in Section 13.3 of this Plan.

(g) Termination. Stock Options shall terminate in accordance with Section XI of this Plan.

(h) No Right to Defer. In no event shall a Stock Option awarded under this Plan include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the Stock Option under Treas. Reg. § 1.83-7, or the time the Shares acquired pursuant to the exercise of the Stock Option first become substantially vested (as defined in Treas. Reg. § 1.83-3(b)).

(i) Fixed Number of Shares. The number of Shares subject to a Stock Option shall be fixed on the Grant Date.

7.3 Incentive Stock Options. Incentive Stock Options shall be subject to the following terms and conditions:

(a) Award Agreement. Any Award Agreement relating to an Incentive Stock Option shall contain such terms and conditions as are required for the Option to be an “incentive stock option” as that term is defined in Section 422 of the Code.

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(b) Ten Percent Shareholder. An Incentive Stock Option shall not be awarded to any person who, at the time of the Award, owns or is deemed to own (by reason of attribution rules of Section 424(d) of the Code) Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its parent corporation (as defined in Section 424(e) of the Code), if any, and its subsidiary corporations (as defined in Section 424(f) of the Code).

(c) Qualification under the Code. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of an affected Participant, to disqualify any Incentive Stock Option under Section 422 of the Code, except as may result in the event of a Change of Control.

(d) Notification of Disqualifying Disposition. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of Shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

7.4 Replacement Options. The Committee may provide at the time of grant that an Option shall include the right to acquire a Replacement Option upon the exercise of such Option (in whole or in part) prior to an Employee’s Separation from Service if the payment of the Option Price is paid in Shares. In addition to any other terms and conditions the Committee deems appropriate, the Replacement Option shall be subject to the following terms:

(a) Number of Shares. The number of Shares subject to the Replacement Option shall not exceed the sum of the number of whole Shares used to satisfy the Option Price (whether by delivery of Shares to the Company or by reduction of Shares otherwise deliverable to the Participant on exercise) of the original Option and the number of whole Shares, if any, used to satisfy the payment for withholding taxes (whether by such delivery or such reduction) in accordance with Section 13.7.

(b) Grant Date. The Replacement Option Grant Date will be the date of the exercise of the original Option.

(c) Option Price. The Option Price per share of Common Stock purchasable under a Replacement Option shall be determined by the Committee at the time of grant, except that in no event shall the Option Price be less than 100% of Fair Market Value on the Replacement Option Grant Date.

(d) Vesting. The Replacement Option shall be exercisable no earlier than one (1) year after the Replacement Option Grant Date.

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(e) Term. The Term of the Replacement Option will not extend beyond the Term of the original Option to which the Replacement Option relates.

(f) Non-Qualified. The Replacement Option shall be a Non-Qualified Stock Option.

SECTION VIII.

RESTRICTED STOCK, RESTRICTED STOCK UNIT AND UNRESTRICTED STOCK AWARDS

8.1 Grants of Restricted Stock and Restricted Stock Unit Awards. The Committee may, in its discretion, grant one or more Restricted Stock or Restricted Stock Unit Awards to any Eligible Person. Each Restricted Stock or Restricted Stock Unit Award shall specify the number of Shares covered by the Award, the price, if any, to be paid for such Shares by the Participant, the restrictions imposed on the Shares and, in the case of a Restricted Stock Unit Award, the date or dates on which the Shares will be issued. The Committee may grant Restricted Stock or Restricted Stock Unit Awards subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine. Such conditions may, but need not, be conditions that cause a Restricted Stock Award to be treated as subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code) and a Restricted Stock Unit Award to be treated as subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

8.2 Terms and Conditions of Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Unit Awards shall be subject to the following provisions:

(a) Issuance of Shares. The Shares covered by a Restricted Stock Award shall be issued immediately upon (or as promptly as is administratively practicable after) grant. The Shares covered by a Restricted Stock Unit Award shall be issued upon vesting, as determined by the Committee, and shall be delivered on or before the Short-term Deferral Deadline, except that Shares that vest on account of the Participant’s Separation from Service by reason of Retirement in accordance with Section 11.1(a) shall be delivered on the first payroll date following the date of Separation from Service (the “Designated Payment Date”). If the Shares cannot be delivered on the Designated Payment Date because it is administratively impracticable, the Shares will be delivered as soon as administratively practicable, but in no event later than a date within the same taxable year of the Participant as the Designated Payment Date or, if later, by the 15th day of the third calendar month following the Designated Payment Date; provided, however, that the Participant shall not be permitted, directly or indirectly, to designate the taxable year of delivery of the Shares. Notwithstanding the forgoing, if it is reasonably determined that Section 409A of the Code will result in the imposition of additional tax on account of the delivery of the Shares before the expiration of the 6-

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month period described in Section 409A(a)(2)(B)(i) (relating to the required delay in payment to a specified employee pursuant to a Separation from Service), such delivery will in lieu thereof be made on the date that is six (6) months and one (1) day following the date of the Participant’s Separation from Service (or, if earlier, the date of death of the Participant) (the “Specified Employee Delayed Payment Date”). A Participant may defer delivery of the Shares subject to a Restricted Stock or Restricted Stock Unit Award to a date or dates after the Restricted Stock or Restricted Stock Unit Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) if the terms of the Restricted Stock or Restricted Stock Unit Award and any deferral election comply with the requirements of Section 409A of the Code. A Participant shall be a “specified employee” for purposes of this Plan if he or she is a specified employee as such term is defined in Treas. Reg. §1.409A-1(i) and in accordance with such rules as may be established by the Committee (including its delegate) from time to time.

(b) Stock Powers and Custody. With respect to Restricted Shares subject to a Restricted Stock Award, the Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to such Shares. The Committee may also require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions on them shall have lapsed.

(c) Shareholder Rights. A Participant granted a Restricted Stock Unit Award shall not be entitled to dividend or voting rights in respect of any of the Shares underlying the Award the Award has vested in whole or in part and the Shares are issued.

(d) Non-Transferability. Restricted Stock and Restricted Stock Unit Awards shall be Transferable only to the extent provided in Section 13.3 of this Plan.

8.3 Unrestricted Stock Awards. The Committee may make Awards of unrestricted Common Stock to (i) Eligible Persons in recognition of outstanding achievements or contributions by such persons or (ii) Directors for service on the Board. Unrestricted Shares issued under this Section 8.3 may be issued for no cash consideration. In the event an Unrestricted Stock Award is granted, the Shares subject to such Award shall be issued immediately upon (or as promptly as is administratively practicable after) grant; provided that a Participant may defer delivery of the Shares subject to an Unrestricted Stock Award to a later date or dates if the terms of the Unrestricted Stock Award and any deferral election comply with the requirements of Section 409A of the Code.

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SECTION IX.

PERFORMANCE AWARDS

9.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to Eligible Persons in accordance with the following terms and conditions:

(a) Grant. A Performance Award shall consist of the right to receive either (i) Common Stock or cash of an equivalent value, or a combination of both, at the end of a specified Performance Period (defined below) or (ii) a fixed-dollar amount payable in cash or Shares, or a combination of both, at the end of a specified Performance Period. The Committee shall determine the Eligible Persons to whom and the time or times at which Performance Awards shall be granted, the number of Shares or the amount of cash to be awarded to any person, the duration of the period (the “Performance Period”) during which, and the conditions under which, a Participant’s Performance Award will vest, and the other terms and conditions of the Performance Award in addition to those set forth in Section 9.2.

(b) Performance Criteria and Performance-Based Compensation. The Committee shall designate any Performance Award granted to a Participant that is intended to be Performance-Based Compensation. Any Performance Award designated as intended to be Performance-Based Compensation shall be conditioned on the achievement of one or more objective performance goals, based on one or more Performance Measures, to the extent required by Code Section 162(m). Any Performance Award under this Section 9.1 not designated as intended to be Performance-Based Compensation may be conditioned on such performance goals, factors, or criteria as the Committee shall determine. Such conditions may, but need not, be conditions that cause the Performance Award to be treated as subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

9.2 Terms and Conditions of Performance Awards. Performance Awards granted pursuant to this Section IX shall be subject to the following terms and conditions:

(a) Shareholder Rights. A Participant receiving a Performance Award shall not be entitled to dividend or voting rights in respect of the Shares covered by the Performance Award until the Award has vested in whole or part and any Shares earned have been issued.

(b) Payment. Subject to the provisions of the Award Agreement and this Plan, at the expiration of the Performance Period, share certificates, cash or both (as the Committee may determine) shall be delivered to the Participant, or his or her legal representative or guardian, in a number or an amount equal to the vested portion of the Performance Award. In no event shall the shares certificates, cash or both be delivered later than the Short-term Deferral Deadline, except that shares certificates, cash or both that are payable on account of the Participant’s Separation from Service by reason of

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Retirement in accordance with Section 11.1(a) shall be delivered on the Designated Payment Date unless it is reasonably determined that Code Section 409A will result in the imposition of additional tax on account of such payment before the expiration of the 6-month period described in Section 409A(a)(2)(B)(i), in which case such payment will be made on the Specified Employee Delayed Payment Date; provided that a Participant may defer payment under a Performance Award to a date or dates after the Performance Award is no longer subject to a substantial risk of forfeiture if the terms of the Performance Award and any deferral election comply with the requirements of Section 409A of the Code.

(c) Non-Transferability. Performance Awards shall not be Transferable except in accordance with the provisions of Section 13.3 of this Plan.

(d) Termination of Employment. Unless otherwise provided in a separate agreement between the Participant and the Company, upon a Participant’s Separation from Service for any reason during the Performance Period for a given Award, the Performance Award in question will vest and be payable or will be forfeited as provided in this Plan and in any Award Agreement.

SECTION X.

STOCK APPRECIATION RIGHTS

10.1 Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights. Any Stock Appreciation Right granted shall be for a specified number of units and have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award. Unless otherwise determined by the Committee, Stock Appreciation Rights may be granted only to Eligible Persons residing in jurisdictions outside the United States to whom, in the Committee’s judgment, it is not practicable to grant Stock Options due to the tax and other laws and regulations of such jurisdictions.

10.2 Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights granted pursuant to this Section X shall be subject to the following terms and conditions:

(a) Reference Price. The Reference Price per Share unit subject to a SAR shall be determined by the Committee at the time of grant, except that in no event shall the Reference Price be less than 100% of Fair Market Value on the Award Date.

(b) Term. The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten (10) years after its Award Date.

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(c) Exercise. A Stock Appreciation Right shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement.

(d) Distribution. The Committee shall determine in its sole discretion, at or after the Award Date, whether Shares, cash or a combination thereof shall be delivered to the holder upon exercise of a SAR. Shares so delivered shall be valued at their Fair Market Value on the date of the SAR’s exercise.

(e) Non-Transferability and Termination. SARs shall be Transferable only to the extent provided in Section 13.3 of this Plan and shall terminate in accordance with Section XI of this Plan.

(f) No Right to Defer. In no event shall a SAR awarded under this Plan include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

(g) Fixed Number of Shares. The number of Shares subject to a SAR shall be fixed on the Award Date.

SECTION XI.

TERMINATION OF AWARDS

11.1 Termination of Awards to Employees and Directors. Subject to the provisions of Section 11.3, all Awards issued to Employees and Directors under this Plan shall terminate as follows:

(a) Termination by Death, Disability or Retirement. Unless otherwise determined by the Committee at the time of grant, if such a Participant Separates from Service by reason of his or her death, Disability or Retirement, any Awards held by the Participant shall become fully Vested and, in the case of Stock Options and SARs, may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative for a period of three (3) years (or such longer period as the Committee may specify at or after grant, which period may not exceed the 10th anniversary of the original date of grant of the Stock Option or SAR) after the date of such Separation from Service or until the expiration of the stated term of such Award, whichever period is shorter.

(b) Termination For Cause. If such a Participant Separates from Service for Cause, or if after such separation the Participant engages in any act which would have warranted a Separation from Service for Cause, the Participant shall forfeit all of his or her rights to any outstanding Awards which have not been exercised and all of such unexercised Awards shall terminate upon the earlier to occur of the date of

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Separation from Service or the date upon which the Participant has engaged in any of the conduct described as justifying such a separation for Cause.

(c) Other Termination. Unless otherwise determined by the Committee at the time of grant, if such a Participant Separates from Service for any reason other than death, Disability, Retirement or Cause, all of the Participant’s Vested or otherwise exercisable Stock Options and SARs will terminate on the earlier to occur of the stated expiration date of the Awards or ninety (90) calendar days after such Separation from Service. If a Participant dies during the ninety (90) day period following the Separation from Service, any unexercised Award held by the Participant shall be exercisable, to the full extent that such Award was exercisable at the time of death, for a period of one (1) year from the date of death or until the expiration of the stated term of the Award, whichever occurs first.

11.2 Awards to Advisors. An Award granted to an Advisor shall terminate as provided in the Award Agreement.

11.3 Acceleration of Vesting Upon Termination. Upon a Participant’s Separation from Service, excluding, however, any Participant who has been terminated for Cause, either the Committee or, unless the Committee determines otherwise, the Chief Executive Officer may, in its or his sole discretion:

(a) Accelerate the Vesting of, or otherwise cause to be exercisable or free of restrictions, all or part of any Awards held by the Participant so that such Awards will be fully or partially exercisable as of the date of Separation from Service or such other date as the Committee or Chief Executive Officer may choose; and

(b) Extend the exercise period of all or part of any Stock Options and SARs held by the Participant for up to five years from the date of termination (whether such termination was because of death, Disability, Retirement or otherwise), but in no event longer than the earlier of the original expiration date of such Award or the 10th anniversary of the original date of grant of the Stock Option or SAR;

provided, however, that (i) no person or entity other than the Committee shall have the authority or discretion to accelerate the Vesting of, otherwise cause to be exercisable or free of restrictions or conditions, or extend the exercise period of, any Award granted to an Officer or Director of the Company, and (ii) such acceleration, waiver, or extension shall not cause the Award to be treated as the granting of a new Award or an extension of the Award under Section 409A of the Code that is not exempt from, or compliant with, the requirements of Section 409A.

11.4 Repricing, Exchange and Repurchase of Awards. Notwithstanding any other provisions of this Plan, without shareholder approval and the consent of each

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affected Participant, this Plan does not permit (i) any decrease in the Exercise Price, Reference Price or other purchase price of an Award or any other decrease in the pricing of an outstanding Award, (ii) the issuance of any substitute Option or SAR with a lower Exercise Price or Reference Price than an existing Option or SAR which is forfeited or cancelled in exchange for the substitute Option or SAR, or (iii) the repurchase by the Company of any Option or SAR with an Exercise Price or Reference Price above Fair Market Value at the time of such repurchase. Additionally, in no event shall any offer to reprice, exchange or repurchase an Award cause the original Award, the newly granted Award or the consideration to be paid upon repurchase to be treated as the granting of a new award under Section 409A of the Code that is not exempt from, or compliant with, the requirements of Section 409A.

SECTION XII.

TERMINATION OR AMENDMENT OF THIS PLAN

12.1 Termination or Amendment. The Board may at any time, amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law or integrally related to a requirement of law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant. In addition, no amendment may be made without first obtaining shareholder approval if such amendment would increase the maximum number of Shares or amount of cash which may be granted to any individual Participant, or increase the total number of Shares available for issuance under this Plan, or if such approval is required pursuant to applicable requirements of the Code, the Exchange Act or the listing requirements of any stock exchange on which the Common Stock is traded. Notwithstanding anything in this Plan to the contrary, the Board, in its discretion, may amend the Plan or any Award to take effect retroactively or otherwise, as it deems necessary or advisable, for the purpose of conforming the Plan or Award to or causing the Plan or Award to remain beyond the scope of any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code and all applicable guidance promulgated thereunder. The Board may delegate its authority to amend the Plan to the Committee in respect of any matter not requiring shareholder approval.

SECTION XIII.

GENERAL PROVISIONS

13.1 No Right to Continued Employment. The adoption of this Plan and the granting of Awards hereunder shall not confer upon any Employee the right to continued employment nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Employee at any time.

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13.2 Awards to Persons Outside the United States. To the extent necessary or appropriate to comply with foreign law or practice, the Committee may, without amending this Plan: (i) establish special rules applicable to Awards granted to Eligible Persons who are either or both foreign nationals or employed outside the United States, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Eligible Persons in accordance with those rules; provided that such special rules and provisions of the Award Agreements evidencing such Awards do not cause the Plan or such Awards to be considered to be compensatory arrangements subject to the requirements of Section 409A of the Code in violation of the exemption for foreign arrangements contained in any guidance issued thereunder.

13.3 Non-Transferability of Awards. Except as provided in the following sentence, no Award or benefit payable under this Plan shall be Transferable by the Participant during his or her lifetime, nor may it be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by will or the laws of descent and distribution; and no Award shall be exercisable by anyone other than the Participant or the Participant’s guardian or legal representative during such Participant’s lifetime. The Committee may in its sole discretion, at the time of grant, permit a Participant to transfer a Non-Qualified Stock Option, SAR, Restricted Stock Award, Restricted Stock Unit Award or Performance Award for no consideration to a member of, or for the benefit of, the Participant’s Immediate Family (including, without limitation, to a trust in which members of the Immediate Family have more than a 50% beneficial interest, to a partnership or limited liability company for one or more members of the Immediate Family, or to a foundation in which members of the Immediate Family hold more than 50% of the voting interests), subject to such limits as the Committee may establish and so long as the transferee remains subject to all the terms and conditions applicable to such Award. The following shall be considered transfers for no consideration: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than 50% of the voting interests are owned by the Participant or members of the Immediate Family, in exchange for an interest in that entity.

13.4 Recoupment. Notwithstanding any other provision in this Plan to the contrary, any Award granted to a Participant under this Plan (including pursuant to any Program established under the Plan) is conditioned upon the right of the Company, acting through the Board or any duly authorized committee of the Board, to (i) cancel all or any portion of the Award to the extent it is unpaid, unvested or unexercised and/or (ii) require the Participant to repay or return to the Company all or any portion of the monies received or Shares issued upon the payment, vesting or exercise of the Award and/or the proceeds from the sale or other disposition (including to the Company) of any such Shares where:

(a) the grant or payment of the Award was based on or derived from financial results or an operating metric that, due to misconduct in connection with the preparation or calculation of such financial results or operating metric, resulted in a

23

restatement of the Company’s financial results or, within the prior three years, a recalculation of the applicable operating metric, or was made for purposes of personal gain or enrichment (collectively, “Misconduct”), and

(b) the Participant receiving such Award was responsible for or materially involved in the Misconduct, and

(c) after adjusting for the Misconduct, a lower Award would have resulted.

13.5 Other Plans. In no event shall the value of, or income arising from, any Awards issued under this Plan be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary, unless such plan specifically provides to the contrary.

13.6 Unfunded Plan. For purposes of the Employee Retirement Income Security Act of 1974, this Plan is intended to constitute an unfunded plan of incentive compensation, and it is not intended to provide retirement income, to result in a deferral of income for periods extending to the termination of employment or beyond, or to provide welfare benefits. This Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. This Plan shall not establish any fiduciary relationship between the Company or any of its Subsidiaries and any Participant or any other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

13.7 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash to a Participant, payment by the Participant of any Federal, state, local or foreign taxes which the Company reasonably believes are required by law to be withheld. The Committee may permit all or a portion of any such withholding obligation (not exceeding the minimum amount required to be so withheld) to be satisfied by reducing the number of Shares otherwise deliverable or by accepting the delivery of Shares previously owned by the Participant, which Shares shall be valued at the Fair Market Value of the Common Stock on the exercise date in the case of a Stock Option and on the vesting date in the case of a Restricted Stock or Restricted Stock Unit Award. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant. The Company or a Subsidiary may also withhold from any future earnings of salary, bonus or any other payment due to the Participant the amount necessary to satisfy any outstanding tax obligations related to the grant or exercise of any Award granted pursuant to this Plan.

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13.8 Governing Law. This Plan and all actions taken in connection with it shall be governed by the laws of the State of Ohio, without regard to the principles of conflict of laws.

13.9 Liability. No employee of the Company or a Subsidiary nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members of the Committee and the Board shall be indemnified by the Company and its Subsidiaries for any liability and expenses which they may incur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.

13.10 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

13.11 Transactions Involving Common Stock. Under no circumstances shall the Shares issued under this Plan include or be subject to a permanent mandatory repurchase obligation (other than a right of first refusal) or put or call right if the Share price under such right or obligation is based on a purchase price other than a purchase price equal to the Fair Market Value of such Shares.

13.12 Exemption from, or Compliance with, Section 409A. For federal income tax purposes, the Plan and the Awards granted hereunder are intended to be either exempt from, or compliant with, Section 409A of the Code. This Plan and all Awards granted hereunder shall be interpreted, operated and administered in a manner consistent with these intentions.

25

Supplement A to Plan

CHIQUITA BRANDS INTERNATIONAL, INC.

ANNUAL BONUS PROGRAM

SECTION A-1.

GENERAL

Chiquita Brands International, Inc. (the “Company”) maintains the Chiquita Stock and Incentive Plan (the “Plan”) which provides, inter alia, for certain incentive compensation to Employees of the Company and its Subsidiaries. This Chiquita Annual Bonus Program (the “Program”) is established under Section IX of the Plan and is subject to all of the terms, conditions and limitations of the Plan, which shall be considered a part hereof. Capitalized terms in this Program not defined herein shall have the meanings given in the Plan.

SECTION A-2.

BONUS AWARDS

A-2.1 Designation. The Committee, from time to time in its discretion, may designate those Employees who will have an opportunity to receive Bonus Awards under this Program for any Performance Period, together with the applicable performance goals established in accordance with Section A-2.3 for the Performance Period, and the amounts to be distributable in accordance with Section A-3 at levels of achievement of the performance goals. Any Bonus Award, or portion thereof, designated as intended to be Performance-Based Compensation shall comply with the requirements of this Section A-2 to the extent such compliance is determined by the Committee to be required for the award to be treated as Performance-Based Compensation.

A-2.2 Award Limit. No more than $5,000,000 in cash (or Fair Market Value if paid in Shares of Common Stock) may be paid pursuant to Bonus Award(s), or portions(s) thereof, intended to be Performance-Based Compensation that are granted to any one individual during any one calendar-year period.

A-2.3 Performance Goals. For any Bonus Award, or portion thereof, that is designated as intended to be Performance-Based Compensation:

(a)	The performance goals established for the Performance Period shall be objective (as that term is described in the Treasury Regulations under Code Section 162(m)).

(b)	The performance goals used by the Committee shall be based on one or more of the Performance Measures set forth in Section 2.30 of the Plan.

26

(c)	The Committee, in its discretion, may provide that receipt of a specified level of payment or distribution of a Bonus Award is contingent on achievement of performance goals satisfying paragraph (b) above, with such level subject to reduction unless other performance goals not set forth in paragraph (b) above also are satisfied.

Any Bonus Award, or portion thereof, not intended to be Performance-Based Compensation may be conditioned on such designated performance goals, factors or criteria as the Committee shall determine.

A-2.4 Attainment of Performance Goals. Subject to Section A-2.5, a Participant otherwise entitled to receive a Bonus Award, or portion thereof, that is designated as intended to be Performance-Based Compensation shall not receive a settlement of the award or portion until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section A-2.4, such exercise of discretion may not result in an increase in the amount of the Award.

A-2.5 Exceptions to Performance Goal Requirement. If a Participant is not employed by the Company or a Subsidiary on the last day of the Performance Period, the Participant shall not be entitled to any Bonus Award for that period; provided, however, that if a Participant’s Separation from Service is for any reason other than Cause, the Participant’s Bonus Award shall be determined in accordance with the terms of the Program as though the Participant had been employed on the last day of the Performance Period, with such amount distributable at the time distributable to other Participants who are actively employed, but subject to such reduction as the Committee, in its absolute discretion, determines to be appropriate.

SECTION A-3.

DISTRIBUTIONS

Subject to Section A-2.4, a Participant’s Bonus Award shall be distributed to the Participant in cash or in Shares at such time and in such form as is determined by the Committee, but in no event later than the Short-term Deferral Deadline; provided that a Participant may defer payment of a Bonus Award to a date or dates after such time if the terms of the Bonus Award and any deferral election comply with the requirements of Section 409A of the Code; and further provided that, to the extent that distribution is made in Shares of Common Stock, the Shares shall be subject to such vesting or other restrictions as the Committee may establish.

SECTION A-4.

OPERATION AND ADMINISTRATION

A-4.1 Effective Date. The “Effective Date” of this Program shall be April 3, 2003.

27

A-4.2 Benefits May Not Be Assigned. The interests of a Participant under the Program are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant’s beneficiary. The Participant’s rights under the Program are not transferable other than as designated by the Participant by will or by the laws of descent and distribution.

A-4.3 Benefits Under Other Plans. Amounts distributable to any Participant under the Program shall not be taken into account for purposes of determining the benefits under any plan that is intended to be qualified under Section 401(a) of the Code and any other plan or arrangement maintained by the Company or any Subsidiary, except as otherwise provided to the contrary by the Committee or in such other plan or arrangement.

SECTION A-5.

COMMITTEE

The Committee’s administration of the Program shall be subject to the provisions of the Plan and the requirements of Code Section 162(m). Subject to the foregoing:

(a)	The Committee will have the authority and discretion to interpret the Program, to establish, amend and rescind any rules and regulations relating to the Program, and to make all other determinations that may be necessary or advisable for the administration of the Program.

(b)	Any interpretation of the Program by the Committee and any decision made by it under the Program is final and binding on all persons.

SECTION A-6.

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Program, provided that, without the consent of an affected Participant or beneficiary, no amendment or termination may materially adversely affect the rights of such Participant or beneficiary under the Program with respect to Performance Periods that have ended prior to the date on which such amendment or termination is adopted by the Board.

SECTION A-7.

DEFINED TERMS

In addition to the other definitions contained herein and in the Plan, the following definitions shall apply:

(a)	Bonus Award. The term “Bonus Award” means an award determined in accordance with Section A-2 and distributable in accordance with Section A-3.

28

(b)	Participant. The term “Participant” means an Employee who has been selected by the Committee to participate in this Program.

(c)	Performance Period. The term “Performance Period” means any calendar year after 2003, or such other period beginning after December 31, 2003 that is established by the Committee as a Performance Period for this Program.

29

Supplement B to Plan

CHIQUITA BRANDS INTERNATIONAL, INC.

LONG-TERM INCENTIVE PROGRAM

SECTION B-1.

GENERAL

Chiquita Brands International, Inc. (the “Company”) maintains the Chiquita Stock and Incentive Plan (the “Plan”) which provides, inter alia, for certain incentive compensation to Employees of the Company and its Subsidiaries. This Chiquita Long-Term Incentive Program (the “Program”) is established under Section IX of the Plan and is subject to all the terms, conditions and limitations of the Plan, which shall be considered a part hereof. Capitalized terms in this Program not defined herein shall have the meanings given in the Plan.

SECTION B-2.

LONG-TERM INCENTIVE AWARDS

B-2.1 Designation. The Committee, from time to time in its discretion, may designate those Employees who will have an opportunity to receive Long-Term Incentive Awards under this Program for any Performance Period, together with the applicable performance goals established in accordance with Section B-2.3 for the Performance Period, and the amounts to be distributable in accordance with Section B-3 at levels of achievement of the performance goals. Any Long-Term Incentive Award, or portion thereof, designated as intended to be Performance-Based Compensation shall comply with the requirements of this Section B-2 to the extent such compliance is determined by the Committee to be required for the award to be treated as Performance-Based Compensation.

B-2.2 Award Limit. Long-Term Incentive Award(s), or portion(s) thereof, intended to be Performance-Based Compensation that are granted to any one individual during any one calendar-year period shall be subject to the limitations set forth in Section 4.2 of the Plan.

B-2.3 Performance Goals. For any Long-Term Incentive Award, or portion thereof, that is designated as intended to be Performance-Based Compensation:

(a)	The performance goals established for the Performance Period shall be objective (as that term is described in the Treasury Regulations under Code Section 162(m)).

(b)	The performance goals used by the Committee shall be based on one or more of the Performance Measures set forth in Section 2.30 of the Plan.

30

(c)	The Committee, in its discretion, may provide that receipt of a specified level of payment or distribution of a Long-Term Incentive Award is contingent on achievement of performance goals satisfying paragraph (b) above, with such level subject to reduction unless other performance goals not set forth in paragraph (b) above are also satisfied.

Any Long-Term Incentive Award, or portion thereof, not designated as intended to be Performance-Based Compensation may be conditioned on such performance goals, factors or criteria as the Committee shall determine.

B-2.4 Attainment of Performance Goals. A Participant otherwise entitled to receive a Long-Term Incentive Award, or portion thereof, that is designated as intended to be Performance-Based Compensation shall not receive a settlement of the award or portion until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section B-2.4, such exercise of discretion may not result in an increase in the amount of the Award.

B-2.5 Separation from Service During Performance Period. If a Participant is not employed by the Company or a Subsidiary on the last day of the Performance Period, the Participant generally shall not be entitled to any Long-Term Incentive Award for that period. However, if a Participant’s Separation from Service is for any reason other than Cause and as of such date of separation the performance goals or criteria on which payment of the Award are conditioned (other than any Passage of Time Criteria) cause the Award to be continue to be treated as subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code), the Committee, in its sole discretion and on a case-by-case basis, may elect to calculate, at the end of the Performance Period during which Separation from Service occurred, the Award that the Participant would have received had he or she been employed on the last day of that period and award to the Participant no more than a pro rata portion (based on the number of months employed during the Performance Period) of the amount so calculated. Subject to Section B-3, any amount awarded shall be distributable at the time Awards are distributable to Participants who remain actively employed.

SECTION B-3.

DISTRIBUTIONS

Subject to Section B-2.4, a Participant’s Long-Term Incentive Award shall be distributed to the Participant in cash or in Shares at such time and in such form as is determined by the Committee, but in no event later than the Short-term Deferral Deadline; provided that a Participant may defer payment of the Long-Term Incentive Award to a date or dates after such time if the terms of the Long-Term Incentive Award and any deferral election comply with the requirements of Section 409A of the Code; and further provided that, to the extent that distribution is made in Shares of Common Stock,

31

the Shares shall be subject to such vesting or other restrictions as the Committee may establish.

SECTION B-4.

OPERATION AND ADMINISTRATION

B-4.1 Effective Date. The “Effective Date” of this Program shall be April 3, 2003.

B-4.2 Benefits May Not Be Assigned. The interests of a Participant under the Program are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant’s beneficiary. The Participant’s rights under the Program are not transferable other than as designated by the Participant by will or by the laws of descent and distribution.

B-4.3 Benefits Under Other Plans. Amounts distributable to any Participant under the Program shall not be taken into account for purposes of determining the benefits under any plan that is intended to be qualified under Section 401(a) of the Code and any other plan or arrangement maintained by the Company or any Subsidiary, except as otherwise provided to the contrary by the Committee or in such other plan or arrangement.

SECTION B-5.

COMMITTEE

The Committee’s administration of the Program shall be subject to the provisions of the Plan and the requirements of Code Section 162(m). Subject to the foregoing:

(a)	The Committee will have the authority and discretion to interpret the Program, to establish, amend and rescind any rules and regulations relating to the Program, and to make all other determinations that may be necessary or advisable for the administration of the Program.

(b)	Any interpretation of the Program by the Committee and any decision made by it under the Program is final and binding on all persons.

SECTION B-6.

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Program, provided that, without the consent of an affected Participant or beneficiary, no amendment or termination may materially adversely affect the rights of such Participant or beneficiary under the Program with respect to Performance Periods that have ended prior to the date on which such amendment or termination is adopted by the Board.

32

SECTION B-7.

DEFINED TERMS

In addition to the other definitions contained herein and in the Plan, the following definitions shall apply:

(a)	Long-Term Incentive Award. The term “Long-Term Incentive Award” means an award determined in accordance with Section B-2 and distributable in accordance with Section B-3.

(b)	Participant. The term “Participant” means an Employee who has been selected by the Committee to participate in this Program.

(c)	Performance Period. The term “Performance Period” means any period beginning after December 31, 2003 that is established by the Committee as a Performance Period for this Program.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 27, 2010

CHIQUITA BRANDS INTERNATIONAL, INC.

CHIQUITA BRANDS INTERNATIONAL, INC. 250 E. FIFTH ST CINCINNATI, OH 45202

Investor Address Line 1 Investor Address Line 2
Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

Meeting Information

Meeting Type: Annual Meeting

For holders as of : April 01, 2010

Date: May 27, 2010  Time: 10:00 AM EST

Location:  Chiquita Brands International

 Chiquita Center

 250 East Fifth Street, 28th Fl

 Cincinnati, OH 45202

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence #

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Annual Report	2. Notice & Proxy Statement
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Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.		Internal Use Only

Voting items
The Board of Directors recommends that you
vote FOR the following:
1. Election of Directors
Nominees
01 Fernando Aguirre	02 Kerrii B. Anderson	03 Howard W. Barker, Jr.	04 William H. Camp	05 Robert W. Fisher
06 Clare M. Hasler	07 Durk I. Jager	08 Jaime Serra	09 Steven P. Stanbrook
The Board of Directors recommends you vote FOR the following proposal(s):

2.   Approve the Chiquita Stock and Incentive Plan, as amended, to increase by 1,100,000 the number of shares authorized       for issuance under the plan and expand the performance measures available for use under the plan

3. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm

NOTE: The proxies are further authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence #

Reserved for Broadridge Internal Control Information

NAME

THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

Broadridge Internal Use Only
THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE	Job #
Envelope #
Sequence #
# of # Sequence #

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CHIQUITA BRANDS INTERNATIONAL, INC. 250 E. FIFTH ST CINCINNATI, OH 45202

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL #g
NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01 Fernando Aguirre 02 Kerrii B. Anderson 03 Howard W. Barker, Jr. 04 William H. Camp 05 Robert W. Fisher
06 Clare M. Hasler 07 Durk I. Jager 08 Jaime Serra 09 Steven P. Stanbrook
The Board of Directors recommends you vote FOR the following proposal(s):							For	Against	Abstain
2.

Approve the Chiquita Stock and Incentive Plan, as amended, to increase by 1,100,000 the number of shares authorized for issuance under the plan and expand the performance measures available for use under the plan

							☐	☐	☐
3.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm						☐	☐	☐
NOTE: The proxies are further authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.
			Yes	No		Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date		JOB #	Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

CHIQUITA BRANDS INTERNATIONAL, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Fernando Aguirre and James E. Thompson, or either of them, as proxies of the undersigned, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all shares of Common Stock, par value $ .01 per share, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Chiquita Brands International, Inc. to be held May 27, 2010 at 10:00 a.m. EDT, or any adjournment of such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO SUCH DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

Continued and to be signed on reverse side